SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

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Sequa Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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SEQUA CORPORATION
200 PARK AVENUE
NEW YORK, NEW YORK 10166

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 3, 2007

The annual meeting of stockholders of SEQUA CORPORATION (the “Company”) will be held at Bear, Stearns & Co., 383 Madison Avenue, New York, New York, on Thursday, May 3, 2007 at 9:30 a.m., for the following purposes:

1.	To elect directors (see Item 1);

2.	To ratify the appointment of KPMG LLP, as independent auditors of the Company for the 2007 fiscal year (see Item 2);

3.	To adopt the Sequa Corporation 2007 Long-Term Stock Incentive Plan (see Item 3);

4.	To approve an amendment to the Company’s Restated Certificate of Incorporation, as amended, to increase the number of shares of Class B Common Stock that the Company is authorized to issue from 10,000,000 to 15,000,000 (see Item 4);

5.	To approve the Company’s Management Incentive Bonus Program for Corporate Executive Officers (as amended and restated) (see Item 5);

6.	To approve an amendment to the 2003 Directors Stock Award Plan (see Item 6); and

7.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on March 14, 2007 are entitled to notice of and to vote at the meeting and any adjournment thereof. A list of stockholders will be available for examination by any stockholder, for any purpose germane to such meeting, during the ten days prior to the meeting date at the Company’s address set forth above.

By order of the Board of Directors,

Diane C. Bunt
Secretary

New York, N.Y.
April 13, 2007

IMPORTANT

PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTPAID WHITE ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. IF YOU ARE PLANNING TO ATTEND THE MEETING, YOU MUST RETURN THE ENCLOSED POSTPAID ATTENDANCE CARD AS QUICKLY AS POSSIBLE. NO ONE WILL BE ADMITTED WITHOUT AN ATTENDANCE CARD. THANK YOU FOR ACTING PROMPTLY.

PROXY STATEMENT
PERSONS MAKING THE SOLICITATION
VOTING SECURITIES AND OWNERSHIP THEREOF BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Part 1: INTRODUCTION
Part 2: PHILOSOPHY
Part 3: EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS FOR THE COMPANY’S NAMED EXECUTIVE OFFICERS
Part 4: TABLES
TABLE 1: SUMMARY COMPENSATION TABLE
TABLE 2: GRANTS OF PLAN-BASED AWARDS
TABLE 3: OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
TABLE 4: OPTION EXERCISES AND STOCK VESTED TABLE
TABLE 5: PENSION BENEFITS
DIRECTOR COMPENSATION
RELATIONSHIP WITH INDEPENDENT AUDITORS
ADOPTION OF THE 2007 LONG-TERM STOCK INCENTIVE PLAN
OTHER MATTERS
STOCKHOLDER PROPOSALS AND NOMINATIONS
ADDITIONAL INFORMATION
Appendix A
Appendix B
Appendix C
Appendix D

SEQUA CORPORATION
200 PARK AVENUE
NEW YORK, NEW YORK 10166

ANNUAL MEETING OF STOCKHOLDERS
May 3, 2007

PROXY STATEMENT

PERSONS MAKING THE SOLICITATION

The accompanying proxy is being solicited by the Board of Directors of Sequa Corporation (the “Company”) for use at the Annual Meeting of Stockholders to be held on Thursday, May 3, 2007, or any adjournment thereof. If such proxy is properly signed and returned prior to the meeting, the shares with respect to which the proxy is given will be voted as indicated thereon; provided, however, that a stockholder may revoke his proxy at any time prior to its use at the meeting, either by giving written notice addressed to the Secretary of the Company at its executive offices located at 200 Park Avenue, New York, New York 10166, or by withdrawing his proxy and voting in person at the meeting. The entire cost of soliciting proxies will be borne by the Company. Proxies will be solicited principally through the use of the mail, but directors, officers and regular employees of the Company, without additional compensation, may use their personal efforts by telephone or otherwise to obtain proxies. The Company will also request banks, brokers and other nominee holders of the Company’s shares to forward proxy materials to their principals or customers who are beneficial owners of such shares and will reimburse such holders for their reasonable expenses incurred in doing so. The Company anticipates that mailing of proxy material to stockholders will commence on or about April 13, 2007.

VOTING SECURITIES AND OWNERSHIP THEREOF
BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Only stockholders of record of the Class A Common Stock, no par value (the “Class A Common Stock”) and the Class B Common Stock, no par value (the “Class B Common Stock”) at the close of business on March 14, 2007, the record date with respect to this solicitation, will be entitled to notice of, and to vote at, the meeting. On the record date, there were outstanding 8,101,848 shares of the Class A Common Stock and 3,281,840 shares of the Class B Common Stock, which constitute the only outstanding securities entitled to vote at this meeting. Each share of Class B Common Stock is convertible at any time into one share of Class A Common Stock. Each share of Class A Common Stock has one vote and each share of Class B Common Stock has ten votes.

The presence in person or by proxy of stockholders of record representing in the aggregate a majority of the combined outstanding voting power of all classes of stock of the Company entitled to vote shall constitute a quorum for the transaction of business. Properly signed proxies that are marked “abstain” are known as abstentions. Properly signed proxies that are held by brokers in street name on behalf of customers who have not provided their broker with specific voting instructions on non-routine matters are known as broker non-votes. Abstentions and broker non-votes will be counted for the purposes of determining whether a quorum exists at the special meeting.

If a stockholder signs and returns a proxy card for their shares without specifying on the proxy card, for the following matters, how the stockholder wants their shares voted or indicating an abstention, the persons named in the accompanying form of proxy intend to vote all proxies received by them in favor of (1) the election of nominees to the Board of Directors of the Company named herein, (2) the ratification of KPMG LLP as the Company’s independent auditors for the 2007 fiscal year, (3) the adoption of the 2007 Long-Term Stock Incentive Plan, (4) the amendment to the Company’s certificate of incorporation to increase the amount of authorized shares of Class B Common Stock, (5) the Company’s Management Incentive Bonus Program for Corporate Executive Officers (as amended and restated), and (6) the amendment to the Company’s 2003 Directors Stock Award Plan. All proxies will be voted as specified. Votes are counted preliminarily by the Company’s transfer agent through its automated system and, finally, at the Annual Meeting of Stockholders, by the Inspectors of Election.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS

The following table sets forth information with respect to any person (other than the Company’s directors) known to the Company to be the beneficial owner of more than five percent of any class of the Company’s outstanding voting securities as of March 14, 2007. Except to the extent indicated in the footnotes, sole voting and investment power with respect to the shares shown is held by the owner named.

	Number of Shares				Percent of
	of Class A		Percent of		Aggregate
Name and Address	Common Stock		Class		Voting Power

Gabelli Funds, Inc.	1,454,273	(1)	17.94	(1)	3.55	(1)
(and affiliates) One Corporate Center Rye NY 10580-1434
Sequa Corporation Master Trust	510,196	(2)	6.29	(2)	1.25	(2)
(for participating pension plans)
c/o The Bank of New York (as Master Trustee) One Wall Street New York, NY 10286

	Number of Shares				Percent of
	of Class B		Percent of		Aggregate
Name and Address	Common Stock		Class		Voting Power

Gabelli Funds, Inc.	1,038,730	(1)	31.65	(1)	25.38	(1)
(and affiliates) One Corporate Center Rye, NY 10580-1434

(1)	Gabelli Funds, Inc. and GAMCO Investors, Inc. (and affiliates) (collectively, the “Gabelli Companies”) own beneficially portions of both the Class A Common Stock and the Class B Common Stock. Pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended, the total of the Gabelli Companies’ holdings of Class A Common Stock and Class B Common Stock (if converted into Class A Common Stock) would give the Gabelli Companies aggregate holdings of 2,495,003 shares of Class A Common Stock, or 27.3 percent of that class. This would represent 7.9 percent of the total votes then outstanding (after conversions to Class A of all Gabelli Companies’ stock) in all classes of stock entitled to vote. If no conversions were done, the total current holdings of Class A Common Stock and Class B Common Stock by the Gabelli Companies gives them 28.93 percent of the aggregate voting power of all Company stock. In connection with their shares of Class B Common Stock, the Gabelli Companies have no voting power with respect to 15,300 shares. The data as to holdings of the Gabelli Companies is based on their most recent Schedule 13D filings made with the Securities and Exchange Commission (Class A Common Stock — February 9, 2007; Class B Common

Stock — October 4, 2006) and a Form 4 filing with respect to the Class B Common Stock made on January 3, 2007.

(2)	All of the shares of Class A Common Stock held by the Sequa Corporation Master Trust (the “Trust”) are voted by the Trust’s Investment Committee, composed of certain officers of the Company. The Investment Committee also makes decisions regarding acquisitions and dispositions of Company stock for the Trust.

Security Ownership by Management

The following table provides information as to the Company’s securities entitled to vote at this meeting beneficially owned as of March 14, 2007, by the Company’s directors, the named executive officers of the Company and by all such directors and executive officers as a group. Except to the extent indicated in the footnotes, sole voting and investment power with respect to the shares shown is held by the owner named.

					Number of			Percent of
					Shares of		Percent	Aggregate
	Number of Shares of Class A		Percent of		Class B		of	Voting
Name	Common Stock		Class		Common Stock		Class	Power

Norman E. Alexander (deceased)	2,029,589	(a)(b)(c)(d)	24.93		2,011,159	(e)	61.28	54.06
Edward E. Barr	7,636		(f	)	None		—	(f	)
Kenneth Binder	3,503	(b)(d)	(f	)	None		—	(f	)
Gail Binderman	67,395	(g)	(f	)	1,201	(g)	(f)	(f	)
Gerard Dombek	12		(f	)	None		—	(f	)
John J. Dowling III	3,445	(b)(d)	(f	)	None		—	(f	)
Robert F. Ellis	4,000	(d)	(f	)	None		—	(f	)
Richard S. LeFrak	10,198		(f	)	None		—	(f	)
Howard Leitner	—		(f	)	None		—	(f	)
Michael I. Sovern	6,735		(f	)	None		—	(f	)
Fred R. Sullivan	14,055	(h)	(f	)	648	(h)	(f)	(f	)
Gerald Tsai, Jr.	5,367		(f	)	None		—	(f	)
Robert F. Weinberg	6,416		(f	)	5,000		(f)	(f	)
Martin Weinstein	47,340	(b)(d)	(f	)	None		—	(f	)
Stanley R. Zax	5,000		(f	)	None		—	(f	)
All executive officers and directors as a group (16 persons)	2,211,691	(b)(c)(d)	27.05		2,018,008	(d)	61.49	54.62

(a)	Mr. Alexander died on December 26, 2006. The share ownership reflected in this table is that of the estate of Norman E. Alexander. The ownership numbers do not include the holdings attributable to the individual executors (either directly or indirectly). Schedules 13D were filed with respect to the estate on January 29, 2007, and amended on February 14, 2007.

(b)	Includes certain shares held for the benefit of the named executive officer in the Company’s 401(k) Plan.

(c)	Includes 110,415 shares of Class A Common Stock owned by the Norman and Marjorie Alexander Foundation, Inc., as to which Mr. Alexander disclaimed beneficial ownership.

(d)	Includes shares of Class A Common Stock which may be obtained upon the exercise, within sixty days of the date of this proxy statement, of stock options by: Mr. Alexander’s estate — 35,000; Dr. Weinstein — 20,204; Mr. Binder — 3,333; Mr. Dowling — 3,445; Mr. Ellis — 4,000; and by all executive officers as a group — 66,871.

(e)	Includes 121,388 shares of Class B Common Stock held in a grantor retained annuity trust, the trustees of which are Mr. Alexander’s adult children.

(f)	Less than 1%.

(g)	Ms. Binderman is the daughter of the late Mr. Norman E. Alexander, one of the Executors of his last will and testament, a trustee of various grantor retained annuity trusts established by Mr. Alexander and a director and/or member of the Norman and Marjorie Alexander Foundation, Inc.. Shares held by those entities are not included in Ms. Binderman’s shares in the above table, but are included in Mr. Alexander’s holdings listed above. Includes 1,317 shares of Class A Common Stock and 517 shares of Class B Common Stock held by Ms. Binderman as trustee for her daughter.

(h)	Includes 1,209 shares of Class A Common Stock and 198 shares of Class B Common Stock owned by Mrs. Fred R. Sullivan.

Section 16(a) Beneficial Ownership Reporting Compliance

Each director and officer of the Company who is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is required to report to the Securities and Exchange Commission (the “SEC”) by a specified date his or her beneficial ownership of, or transactions in, the Company’s securities. Reports received by the Company indicate that all such directors and officers have filed all requisite reports with the SEC on a timely basis during or with respect to 2006.

Item 1.

ELECTION OF DIRECTORS

Directors

At the meeting, nine directors are to be elected to hold office until the next annual meeting and until their successors shall have been elected. If no other instructions are given, the persons named in the enclosed form of proxy will vote for the election of the nominees named in the table below. In the event that any of the nominees for director should become unavailable for any reason, an event not now anticipated, it is intended that the shares represented by proxies will be voted for such nominees as may be nominated by the Board of Directors, unless the number of directors constituting a full Board of Directors is reduced. The Company has no reason to believe, however, that any of the nominees is, or will be, unavailable to serve as a director. Each of the nominees has previously been elected by the stockholders, except for Ms. Binderman who was elected by the directors in January 2007, and Mr. Zax who was elected by the directors in March 2007. Ms. Binderman and Mr. Zax were recommended to the Nominating Committee for consideration as nominees for election as directors of the Company by non-management directors of the Company.

Name and Age	Present Occupation and Other Information

Edward E. Barr Age 70	Chairman of the Board of United Water Resources Inc.; retired (January 2003) Chairman and Chief Executive Officer of Sun Chemical Group B.V., the holding company of Sun Chemical Corporation. President of Sun Chemical Corporation from 1975 to 1982 and Chairman and President of Sun Chemical Corporation from 1987 to 1998. Chief Executive Officer and Partner of Courtaulds plc from 1982 to 1987. Also is a trustee of Northwestern Mutual Life Insurance Company; Director of Noosh, Inc., an Internet-based strategic sourcing company; Director of Smith Investment Company, a diversified company which, through its wholly owned subsidiaries, is involved in multicolor printing and related services and commercial warehousing, trucking and packaging, from 2003 to present. From 1985 to 1987, chaired the New Jersey Commission on Science and Technology; from 1976 to 1985, was a member of the New Jersey Board of Higher Education and served as its chairman from 1978 to 1981. Has been a director of the Company since 2003 and is Chairman of the Audit Committee.
Gail Binderman Age 66	Director corporate strategy and development of Ampacet Corporation (producer of color concentrates and additives for the plastics industry) since 2002; Director of Ampacet Corporation from 1980 to present; registered representative of Bear, Stearns & Co. from 1988 to 2002. Has been a director of the Company since January 2007 and is a member of the Nominating Committee.
Richard S. LeFrak Age 61	President, Lefrak Organization, Inc. (a diversified, privately held company active in major residential and commercial real estate development projects, oil and gas exploration, finance and entertainment production) since 1975. Has been a director of the Company since 1986 and is a member of the Nominating Committee.
Michael I. Sovern Age 75	Chancellor Kent Professor of Law and President Emeritus of Columbia University since 1993; President of Columbia University from 1980 to 1993; President of the Shubert Foundation since 1996. Chairman of Sotheby’s Holdings, Inc. since 2000. Also is a director of the American Academy in Rome, the Asian Cultural Council, the Atlantic Philanthropies, Comcast Corporation, The Freedom Forum Newseum, the Japan Society, the Shubert Organization, WNET/Thirteen and The Diversity Institute. Served as Advisor to the Board of Directors of the Company from 1990 to May 1996. Was a director of the Company from May 1996 to November 2000; has been a director from December 2001 to present, and is Chairman of the Corporate Governance Committee.

Name and Age	Present Occupation and Other Information

Fred R. Sullivan Age 92	Consultant and served as Manager, FRS Capital Company, LLC. Served as Chairman of the Board and Chief Executive Officer, Richton International Corporation (a diversified service company) from 1989 to 2001. From 1987 to 1991, served as Chairman of the Board and President, Interim Systems Corporation (a temporary personnel and health care service company). From 1971 to 1988, served as Chairman of the Board and President, Kidde, Inc. (a multi-market manufacturing and service company). Has been a director of the Company since 1962 and is a member of the Audit Committee and Corporate Governance Committee.
Gerald Tsai, Jr. Age 78	Private investor. From 1993 to 1997, served as Chairman, President and Chief Executive Officer, Delta Life Corporation; private investor from 1991 to 1993; Chairman of the Executive Committee of the Board of Directors, Primerica Corporation from 1988 to 1991; from 1987 to 1988, was Chairman and Chief Executive Officer of Primerica; and from 1982 to 1987, held several other offices at Primerica. Also is a director of Triarc Companies, Inc., United Rentals, Inc. (an equipment rentals company), Zenith National Insurance Corp. (an insurance company) and Apollo Investment Corporation (a closed-end, non-diversified management investment company). Also is a trustee of NYU Hospitals Center and New York University School of Medicine Foundation; and an honorary trustee of Boston University. Has been a director of the Company since 1976. Elected Chairman of the Board on January 3, 2007, and is the Chairman of the Executive Committee and a member of the Compensation Committee.
Robert E. Weinberg Age 78	President, Robert Martin Company, LLC (a diversified real estate management and development firm). Also is a director of Mack-Cali Realty Corporation (a New York real estate investment trust) and the City and Suburban Federal Savings Bank. Has been a director of the Company since March 2005 and is a member of the Audit Committee and Chairman of the Compensation Committee.
Martin Weinstein Age 71	Vice Chairman and Chief Executive Officer of the Company since January 2005. Served as Vice Chairman and Executive Officer of the Company from March 2004 to January 2005; served as Executive Vice President, Chromalloy Gas Turbine Operations of the Company from 1999 to 2004; from 1988 to 1999, served as Senior Vice President, Gas Turbine Operations of the Company; from 1987 to 1988, served as Vice President, Gas Turbine Operations of the Company. Chairman of Chromalloy Gas Turbine Corporation, a wholly-owned subsidiary of the Company, since 1988. Held various positions in Chromalloy American Corporation (which became a subsidiary of the Company in 1986) from 1968 to 1987. Has been a director of the Company since 1999 and is a member of the Executive Committee and the Nominating Committee.

Name and Age	Present Occupation and Other Information

Stanley R. Zax Age 69	Chairman, President and Chief Executive Officer of Zenith National Insurance Corporation since 1978. Director, Wynn Resorts since 2002. Has been a director of the Company since March 2007.

During 2006 the Company’s Board of Directors held nine regularly scheduled meetings. All of the directors then in office attended at least 75% of the aggregate of regularly scheduled Board meetings and meetings of committees of which they were members during the period in 2006 in which they served.

Vote required

The election of directors requires the affirmative vote of a plurality of the votes of the shares of the Class A Common Stock and the Class B Common Stock present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors. Abstentions, broker non-votes and votes withheld will not affect the election of directors.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE “FOR”
THE ELECTION OF THE ABOVE NOMINEES FOR DIRECTOR.

General Information on the Board of Directors

Stockholders, associates of the Company and other interested parties may communicate directly with the Board of Directors, with the non-management directors or with a specific Board member, by writing to the Board (or the non-management directors or a specific Board member) and delivering the communication in person or mailing it to: Board of Directors, Privileged & Confidential, c/o Corporate Secretary, Sequa Corporation, 200 Park Avenue, New York, New York 10166. Correspondence will be discussed at the next scheduled meeting of the Board of Directors, or as indicated by the urgency of the matter. The non-management directors are: Ms. Binderman and Messrs. Barr, LeFrak, Sovern, Sullivan, Tsai, Weinberg and Zax. Correspondence addressed to the non-management directors as a group, or to a specific Board member, will be forwarded to them as soon as practicable. From time to time, the Board may change the process by which stockholders may communicate with the Board or its members. Any changes in this process will be posted to the Corporate Governance section of the Company’s website.

Controlled Company Exemption

Under the rules of the New York Stock Exchange (“NYSE”), listed companies, like Sequa, that have a controlling shareholder are not required to comply with certain of the corporate governance rules of the NYSE. Because the estate of Mr. Alexander holds more than 50% of the voting power of the Company, Sequa is a controlled company within the meaning of the rules of the NYSE. The Company has determined to avail itself of all of the exemptions for controlled companies under the NYSE listing standards.

Independence of Directors; Financial Expert

The Board has established guidelines to assist it in making a determination of the independence of directors. The Corporate Governance Guidelines of the Company can be found on the Company’s website at www.sequa.com.  The Corporate Governance Guidelines state the following: “Although not currently a requirement, it is the goal of the Company that a majority of directors be “independent” under the listing standards of the NYSE, as determined by the Board. Board independence depends not only on directors’ individual relationships, but also on the Board’s overall attitude. Providing objective, independent judgment is at the core of the Board’s oversight function, and the Board’s composition should reflect this principle.” Based on these guidelines, the Board of Directors, at its meeting held on March 8, 2007, determined that all the current non-management directors, i.e., Ms. Binderman and Messrs. Barr, LeFrak, Sovern, Sullivan, Tsai, Weinberg and Zax are independent.

Sequa is required to have an audit committee composed solely of independent directors. The Board of Directors is required under the NYSE rules to affirmatively determine the independence of each director on the Audit Committee and to disclose such determination in the proxy statement for each annual meeting of stockholders of the Company. The Board has determined that each member of the Audit Committee is “independent” not only under the NYSE rules but also within the definition contained in a final rule of the SEC. Furthermore, the Board of Directors has determined that (i) all of the members of the Audit Committee (Messrs. Barr, Weinberg and Sullivan) are, “audit committee financial experts” within the definition contained in a final rule adopted by the SEC; and (ii) that Mr. Weinberg’s extensive experience as the president of a diversified real estate development firm, a director of a real estate investment trust and a federal savings bank, qualifies him as “expert.”

Executive Sessions; Attendance

In compliance with requirements of the NYSE, the non-management directors of the Board met in executive session twice in 2006. The Board has currently scheduled two such meetings for 2007, but will hold additional executive sessions if circumstances deem it advisable or necessary. If any of the non-management directors were to fail to meet the NYSE’s criteria for independence, then the independent directors would meet separately at least once a year in accordance with the rules of the NYSE. There is no designated lead director of the Company; the presiding director at each executive session rotates among the non-management directors, generally in alphabetical order. The Company does not currently have a formal policy regarding director attendance at the Annual Meeting of Stockholders. It is, however, expected that directors will be in attendance, absent compelling circumstances. At the 2006 Annual Meeting of Stockholders, all directors then holding office were in attendance.

Committees of the Board of Directors

The Company’s standing committees are Executive, Audit, Compensation, Corporate Governance and Nominating.

Executive Committee

The Executive Committee currently has two members — Messrs. Tsai (Chairman) and Weinstein. The Executive Committee acts in place of the full Board of Directors between meetings, evaluates a variety of projects of the Company and makes recommendations to the Board. The Executive Committee met nineteen times during 2006 and acted once by unanimous written consent.

Audit Committee

The Audit Committee currently has three members — Messrs. Barr (Chairman), Weinberg and Sullivan, each of whom meets the standards of independence set forth in the NYSE listing standards and applicable federal securities laws. The Audit Committee’s duties and responsibilities are fully described in the Audit Committee Charter, which is attached as Appendix A to this proxy statement and is also available on the Company’s website at www.sequa.com and to any shareholder requesting a copy in the manner set forth below under “Additional Information.” The Audit Committee met five times during 2006.

Compensation Committee

The Compensation Committee currently has two members — Messrs. Weinberg (Chairman) and Tsai. The Compensation Committee recommends to the Board of Directors the compensation arrangements for directors and officers. The Compensation Committee does not currently have a written charter. For a description of the processes and procedures for the consideration and determination of executive and director compensation, see “Compensation Discussion and Analysis” on page 10 of this proxy statement. The Compensation Committee held four meetings during 2006.

Corporate Governance Committee

The Corporate Governance Committee, newly formed in January 2007, currently has two members — Messrs. Sovern (Chairman) and Sullivan. The Corporate Governance Committee is responsible for recommending to the Board of Directors appropriate Corporate Governance Guidelines applicable to the Company.

Nominating Committee

The Nominating Committee is currently composed of three members — Mr. LeFrak (Chairman), Ms. Binderman and Dr. Weinstein. As a “controlled company”, Sequa is not required to have or maintain an independent nominating committee. The Nominating Committee selects candidates for election to the Board of Directors or to fill vacancies thereon, after consideration of nominees proposed to it in writing, provided that such nominees have agreed in writing to be candidates for the Board of Directors. See additional information in “Stockholder Proposals and Nominations,” on page 52. The Nominating Committee does not currently have a written charter, but is considering this issue and will make a recommendation to the Board in due course. The Nominating Committee did not meet during 2006.

Corporate Governance

The Company has an ongoing commitment to good governance and business practices. In furtherance of this commitment, the Company regularly monitors developments in the area of corporate governance and reviews its policies and procedures in light of such developments. The Company complies with the rules and regulations promulgated by the SEC and the NYSE, and implements other corporate governance practices that it believes are in the best interests of the Company and the stockholders.

Corporate Governance Guidelines.  The Board has approved the Corporate Governance Guidelines for the Company. The Guidelines are available on the Company’s website at www.sequa.com, and to any stockholder requesting a copy in the manner set forth below under “Additional Information.” They cover director qualifications, director responsibilities, director access to management and independent advisors, director compensation, director orientation and continuing education, management succession, and performance evaluation of the Board.

Ethics and Code of Business Conduct.  The Company has adopted a Code of Business Conduct (the “Code of Conduct”) which is available in its entirety on the Company’s website at www.sequa.com and to any stockholder requesting a copy in the manner set forth below under “Additional Information.” All Company employees, officers, and directors, including the Chief Executive Officer and the Executive Vice President and Chief Financial Officer are required to adhere to the Code of Conduct in discharging their work-related responsibilities. Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Conduct. Amendments to the Code of Conduct, and any waivers from the Code of Conduct granted to directors or executive officers, will be filed with the SEC in accordance with applicable rules and regulations or will be made available through the Company’s website.

The Company has confidential hotlines through which employees may report concerns about the Company’s business practices. In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee has established procedures for the receipt and handling of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and to allow for the confidential, anonymous submission by employees of concerns regarding auditing or accounting matters.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Part 1: INTRODUCTION

The individuals who served as the Company’s chief executive officer and chief financial officer during the year ended December 31, 2006, and the other individuals included in the Summary Compensation Table, are referred to as the “named executive officers.” The Company’s named executive officers for 2006 are:

NORMAN E. ALEXANDER served as the Company’s Executive Chairman of the Board and Chief Executive Officer from 1975 to January 2005 when he stepped down as CEO. He continued to serve as the Company’s Executive Chairman of the Board until his death on December 26, 2006. Mr. Alexander had been a director of the Company and the Company’s President and Chief Executive Officer from 1957 to 1975.

MARTIN WEINSTEIN was promoted to Vice Chairman and CEO of the Company on January 27, 2005. Dr. Weinstein started with Chromalloy American Corporation in 1968. He was elected a Vice President of Sequa in 1997 and advanced to Senior Vice President in 1998. In December 1999, the Board elected Dr. Weinstein a director of Sequa and promoted him to Executive Vice President, with continuing responsibility for Chromalloy Gas Turbine Corporation operations as Chairman and Chief Executive Officer.

KENNETH J. BINDER was promoted to Executive Vice President, Finance and Chief Financial Officer of the Company on January 25, 2007. Mr. Binder joined Chromalloy Gas Turbine Corporation in 1979 as Vice President, Finance for its California-based division. He became Group Vice President of Finance and Administration for Chromalloy’s New York unit in 1987; Chromalloy’s Chief Financial Officer in 1994; and President of Chromalloy’s industrial turbine services operation in 2003. On January 26, 2006 he was named Senior Vice President and Acting Chief Financial Officer of the Company following the retirement of the Company’s former Chief Financial Officer, Howard Leitner.

HOWARD M. LEITNER joined the Company in December 1999 as Senior Vice President, Finance and served in the same position until his retirement on January 25, 2006. If Mr. Leitner remained employed by the Company as of December 31, 2006, he would have been considered a named executive officer of the Company.

JOHN J. DOWLING III, was promoted to Senior Vice President, Legal of the Company on December 21, 2004. He was Senior Associate General Counsel of Sequa since 1988 and was previously Associate General Counsel. Mr. Dowling began his career at Chromalloy American Corporation in 1976 as a corporate counsel and advanced to become its Vice President and Secretary.

GERARD M. DOMBEK was elected Senior Vice President, Metal Coatings of the Company in 2003. Mr. Dombek began his career with Precoat Metals Company, now a division of the Company, in 1975. He was promoted to General Manager of Precoat in 1990 and to President in 1994.

ROBERT F. ELLIS was elected Senior Vice President, Specialty Chemicals of the Company in 2003. Mr. Ellis began his career with Warwick International Group Limited, a subsidiary of the Company, in 1980. He advanced from Finance Director to Executive Vice President before becoming Warwick’s Managing Director and Chief Executive on July 1, 1999.

Part 2: PHILOSOPHY

Objectives of the Company’s executive compensation program and what the compensation program is designed to reward.

The executive compensation program is designed to promote the achievement of specific annual, long term and strategic goals by the executive management team. The elements of the compensation program are intended to meet the following key objectives:

•	to provide competitive compensation to attract, motivate and retain executives who drive the Company’s leadership and success;

•	to reward the achievement of specific annual and longer term goals by key executives who are in a position to significantly contribute to operating results; and

•	to improve shareholder value.

The Compensation Committee is responsible for the oversight of the Company’s executive compensation program. The Compensation Committee currently has two members — Messrs. Robert Weinberg and Gerald Tsai, both of whom are considered independent directors. The Chief Executive Officer and the human resources executive annually review the performance of each executive officer. The human resources executive, with assistance from compensation consultants, also gathers relevant survey data of similarly-sized (in terms of annual sales) manufacturing companies operating in the same or similar industries as the Company’s industries in determining and recommending appropriate compensation for executive officers. Recommendations on the components to compensation are then provided to the Compensation Committee for its review and approval. The Compensation Committee reviews and approves all elements of the program concerning compensation awarded to the executive officers, including employment agreements, which are also submitted to the full Board of Directors for approval.

Elements of executive compensation; why the Company chooses to pay each element; how the Company determines the amount to pay for each element; how each element fits with the Company’s overall compensation objectives.

The compensation program for key executives, including the named executive officers, consists of the following elements:

•	base salary and benefits

•	annual incentive bonuses

•	long-term incentive awards

•	equity based incentives

•	perquisites and other personal benefits

•	retirement and other benefits

Total compensation and the mix of pay elements and benefits within the total compensation is designed to recognize competence, capability and individual contributions, to attract and retain employees over time, to motivate and reward key executives’ annual performance, and to improve shareholder value. Furthermore, the relative proportion of annual cash bonuses and long-term incentive awards to base salary is intended to be reflective of the market or industries in which the Company competes and to maintain a significant portion of compensation to be dependent on the Company’s performance.

Base salary and benefits.  The Company’s cash compensation policies provide a base annual salary (“base annual salary” or “BAS”) and benefits that are competitive with industry pay levels. The Company’s benefits program for the named executive officers and others include medical and dental coverage, life insurance and disability, defined benefit pension plans (i.e., a qualified retirement plan and two non-qualified supplemental executive retirement plans), key executive medical plan, and a defined contribution plan (i.e., 401(k) savings with employer matching contributions).

In addition to the basic medical, dental and/or vision plans generally available to all Company employees, the named executive officers are covered under the Company’s Key Executive Medical Plan pursuant to which the Company reimburses the named executive officer for 90% of the usual, reasonable and customary medical, dental and vision expenses that were not covered under the basic medical, dental and vision plans in which the employee and his or her dependents participate, up to a calendar year family maximum of $150,000. With regard to life insurance, the named executive officers are entitled to a Company-paid Basic Corporate Officers Life Insurance benefit equal to two times base annual salary (rounded to the near highest $1,000) to a maximum of $1,250,000. Executives have the option to purchase additional life insurance up to five times the base annual salary up to a maximum of an additional $1,250,000. If death occurs as a result of an accident, the Accidental Death and Dismemberment (AD&D) benefit provides an additional $1,250,000. Messrs. Dowling and Dombek are the only named executive officers who have purchased additional life insurance and AD&D.

Mr. Alexander declined coverage under the Company-paid Basic Corporate Officers Life Insurance benefit and instead was covered under the group term life insurance program available to non-executive employees of the Company. Therefore his life insurance payment at the time of his death was $450,000, which represents one time his base annual salary up to the policy’s $1 million maximum, reduced by 11% per year over age 65 (with a maximum reduction of 55%). Dr. Weinstein is covered under the Company-paid Basic Corporate Officers Life Insurance plan but his benefit is reduced by 11% per year over age 65 (to the maximum reduction of 55%).

The levels of base annual salary for the Company’s executive officers and business unit leaders are established annually under a program intended to maintain parity with the competitive market for executives in comparable positions. The Company competes for executive talent across a broad range of business segments. To determine comparable values, the Company’s human resources executive considers compensation data from similarly-sized (in terms of annual sales) manufacturing companies operating in the same or similar industries as the Company’s industries, which data is obtained through compensation surveys conducted by nationally-recognized independent executive compensation firms including Hewitt Associates LLC, Mercer, Inc., Towers Perrin, and others. These compensation consultants are retained by the human resources executive for the purpose of surveying other companies’ compensation levels and comparing such levels to the compensation levels paid by the Company to its executive officers. The Chief Executive Officer and the human resources executive consider the comparable values in the 50th to 75th percentile range and other factors such as the individual’s current salary, performance, tenure and experience in developing recommended salaries. The Chief Executive Officer and the human resources executive make salary recommendations (other than their own) to the Compensation Committee. The Compensation Committee reviews the recommendations and sets the salary levels for the executive officers, including the Chief Executive Officer.

Annual incentive bonuses.  The Management Incentive Bonus Programs or “MIBPs” (amended on March 31, 2005) are designed to reward the named executive officers for meeting the Company’s performance or Company’s performance plus personal performance thresholds.

Under the Company’s “Management Incentive Bonus Program for Corporate Executive Officers,” potential bonus levels for 2006 are set as follows: for Mr. Alexander, the Executive Chairman, 32.5% to 97.5% of base annual salary (“BAS”) depending solely on Company performance; and for Dr. Weinstein, the Chief Executive Officer, 25% to 85% of BAS also depending solely on Company performance.

For corporate executive officers, Company performance goals are tied to budgeted earnings per share from continuing operations, before discontinued operations, extraordinary items, and the cumulative effect of a change in accounting principle (or “Budgeted EPS”). The amount of the Budgeted EPS is determined by the Chief Executive Officer and the Chief Financial Officer and then recommended to the Compensation Committee for its approval. For any bonus to be payable, the Company must achieve at least 85% of the Budgeted EPS; the par payout assumes a 100% achievement of Budgeted EPS and the maximum bonus is payable if the Company achieves 150% of the Budgeted EPS. Payouts are interpolated between each of these levels on a straight-line arithmetic basis. The bonuses for Mr. Alexander and Dr. Weinstein are payable solely on the Company’s performance as illustrated in the following table:

	Minimum:	Par:	Outstanding:
	85% of	100% of	150% of
	Budgeted EPS	Budgeted EPS	Budgeted EPS

Mr. Alexander	32.5% of BAS	65% of BAS	97.5% of BAS
Dr. Weinstein	25% of BAS	50% of BAS	85% of BAS

Under the Company’s “Management Incentive Bonus Program for Corporate Non-Executive Officers and Corporate Staff,” potential bonus levels for 2006 are set as follows: for Messrs. Binder and Dowling, 20% to 80% of BAS depending on Company’s performance plus personal performance. By the terms of the plan, Mr. Leitner was not in an eligible position at the end of the plan year and did not receive a bonus for 2006. Personal performance awards may be based on measurable or task-oriented goals or on the CEO’s discretion. The Company performance portion of the award comprises 15% to 60% of the total percentage awarded, and is determined by the Company’s actual earnings per share. Payouts are interpolated between the minimum, par and maximum levels on a straight-line arithmetic basis. The personal performance portion of the award comprises 5% to 20% of the total percentage awarded, and is determined by the achievement of the personal goals established by the executive in consultation with the executive’s supervisor or in the Chief Executive Officer’s discretion. Personal goals should be specific, quantifiable (where applicable), and are weighted by item to reflect their importance and priority. No payout is received unless the minimum Company performance threshold is met. If the Company achieves the minimum Company performance threshold, the executive separately earns up to the maximum personal performance payout. The entire bonus amount is then submitted to the Compensation Committee by the Chief Executive Officer for its review and approval.

For Messrs. Binder and Dowling, bonuses are payable under the following structure:

	Minimum:	Par:	Outstanding:
	85% of Budget	100% of Budget	150% of Budget

Company Performance (EPS)	15% of BAS	30% of BAS	60% of BAS
Personal Performance	5% to 20% of BAS	5% to 20% of BAS	5% to 20% of BAS
Total percentage	20% of BAS	40% of BAS	80% of BAS

Under the Company’s “Management Incentive Bonus Program for Operating Divisions,” potential bonus levels for 2006 are set as follows: for Messrs. Dombek and Ellis (i.e., business unit presidents or general managers who participate in the Company’s Long-Term Incentive Plan) at 20% to 80% of BAS depending on the business unit’s financial performance plus key performance measures such as quality, sales growth, customer satisfaction or similar factors. For each year the key performance goals are set in consultation with the respective business unit leaders and the Chief Executive Officer.

For Messrs. Dombek and Ellis, Company performance goals are tied to the achievement of specified operating profit and return on net assets goals approved for the unit by the Compensation Committee, after receiving recommendations from the Chief Executive Officer. For any bonus to be payable, the applicable business unit must achieve at least 85% of the budgeted operating profit; the par payout assumes a 100% achievement of Budgeted EPS and the maximum for the operating profit portion of the bonus is payable if the unit achieves 120% of its budgeted operating profit. Payouts are interpolated between each of these levels on a straight-line arithmetic basis. For Messrs. Dombek and Ellis, bonuses are payable under the following structure:

	Minimum:	Par:	Outstanding:
	85% of Budget	100% of Budget	120% of Budget

Unit’s Operating Profit	10% of BAS	20% of BAS	40% of BAS
Unit’s Return on Net Assets	7.5% of BAS	15% of BAS	30% of BAS
Key Performance Measures	2.5% of BAS	5% of BAS	10% of BAS
Total percentage	20% of BAS	40% of BAS	80% of BAS

The Chief Executive Officer and the Chief Financial Officer recommend and the Compensation Committee reviews and, if it agrees with management’s recommendation, approves each of the proposed financial targets for bonus consideration each year during the Company’s first calendar quarter. The total bonuses paid annually under the Company’s MIBPs for Corporate Executive Officers cannot exceed 10% of the consolidated pre-tax earnings from the continuing operations of the Company before deduction for such bonuses. Under the Company’s MIBP for Operating Divisions, the bonus pool for each business unit cannot exceed 10% of the operating profit of the business unit before deduction for the bonuses.

Shareholders initially approved the Company’s MIBPs for Corporate Executive Officers in 1994 to comply with Section 162(m) of the Internal Revenue Code (“Section 162(m)”), and certain amendments were approved by the shareholders in 1995. In accordance with the requirements of Section 162(m), the MIBP for Corporate Executive Officers was re-approved by the shareholders at the 2000 Annual Meeting of Shareholders, and was also presented to the shareholders at the 2005 Annual Meeting, where they granted approval of certain amendments. It is proposed that the MIBP for Corporate Executive Officers be further amended and restated as described in Item 5 by approval of the Company’s shareholders. Section 162(m) provides that compensation of an executive officer who is required to be listed in the Summary Compensation Table of the Proxy Statement is not tax deductible by the Company to the extent that it exceeds $1.0 million, unless certain criteria (including shareholder approval) have been met. Thus, bonuses (but not salaries) payable to corporate executive officers under the MIBP for Corporate Executive Officers (which complies with the requirements of Section 162(m)) are tax deductible by the Company even if they raise the total compensation of any such officer to more than $1.0 million. While the terms of the MIBP for Corporate Executive Officers provide that it cannot be substantively amended without shareholder approval (or it will no longer be in compliance with Section 162(m)), the Compensation Committee always retains discretion to impose more restrictive, although not more generous, criteria under the MIBP for Corporate Executive Officers.

The MIBP for Corporate Non-Executive Officers and Corporate Staff and the MIBP for Operating Divisions have not been approved by the Company’s shareholders and would not meet the requirements for exemption under Section 162(m).

Long Term Incentive.  Effective January 1, 2005, after review by, and recommendation from, the Compensation Committee, the Company instituted a Long-Term Incentive Plan or “LTIP.” The purpose of the LTIP is to improve the Company’s long-term performance by motivating eligible officers to increase the economic profits of the Company and its business units. Pay-for-performance under the Company’s LTIP motivates and rewards eligible key executives for the Company’s long term success and improves shareholder value. To drive retention, a performance period of three years was implemented as part of the plan.

The eligible LTIP participants include Messrs. Alexander1, Weinstein, Binder, Leitner2, Dowling, Ellis, and Dombek, individuals determined by the Company as best able to influence and contribute to the Company’s economic profit. The eligible individuals participate in one of two pools: the Corporate Pool, which is based on the economic profit of all of the operating units of the Company, except ARC Automotive, Inc. and After Six, Inc, and the Group Pool, which is based on the economic profit of Precoat Metals, Warwick International, MEGTEC Systems and Casco Products. The LTIP defines “economic profit” as: (i) pre-tax operating income/loss; (ii) add equity income and subtract equity losses from joint ventures; (iii) subtract minority interests’ proportional share of net income and add minority interests’ proportional share of net losses; (iv) subtract interest on average net assets; and (v) subtract an amount for corporate general and administrative expenses. According to the terms of the LTIP, 11.5% is used for the interest variable and 1.5% of sales is used for the corporate G&A variable. By March 31 of the first year in each three-year performance cycle, the Compensation Committee sets the percentage of the cumulative economic profit that will be available to the participants at the end of that cycle. For each of the 2005-2007 and 2006-2008 performance cycles, the Compensation Committee set the percentage as 1% for Corporate Pool and 0.3% for the Group Pool. Participants receive their share of the performance award only if the cumulative economic profit for that performance cycle is positive. Each three-year performance cycle begins on January 1st of the first year of the cycle and ends on December 31st of the third year of the cycle. A new three-year performance cycle begins each January 1 after December 31, 2005. For the 2005-2007 and the 2006-2008 performance cycles, the target award amounts at the end of each performance cycle are: 45% of base annual salary for Mr. Alexander; 40% of base annual salary for Dr. Weinstein; and 30% of base annual salary for all other participants. The total LTIP award at the end of the three-year cycle is calculated by multiplying the percentage of cumulative economic profit established by the Compensation Committee, times the actual economic profit (such amount, the “Total Payout Pool”). The payout for each participant at the end of each three-year performance cycle is determined by multiplying each such participant’s target award amount as a percentage of the aggregate amount of all target award amounts for all participants, by the Total Payout Pool. For the first performance cycle (beginning January 1, 2005 and ending on December 31, 2007), the accrued amount for the cumulative economic profit is positive for 2005 and 2006 in the Corporate Pool and the Group Pool. For the second performance cycle (beginning January 1, 2006 and ending December 31, 2008), the accrued amount for the cumulative economic profit is positive for 2006 in the Corporate Pool and in the Group Pool. See “Table 2: Grants of Plan-Based Awards.”

1 Mr. Alexander’s employment was terminated by his death on December 26, 2006. Under the terms of the LTIP he is entitled to a pro-rated percentage of the award, based on the number of days he was employed during the performance cycle.
2 Mr. Leitner retired on January 25, 2006. Under the terms of the LTIP he is entitled to a pro-rated percentage of the award, based on the number of days he was employed during the performance cycle.

Equity-Based Incentive.  The Company has periodically awarded stock option grants to encourage and enable selected officers and other key employees of the Company and its subsidiaries to acquire a proprietary interest in the Company through ownership of Class A Common Stock of the Company. Such ownership will provide such employees with a more direct stake in the future welfare of the Company, it encourages them to remain with the Company or its subsidiaries, and it improves shareholder value. Stock option grants typically vest after a three year period, subject to the recipient’s continued employment with the Company. The current plan is “The Sequa Corporation 1998 Key Employees Stock Option Plan” (amended April 3, 2006). The Plan requires that the option price be no less than the fair market value of the stock on the date the option is granted. All options under that grant expire five years after the grant date. See “Table 3: Outstanding Equity Awards at Fiscal Year-End Table.”

Perquisites and Other Personal Benefits.  The Company provides named executive officers with perquisites and other personal benefits that the Company and the Compensation Committee believe are reasonable and consistent with the Company’s overall compensation program to better enable the Company to attract and retain superior employees as its key executives. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers. The perquisites and other personal benefits include use of Company automobiles, participation in the insurance plans and other programs described above and elsewhere in this proxy statement, and temporary housing and relocation costs.

Part 3: EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS FOR THE COMPANY’S NAMED EXECUTIVE OFFICERS

This section summarizes the key terms of the employment contracts for each of the named executive officers:

MARTIN WEINSTEIN

On January 25, 2007, the Company entered into an Employment Agreement with Dr. Weinstein. The agreement provides for an initial term of five years and automatically adds one year at the end of each year, so that the term of employment is five years without expiration, subject to the termination provisions. Dr. Weinstein’s agreement provides for an base annual salary (“BAS”), which is currently $880,000.

Bonus.  Dr. Weinstein participates in the Company’s Management Incentive Bonus Program for Corporate Executive Officers. The potential payout levels are discussed in the Philosophy section above.

Long-Term Incentive Plan.  Dr. Weinstein participates in the Company’s LTIP as described in the subsection entitled “Long-Term Incentive” of the Philosophy section above.

Stock Options.  Dr. Weinstein participates in the Company’s 1998 Key Employees Stock Option Plan. On September 25, 2003, he was granted an option on 25,000 shares at an option price of $41.70 per share.

Restricted Stock.  Subject to shareholder approval of the Company’s 2007 Long-Term Stock Incentive Plan as referenced in Item 3 of this proxy statement, Dr. Weinstein will receive 50,000 shares of restricted Class A Common Stock, which shall vest at the rate of 20% per year over the next five years beginning from January 25, 2007, provided however, that such vesting is contingent upon the Company meeting the minimum Budgeted EPS established under the MIBP for Corporate Executive Officers for the applicable year. Each year, upon vesting of the 20% block, or 10,000 shares, a new 20% block, or 10,000 restricted shares, will be issued to Dr. Weinstein.

Termination and Change of Control.  Employment may be terminated under the following circumstances: death, total disability, cause, without cause or voluntarily. Dr. Weinstein’s compensation will depend on the circumstance of termination:

If termination is by reason of death, disability, cause, or voluntary termination (other than in connection with a change in control), Dr. Weinstein shall be entitled to accrued but unpaid salary and any benefits to which he would be entitled in accordance with the terms of the respective plans.

If termination is by voluntary termination by Dr. Weinstein upon at least thirty days’ notice, the Company, at its option, may provide Dr. Weinstein with pay in lieu of his working through the end of the notice period. Dr. Weinstein shall assist in the orderly transition of his responsibilities.

If termination is without cause or occurs at Dr. Weinstein’s election within six months following a change in control as defined in the agreement, Dr. Weinstein will receive:

a. accrued but unpaid salary plus BAS for the remainder of the Employment Term and any benefits to which he would be entitled in accordance with the terms of the respective plans;

b. the greater of: (i) the sum of his last five years’ BAS plus the last five bonus payments, or (ii) his BAS for the remainder of the Employment Term plus $5,000,000;

c. the cash equivalent value of the outstanding shares of his unvested restricted shares of Class A Common Stock; and

d. if he wishes to exercise stock options but is prohibited from selling the shares acquired by the terms of the Company’s Insider Trading Policy or by application of the federal securities laws, then the Company will pay him an amount equal to the closing price of the Class A Common Stock on the New York Stock Exchange on the effective date of termination less the option price set forth in the stock option agreement multiplied by the number of shares then exercisable.

Covenants.  Dr. Weinstein’s employment agreement contains covenants concerning the nondisclosure of confidential information, noncompetition during employment and for three years thereafter, nonsolicitation of customers for one year following termination of employment, nonsolicitation of employees and independent contractors during employment and for one year thereafter, and conveyance of intellectual property.

KENNETH J. BINDER

On March 2, 2000, the Company entered into an Employment Agreement with Mr. Binder. The agreement provides for an initial term of three years (commencing as of July 1, 1999) and automatically adds one year at the end of each year, so that the term of employment is three years without expiration, subject to the termination provisions. Mr. Binder’s current base annual salary is $386,300.

Bonus.  Mr. Binder participates in the Company’s Management Incentive Bonus Program for Corporate Non-Executive Officers and Corporate Staff. The potential payout levels for Mr. Binder are discussed in the Philosophy section above.

Long-Term Incentive Plan.  Mr. Binder participates in the Company’s LTIP as described in the subsection entitled “Long-Term Incentive” of the Philosophy section above.

Stock Options.  Mr. Binder participates in the Company’s 1998 Key Employees Stock Option Plan. On September 25, 2003, he was granted an option on 10,000 shares at an option price of $41.70 per share.

Termination.  Employment under Mr. Binder’s employment agreement may be terminated under the following circumstances: death, disability for more than 180 days, cause, without cause, or voluntarily. Mr. Binder’s compensation will depend on the circumstance of termination:

If termination is by reason of disability for more than 180 days, cause, or voluntarily, Mr. Binder shall be entitled to accrued but unpaid salary and any benefits to which he would be entitled in accordance with the terms of the respective plans.

If termination is by reason of death, Mr. Binder or his estate will receive ninety days’ BAS.

If termination is by the Company without cause, or if the Company elects not to renew and Mr. Binder resigns, Mr. Binder will receive:

(a) accrued but unpaid salary and any benefits to which he would be entitled in accordance with the terms of the respective plans; and

(b) twenty-four months’ BAS and medical coverage.

If there is a voluntary termination by Mr. Binder with ninety days’ notice for reasons other than those covered by the preceding paragraph immediately above, Mr. Binder receives no separation pay or medical coverage and is relieved of the non-solicitation and non-compete covenants specified in the agreement.

Covenants.  Mr. Binder’s employment agreement contains covenants concerning the nondisclosure of confidential information, noncompetition and nonsolicitation of customers during employment and while receiving separation pay and conveyance of intellectual property.

JOHN J. DOWLING III

On May 31, 2005, the Company entered into an Employment Agreement with Mr. Dowling, which agreement was amended as of May 10, 2006. The agreement provides for a term of two years (commencing as of May 31, 2006), subject to the termination provisions. Mr. Dowling’s current base annual salary is $316,700.

Bonus.  Mr. Dowling participates in the Company’s Management Incentive Bonus Program for Corporate Non-Executive Officers and Corporate Staff. The potential payout levels for Mr. Dowling are discussed in the Philosophy section above.

Long-Term Incentive Plan.  Mr. Dowling participates in the Company’s LTIP as described in the subsection entitled “Long-Term Incentive” of the Philosophy section above.

Stock Options.  Mr. Dowling participates in the Company’s 1998 Key Employees Stock Option Plan. On September 25, 2003, he was granted an option on 3,000 shares at an option price of $41.70 per share. On May 5, 2005, he was granted an option on 3,500 shares at an option price of $54.41 per share.

Termination.  Employment may be terminated under the following circumstances: death, total disability, cause, without cause, or voluntarily. Mr. Dowling’s compensation will depend on the circumstance of termination:

If termination is by reason of death, disability, cause, or voluntary termination during the employment term, Mr. Dowling shall be entitled to accrued but unpaid salary and any benefits to which he would be entitled in accordance with the terms of the respective plans.

If there is a voluntary termination after expiration of the employment term, Mr. Dowling will receive:

a. accrued but unpaid salary and any benefits to which he would be entitled in accordance with the terms of the respective plans; and

b. BAS for twelve months (conditioned on execution of a release by Mr. Dowling) plus continuation of Company-paid portions of medical and dental coverage for twelve months.

If termination is without cause, Mr. Dowling will receive:

a. accrued but unpaid salary and any benefits to which he would be entitled in accordance with the terms of the respective plans; and

b. BAS for the greater of twelve months or the balance of the remaining term (conditioned on execution of a release by Mr. Dowling), plus continuation of Company-paid portions of medical and dental coverage for a like period.

Covenants.  Mr. Dowling’s employment agreement contains covenants concerning the nondisclosure of confidential information, noncompetition during employment and for one year thereafter, nonsolicitation of customers for one year following termination of employment, nonsolicitation of employees and independent contractors during employment and for one year thereafter, and conveyance of intellectual property.

GERARD M. DOMBEK

On May 31, 2005, the Company entered into an Employment Agreement with Mr. Dombek, which agreement was amended as of May 10, 2006. The agreement provides for a term of two years (commencing as of May 31, 2006), subject to the termination provisions. Mr. Dombek’s current base annual salary is $339,066.

Bonus.  Mr. Dombek participates in the Company’s Management Incentive Bonus Program for Operating Divisions. The potential payout levels for Mr. Dombek are discussed above.

Long-Term Incentive Plan.  Mr. Dombek participates in the Company’s LTIP as described in the subsection entitled “Long-Term Incentive” of the Philosophy section above.

Stock Options.  Mr. Dombek participates in the Company’s 1998 Key Employees Stock Option Plan. On September 25, 2003, she was granted an option on 10,000 shares at an option price of $41.70 per share.

Termination.  Employment may be terminated under the following circumstances: death, total disability, cause, without cause, or voluntarily. Mr. Dombek’s compensation will depend on the circumstance of termination:

If termination is by reason of death, disability, cause, or voluntary termination during the employment term, Mr. Dombek shall be entitled to accrued but unpaid salary and any benefits to which he would be entitled in accordance with the terms of the respective plans.

If there is a voluntary termination after expiration of the employment term, Mr. Dombek will receive:

a. accrued but unpaid salary and any benefits to which she would be entitled in accordance with the terms of the respective plans; and

b. BAS for twelve months (conditioned on execution of a release by Mr. Dombek) plus continuation of Company-paid portions of medical and dental coverage for twelve months.

If termination is without cause, Mr. Dombek will receive:

a. accrued but unpaid salary and any benefits to which he would be entitled in accordance with the terms of the respective plans; and

b. BAS for the greater of twelve months or the balance of the remaining term (conditioned on execution of a release by Mr. Dombek), plus continuation of Company-paid portions of medical and dental coverage for a like period.

Covenants.  Mr. Dombek’s employment agreement contains covenants concerning the nondisclosure of confidential information, noncompetition during employment and for one year thereafter, nonsolicitation of customers for one year following termination of employment, nonsolicitation of employees and independent contractors during employment and for one year thereafter, and conveyance of intellectual property.

ROBERT F. ELLIS

On May 1, 1995, the Company entered into a Service Agreement with Mr. Ellis, which agreement was amended as of July 1, 1999 and further amended March 23, 2004, effective as of May 1, 2003. The agreement, as amended, does not contain a termination date, but is subject to the termination provisions. Mr. Ellis’ current base annual salary is £193,751 (which as of December 31, 2006, would be valued at $379,539 based on an exchange rate of 1.9589 as of that date).

Bonus.  Mr. Ellis participates in the Company’s Management Incentive Bonus Program for Operating Divisions. The potential payout levels for Mr. Ellis are discussed in the Philosophy section above.

Long-Term Incentive Plan.  Mr. Ellis participates in the Company’s LTIP as described in the subsection entitled “Long-Term Incentive” of the Philosophy section above.

Stock Options.  Mr. Ellis participates in the Company’s 1998 Key Employees Stock Option Plan. On September 25, 2003, he was granted an option on 10,000 shares at an option price of $41.70 per share.

Termination and Change of Control.  Mr. Ellis’ Service Agreement with Warwick International Group Limited, a wholly-owned subsidiary of the Company (“Warwick”) can be terminated voluntarily by not less than twenty-four months’ written notice given by Warwick to Mr. Ellis and by twelve months’ written notice given by Mr. Ellis to Warwick. In the event Warwick ceases to be a wholly-owned subsidiary of the Company, then for a period of thirty-six months after Warwick so ceases to be a wholly-owned subsidiary Mr. Ellis would be entitled to receive thirty-six months’ written notice of any termination from the Company and, unless the termination is for “gross misconduct,” Mr. Ellis is not obligated to work out his notice and is entitled to liquidated damages calculated as: 75% of (3 x (his average aggregate base annual salary plus bonus for the three full financial years preceding the termination)).

Covenants.  Mr. Ellis’ service agreement contains covenants concerning nondisclosure of confidential information during employment and for two years thereafter, noncompetition during employment and for one year thereafter, nonsolicitation of customers and nonsolicitation of employees during employment and for two years thereafter, and conveyance of intellectual property.

Part 4: TABLES

TABLE 1: SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid or earned by each of the named executive officers for the fiscal year ended December 31, 2006.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)
						Non-Equity	Change in
				Stock	Option	Incentive Plan	Pension	All Other
				Awards	Awards	Compensation($)	Value	Compensation($)		Total
Name and Principal Position	Year	Salary($)	Bonus($)	($)	($)(1)	(2)	($)(3)	(4)		($)

Norman E. Alexander	2006	$1,578,200	—	—	$137,813	$1,378,714	—	$257,270	(8),(13)	$3,351,997
Executive Chairman of the Board(5)
Dr. Martin Weinstein	2006	$845,252	—	—	$98,438	$651,919	$209,554	$25,998	(13)	$1,831,161
Vice Chairman & Chief Executive Officer
Kenneth J. Binder	2006	$383,326	—	—	$39,375	$273,138	$160,075	$75,871	(9)	$931,785
Executive Vice President and Chief Financial Officer(6)
Howard Leitner	2006	$78,117	—	—	$2,625	—	$12,321	$146,066	(11)	$239,129
Former Senior Vice President, Finance(7)
Gerard M. Dombek,	2006	$334,083			$39,375	$167,160	$129,592	$31,256		$701,466
Senior Vice President, Metal Coating
John J. Dowling III	2006	$312,076	—	—	$34,399	$223,930	$217,584	$75,302	(10)	$863,291
Senior Vice President, Legal
Robert F. Ellis	2006	$374,189	—	—	$39,375	$151,816	$361,872	$52,626	(12)	$979,878
Senior Vice President, Specialty Chemicals(14)

(1)	The amounts in column (f) reflect the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2006, in accordance with FAS 123(R) of awards pursuant to the 1998 Key Employees Stock Option Plan and include amounts from awards granted prior to 2006. Assumptions used in the calculation of this amount for the year ended December 31, 2006 are included in Note 16 to the Company’s audited financial statements for the year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

(2)	The amounts in column (g) reflect awards to the named individuals under the MIBP.

(3)	The amounts in column (h) reflect the actuarial increase in the present value of the named executive officer’s benefits under all pension plans established by the Company determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements and includes amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested. An amount is not included for Mr. Alexander as the value of his pension benefit decreased by $2,192,045 in 2006 due to his death in December 2006.

(4)	The amount shown in column (i) reflects for each named executive officer (other than Mr. Ellis):

•	matching contributions allocated by the Company to each of the named executive officers pursuant to the Sequa 401(k) Plan;

•	the value attributable to life insurance benefits (more fully described under the heading “Philosophy — Base salary and benefits”); and

•	the cost attributable to personal use of Company provided automobiles.

The amount attributable to the foregoing perquisite or benefit for each named executive officer does not exceed the greater of $25,000 or 10% of the total amount of perquisites received by such named executive officer.

(5)	Mr. Alexander served as the Company’s Executive Chairman of the Board until his death on December 26, 2006. On January 3, 2007, the Board elected Gerald Tsai, Jr. the Non-Executive Chairman of the Board.

(6)	Mr. Binder was elected as the Company’s Senior Vice President, Finance on January 26, 2006 and was promoted to Executive Vice President and Chief Financial Officer on January 25, 2007.

(7)	Mr. Leitner retired on January 25, 2006.

(8)	In addition to the items noted in footnote (4) above, the amount in column (i) includes $150,000 under the Key Executive Medical Plan (more fully described under the heading “Philosophy — Base Salary and Benefits”) and $80,912, representing the cost attributable to personal assistant and driver services for Mr. Alexander.

(9)	In addition to the items noted in footnote (4) above, the amount shown in column (i) includes $46,343, which is the actual amount of temporary living and relocation costs incurred by Mr. Binder and reimbursed to him by the Company.

(10)	In addition to the items noted in footnote (4) above, the amount shown in column (i) includes $48,230, which is the actual amount of temporary living and relocation costs incurred by Mr. Dowling and reimbursed to him by the Company.

(11)	In addition to the items noted in footnote (4) above, the amount shown in column (i) includes $143,209 paid to Mr. Leitner for consulting services provided in 2006 subsequent to his retirement.

(12)	This amount includes the cost attributable to personal use of Company-provided automobiles and reimbursement of medical expenses as provided under Warwick International Group Ltd.’s medical plan.

(13)	In addition to the items in footnote (4) above, this amount includes reimbursement of membership fees to clubs and other organizations.

(14)	Mr. Ellis’ compensation has been converted to U.S. dollars from British Pounds Sterling at the exchange rate of U.S.$1.9589 to one British Pound Sterling, which was the exchange rate at December 31, 2006.

TABLE 2: GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity
		Incentive Plan Awards
Name	Grant Date	Threshold($)	Target($)	Maximum($)
(a)	(b)	(c)	(d)(1)	(e)(2)

Norman E. Alexander	3/23/06	—	$246,761
Dr. Martin Weinstein	3/23/06	—	$383,915
Kenneth J. Binder	3/23/06	—	$133,195
Howard Leitner	3/23/06	—	—
Gerard M. Dombek	3/23/06	—	$126,283
John J. Dowling III	3/23/06	—	$109,690
Robert F. Ellis	3/23/06	—	$123,625

(1)	This column shows the potential value of the payout for each named executive officer under the Company’s Long-Term Incentive Plan for the performance period 2006-2008 if the target goals for economic profit, measured under the plan, are satisfied. The actual payout will be a function of the actual economic profit for the applicable pool. If there is a positive economic profit for the applicable pool, a benefit will be payable to each of the participants in that pool. Messrs. Weinstein, Binder and Dowling participate in the Corporate Pool and their respective percentage shares of that pool for the performance period 2006-2008 are as follows: Weinstein, 24.5%; Binder, 8.5%; and Dowling, 7.0%. Mr. Ellis and Mr. Dombek participate in the Group Pool, and their percentage share of that pool for the performance period 2006-2008 is 27.9% and 28.5%, respectively. The Long-Term Incentive Plan is described under the section entitled “Philosophy — Long-Term Incentive.”

(2)	There is no maximum payout under the Long-Term Incentive Plan.

(3)	In addition to the amounts shown above for the 2006-2008 performance cycle, the following table shows the amounts that would be payable under the Long-Term Incentive Plan for the 2005-2007 performance cycle and for the 2006-2008 performance cycle, in each case based on the economic profit as determined under the Long-Term Incentive Plan as of December 31, 2006, assuming no additions or subtractions based on economic profit or loss under the plan for subsequent periods. The actual amounts that will be receivable under the Long-Term Incentive Plan for the 2005-2007 performance cycle and for the 2006-2008 performance cycle will depend on actual economic profit for the remainder of those periods and could be greater than, the same as, or less than the amounts shown, based on future performance.

	Potential Future Payouts Under Non-Equity Incentive
	Plan Awards, Based on Financial Results as of
	December 31, 2006
	Potential Payout for LTIP	Potential Payout for LTIP
Name	2005-2007 Cycle	2006-2008 Cycle

Norman E. Alexander	$433,933	$246,761
Dr. Martin Weinstein	$162,654	$111,338
Kenneth J. Binder	$33,683	$38,627
Howard Leitner	$21,784	—
Gerard M. Dombek	$85,119	$43,608
John J. Dowling III	$55,467	$31,811
Robert F. Ellis	$93,481	$42,690

There were no grants of equity incentive plan awards, shares of stock or options to any of the named executive officers during the fiscal year ended December 31, 2006.

TABLE 3: OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

Option Awards
(a)	(b)	(c)	(d)	(e)	(f)
			Equity Incentive
			Plan Awards:
	Number of	Number of	Number
	Securities	Securities	of Securities
	Underlying	Underlying	Underlying
	Unexercised	Unexercised	Unexercised
	Options	Options	Unearned	Option Exercise	Option
	(#)	(#)	Options	Price	Expiration
Name	Exercisable	Unexercisable	(#)	($)	Date

Norman E. Alexander	35,000	—	—	$41.70	09/25/2008
Dr. Martin Weinstein	20,204	—	—	$41.70	09/25/2008
Kenneth J. Binder	3,333	—	—	$41.70	09/25/2008
Howard Leitner	—	—	—	—	—
Gerard M. Dombek	—	—	—	—	—
John J. Dowling III	1,167	2,333	—	$54.41	05/05/2010
	1,000	—	—	$41.70	09/25/2008
Robert F. Ellis	4,000	—	—	$41.70	09/25/2008

All options listed above vest at a rate of one-third per year over the first three years of the five-year option term.

TABLE 4: OPTION EXERCISES AND STOCK VESTED TABLE

Option Awards
(a)	(b)	(c)
	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise
Name	(#)	($)

Norman E. Alexander	—	—
Dr. Martin Weinstein	4,796	$234,908
Kenneth J. Binder	3,333	$159,974
Howard Leitner	2,000	$111,412
Gerard M. Dombek	10,000	$560,248
John J. Dowling III	2,000	$85,811
Robert F. Ellis	6,000	$249,600

The values realized on exercise of the options were determined by multiplying the number of shares acquired on exercise by the market price of the securities at the time of exercise, minus the exercise price of the options.

RETIREMENT AND OTHER BENEFITS

The following table shows the present value of accumulated benefits payable to each named executive officer, including the number of years of service credited, under each of the Sequa Retirement Plan (“SRP”), Sequa Corporation Supplemental Executive Retirement Plan II (“SERP II”), Sequa Corporation Supplemental Executive Retirement Plan III (“SERP III”) and Warwick International Group Pension Scheme (“Warwick Scheme”).

TABLE 5: PENSION BENEFITS

(a)	(b)	(c)	(d)	(e)
		Number		Payments
		of	Present	During
		Years	Value of	Last
		Credited	Accumulated	Fiscal
		Service	Benefit	Year
Name	Plan Name	(#)	($)*	($)

Norman E. Alexander	SRP	49.83	554,103	243,779
	SERP III	49.83	3,540,051	0
Dr. Martin Weinstein	SRP	37.25	1,108,218	0
	SERP III	37.25	3,136,073	0
Kenneth J. Binder	SRP	26.75	547,697	0
	SERP II	26.75	667,359	0
Howard Leitner	SRP	6.17	179,877	13,264
	SERP II	6.17	203,509	15,006
Gerard M. Dombek	SRP	29.58	891,412	0
	SERP II	29.58	696,583	0
John J. Dowling III	SRP	29.17	858,914	0
	SERP II	29.17	623,736	0
Robert F. Ellis	Warwick Scheme	26.25	3,268,679	0

*	These present values of accumulated benefit were determined using the valuation method and all material assumptions reported in Note 14 in the Company’s Consolidated Financial Statements for the period ended December 31, 2006 included in the Company’s Annual Report on Form 10-K. Retirement ages were assumed to be the normal retirement age under the SRP (65) except in the cases of Messrs. Binder, Dowling and Dombek, where the retirement age was assumed to be the earliest retirement age at which an unreduced pension benefit was available. The present value of Mr. Ellis’ accumulated pension benefits was converted at an exchange rate of $1.9589 to one British Pound Sterling, which was the exchange rate at December 31, 2006.

Retirement Plan

The Company maintains the SRP, a tax-qualified defined benefit pension plan for employees who are twenty-one (21) years of age or older and who have completed one year of service. The Company amended the SRP, effective as of December 31, 2005, to require all active participants in the SRP who had attained the age of 45 on or before December 31, 2005 to make a one-time irrevocable election either to continue participation in the SRP after December 31, 2005 or to cease participation in the SRP effective as of December 31, 2005 and to participate instead in the discretionary profit-sharing portion of the Sequa 401(k) Plan. Each of the named executive officers timely elected to remain in the SRP after December 31, 2005.

The basic benefit formula under the SRP is 0.9% of career average pay multiplied by benefit service, plus 0.6% of career average pay in excess of the Social Security Maximum Wage Average (“SSMWA”) multiplied by benefit service to a maximum of 35 years. The SSMWA is the average of the yearly maximum Social Security taxable wage base for the 35 years preceding an employee’s Social Security full benefit retirement age. The SSMWA changes each year as Social Security announces the revised maximum taxable earnings for the new year. Benefits under the SRP are computed on the basis of a life annuity. Generally, participants may elect actuarially equivalent optional forms of payment which are less than the benefits payable in the life annuity form, but either guaranteed for a period certain or payable to a designated beneficiary for his or her lifetime upon the death of the participant.

Career average pay under the SRP for the named executive officers is the average of their monthly compensation earned from January 1, 1995, or if later, from the date of hire, to the date employment ends. Compensation used in calculating career average pay (“Pensionable Earnings”) is compensation required to be reported on Internal Revenue Service Form W-2, including bonuses, commissions, overtime and elective pre-tax deferrals to a 401(k) and/or cafeteria plan, amounts recognized from the exercise of stock options and amounts paid as vacation pay, sick pay and salary continuation pay, if paid by the Company. Severance pay, insured salary continuation pay, insured short-term disability pay, long-term disability pay, workers compensation, relocation expenses, dues, housing, furnishing and auto allowances (or any remuneration “gross-ups” made to aid a named executive officer in paying federal, state or local taxes for any of the above expense reimbursements or allowances), and any taxable fringe benefits paid to or on behalf of a named executive officer are not included as Pensionable Earnings. Section 401(a)(17) of the Internal Revenue Code (“Code”) limits the annual amount of compensation that may be considered in determining a participant’s accrued benefit under a tax qualified defined benefit plan (the “Compensation Limit”). Accordingly, for 2006, the maximum Pensionable Earnings under the SRP was $220,000.

Normal retirement age under the SRP is sixty-five (65). A named executive officer may retire upon attaining an early retirement age. Generally, early retirement age means age 55 with at least five years of vesting service. The early retirement age of a participant who participated in the Chromalloy American Corporation Pension Plan for Salaried Employees (the “Chromalloy Plan”) as of December 31, 1988 is the earlier of age fifty-five (55) with at least five (5) years of vesting service (“Rule of 55”) or age fifty (50) with at least ten (10) years of vesting service (“Rule of 50”).

The Chromalloy Plan merged with and into the SRP as of January 1, 1989. The early retirement benefit is a percentage of the normal retirement benefit in accordance with the following table:

Exact Age When	Percentage of
Benefits Begin	Normal Retirement Benefit

64	93.3%
63	86.7%
62	80.0%
61	73.3%
60	66.7%
59	63.3%
58	60.0%
57	56.7%
56	53.3%
55	50.0%

As of December 31, 2006, Messrs. Binder and Dombek were eligible for an early retirement benefit under the Rule of 50 and Mr. Dowling was eligible for an early retirement benefit under the Rule of 55.

In addition, employees who participated in the Chromalloy Plan as of December 31, 1988 and whose age and years of vesting service when added together equals or exceeds 90, will be eligible for an unreduced early retirement benefit upon attainment of an early retirement age described above (the “Rule of 90 Benefit”). If they had terminated employment as of December 31, 2006, Messrs. Binder, Dombek and Dowling would become eligible under this provision as of June 1, 2014, February 1, 2011 and September 1, 2010, respectively.

Under a special provision, employees who prior to January 1, 1989, attained age 60 and participated in the SRP or the Chromalloy Plan, are entitled to an additional benefit under the SRP equal to 0.6% of career average pay multiplied by up to five years of benefit service performed after January 1, 1989. Mr. Alexander qualified for this additional benefit.

An additional benefit under the SRP applies for certain employees equal to a specified percentage multiplied by their career average pay, further multiplied by their benefit service between December 31, 1996 and January 1, 2000. The percentages for the named executive officers are as follows:

Dr. Weinstein	6.35%
Mr. Binder	2.50%
Mr. Dowling	4.19%
Mr. Dombek	4.67%

Supplemental Executive Retirement Plans

The Company maintains two non-qualified, defined benefit, unfunded deferred compensation plans, SERP II and SERP III. Messrs. Binder, Leitner, Dombek, and Dowling participate in SERP II, and Mr. Alexander and Dr. Weinstein participate in SERP III. SERP II provides benefits to affected named executive officers whose Pensionable Earnings exceed the Compensation Limit ($220,000 for 2006). SERP III provides benefits to affected named executive officers whose Pensionable Earnings exceed the Compensation Limit and/or the limit on annual benefits under Section 415(b) of the Code (the “415(b) Limit”).

Under SERP II, Mr. Leitner’s benefit is equal to his accrued benefit under the SRP without reference to the Compensation Limit less the accrued benefit payable under the SRP taking into account the Compensation Limit.

The benefits of Messrs. Binder, Dombek, and Dowling are provided under SERP II and are equal to the greater of: (a) the benefit they would have accrued under the Chromalloy Plan, determined as if the terms of such plan in effect on December 31, 19883( had remained in effect until the date on which the named executive officers retired or separated from service, but without regard to the provisions of the Chromalloy Plan that (1) disregarded compensation or earnings in excess of $200,000, (2) would have required contributions from the named executive officers after December 31, 1988, or (3) would have required the reduction of such accrued benefit for benefits accrued under the SRP, less the accrued benefit payable under the SRP (including any annuity under a former qualified plan); or (b) the accrued benefit under the SRP without reference to the Compensation Limit less the

(     3 The benefit formula under the Chromalloy Plan was 2% of career average earnings for the first 25 years of benefit service plus and 1% of career average earnings in each of the next 15 years, less fifty percent (50%) of such participant’s primary social security benefit (prorated for less than 25 years of benefit service), less any annuity purchased to guarantee a prior accrued benefit under the Chromalloy Plan. Career average earnings means base annual earnings from January 1, 1980.

accrued benefit payable under the SRP taking into account the Compensation Limit (including any annuity under a former qualified plan).

The benefit of Mr. Alexander is provided under SERP III and is equal to the greater of: (a) the benefit he would have accrued under the Sun Chemical Corporation Retirement Plan,4( determined as if the terms of such plan in effect on December 31, 1988 had remained in effect until the date on which Mr. Alexander retired or separated from service, but without regard to the provisions of such plan that (1) limited the years of benefit service to 30, (2) imposed the 415(b) Limit, (3) disregarded compensation or earnings in excess of $200,000, (4) would have required contributions from Mr. Alexander after December 31, 1988, or (5) would have required the reduction of such accrued benefit for benefits accrued under the SRP, less the accrued benefit payable under the SRP (including any annuity under a former qualified plan); or (b) the accrued benefit under the SRP without reference to the Compensation Limit or 415(b) Limit, less the accrued benefit payable under the SRP taking into account the Compensation Limit and the 415(b) Limit (including any annuity under a former qualified plan).

The benefit of Dr. Weinstein provided under SERP III equals the greater of: (a) the benefit he would have accrued under the Chromalloy Plan, determined as if the terms of such plan In effect on December 31, 19885( had remained in effect until the date on which Dr. Weinstein retired or separated from service, but without regard to the provisions of such plan that (1) limited compensation to base annual salary, (2) imposed the 415(b) limit, (3) disregarded compensation or earnings in excess of $200,000, (4) would have required contributions from Dr. Weinstein after December 31, 1988, or (5) would have required the reduction of such accrued benefit for benefits accrued under the SRP, less the accrued benefit payable under the SRP (including any annuity under a former qualified plan); or (b) the accrued benefit under the SRP without reference to the Compensation Limit or 415(b) Limit, less the accrued benefit payable under the SRP taking into account the Compensation Limit and the 415(b) Limit (including any annuity under a former qualified plan).

Benefits under SERP II and SERP III are payable at the same times and in the same forms that are available under the SRP, although to comply with the requirements under Code Section 409A, named executive officers made timely elections regarding the timing and form of distributions. Benefits are reduced under SERP II and SERP III for early commencement prior to the normal retirement age of 65. Messrs. Binder, Dombek, and Dowling are eligible for reduced early retirement benefits under SERP II and will become eligible under the Rule of 90 Benefit for an unreduced benefit as of June 1, 2014, February 1, 2011 and September 1, 2010 respectively.

Warwick International Group Pension Scheme

The Warwick Scheme is a defined benefit pension plan sponsored by Warwick International Group Limited, a wholly-owned subsidiary of the Company. Mr. Ellis is a participant in this scheme. During 2006, the scheme was amended to restrict future salary growth to be the lesser of actual increases in salary or an increase in line with the rise in the Retail Prices Index. The Warwick Scheme provides for a pension equal to 1.67% of Final Pensionable

(     4 The benefit formula under the Sun Chemical Corporation Retirement Plan was 1 2/3% of a participant’s final average earnings (5 highest consecutive — W2 pensionable earnings) multiplied by years of credited service up to 30, offset by 1 2/3% of the participant’s primary Social Security benefit multiplied by years of credited service up to a maximum of 30.
(     5 The benefit formula under the Chromalloy Plan was 2% of career average earnings for the first 25 years of benefit service plus and 1% of career average earnings in each of the next 15 years, less fifty percent (50%) of such participant’s primary social security benefit (prorated for less than 25 years of benefit service), less any annuity purchased to guarantee a prior accrued benefit under the Chromalloy Plan. Career average earnings means W-2 pensionable earnings from January 1, 1980.

Salary times Pensionable Service (up to 40 years) at normal retirement age, which is age 60. Final Pensionable Salary is calculated as the average of the three highest consecutive Pensionable Salaries (defined as the gross taxable earnings declared on April 5 of each year, excluding benefits that are paid in kind, such as company cars and other non cash benefits), declared and ending not more than ten years prior to retirement or termination. The benefits shown above are computed on a straight life annuity basis beginning at normal retirement age.

Subject to the consent of the Company, Mr. Ellis is eligible to retire with a reduced benefit under the scheme. Generally, early retirement age means any age between ages 50 and 60. If Mr. Ellis retired as of December 31, 2006, his pension would have been reduced under the current rules of the Warwick Scheme by 0.33% for each month his benefit commenced before age 60.

Potential Payments upon Termination or Change in Control

The benefits payable to the named executive officers in the event of termination of employment under their respective employment agreements are described in the “Employment Contracts, Termination of Employment and Change of Control Arrangements for the Company’s Named Executive Officers” section above.

Under the Company’s Long-Term Incentive Plan (described in the “Philosophy” section above), a participant will have no right to any benefit for a performance cycle if his or her employment terminates during that performance cycle, unless the termination of employment is by reason of the participant’s death, disability, retirement (on or after attainment of age 55 with five years of service or on or after attainment of age 65) or involuntary termination by the Company without Cause. If the termination of employment is by reason of the participant’s death, disability, retirement or involuntary termination by the Company without Cause, the participant will be entitled to receive a pro rata portion of the award that he or she would otherwise have received for that performance cycle based on the percentage of the performance cycle during which he or she was employed.

Under the Company’s MIBPs (described under the section entitled, “Philosophy — Annual Incentive Bonuses” above), a participant generally must be employed on the last day of a plan year to receive a bonus for that plan year. However, if a participant’s employment terminates before the end of a plan year by reason of death, disability, retirement or termination by the Company other than for Cause, the administrator (as defined in each of the relevant MIBP documents) will determine whether a bonus award is appropriate for the participant for that plan year.

Under the Company’s 1998 Key Employees Stock Option Plan, unexercised stock options expire upon a termination of employment unless the termination of employment is by reason of retirement with the consent of the Company or death. If the termination of employment is by reason of retirement with the consent of the Company, outstanding stock options that were unexercisable on the date of retirement will expire upon retirement and exercisable options will remain exercisable for three months following retirement (but not beyond the expiration of their five-year term). In the event of the death of the participant during the three-month period following retirement with the consent of the Company, the options that were exercisable on the date of retirement will remain exercisable for one year following the participant’s death (but not beyond the expiration of their five-year term). In the event of the death of a participant while employed, his or her outstanding options (whether or not they were then exercisable) will be exercisable for one year following the participant’s death (but not beyond the expiration of their five-year term).

The Company does not provide any additional benefits to the named executive officers upon a change of control absent a termination of employment or in the event of a voluntary resignation (except in the special circumstances indicated in the footnotes to columns (b) and (c) of the table below) or an involuntary termination for cause.

The following table sets forth the benefits that the named executive officers (other than Mr. Alexander, who died on December 26, 2006, and Mr. Leitner, who retired on January 25, 2006) would receive in the event of a termination of employment for the specified reasons occurring on December 31, 2006:

(a)	(b)		(c)		(d)		(e)	(f)		(g)
	Voluntary		Voluntary
	Resignation		Resignation
	After		After		Termination		Retirement			Disability
Name	Change of Control		Non-Renewal		Without Cause		(11)	Death		(17)

Dr. Martin Weinstein	$9,400,000	(1)			$9,673,992	(5)	$273,992	$273,992	(12)	$273,992
Kenneth J. Binder	—		$794,952	(2)	$867,262	(6)	$72,310	$169,060	(13)	$72,310
Gerard Dombek	—		$348,834	(3)	$622,908	(7)	$128,727	$128,727	(14)	$128,727
John J. Dowling III	—		$328,191	(4)	$552,215	(8)	$87,278	$87,278	(15)	$87,278
Robert F. Ellis	$1,274,788	(9)	—		$895,249	(10)	$136,171	$136,171	(16)	$136,171

(1)	Represents the amount of severance payment payable upon a voluntary resignation within six months following a Change of Control.

(2)	Represents the payment of twenty-four months of base annual salary ($774,000) and twenty-four months of the Company-paid portion of medical coverage ($20,952) payable upon a voluntary resignation following the Company’s election not to renew the employment agreement.

(3)	Represents twelve months of base annual salary ($339,066) and of twelve months of the Company-paid portion of medical and dental coverage ($9,768) payable upon voluntary resignation following expiration of the employment term.

(4)	Represents twelve months of base annual salary ($316,731) and twelve months of the Company-paid portion of medical and dental coverage ($11,460) payable upon voluntary resignation following expiration of the employment term.

(5)	Represents the amount of severance payment and the pro rata target benefit under the Long-Term Incentive Plan ($273,992.)

(6)	Represents twenty-four months of base annual salary ($774,000), twenty-four months of the Company-paid portion of medical coverage ($20,952) and the pro rata target benefit under the Long-Term Incentive Plan ($72,310).

(7)	Represents seventeen months of base annual salary ($480,343), seventeen months of the Company-paid portion of medical and dental coverage ($13,838) and the pro rata target benefit under the Long-Term Incentive Plan ($128,727).

(8)	Represents seventeen months of base annual salary ($448,702), twelve months of the Company-paid portion of medical and dental coverage ($16,235) and the pro rata target benefit under the Long-Term Incentive Plan ($87,278).

(9)	Represents the liquidated damages payable if Mr. Ellis was involuntarily terminated without gross misconduct following Warwick ceasing to be a wholly owned subsidiary of the Company, which is thirty-six months of base annual salary ($1,138,617) and the pro rata target benefit under the Long-Term Incentive Plan ($136,171).

(10)	Represents the liquidated damages payable if Mr. Ellis were involuntarily terminated while Warwick remained a wholly owned subsidiary of the Company, which is twenty-four months of base annual salary ($759,078) and the amount of the pro rata target benefit under the Long-Term Incentive Plan ($136,171).

(11)	The amounts shown in this column were determined by adding the amounts that would be payable under the Long-Term Incentive Plan for the 2005-2007 performance cycle and for the 2006-2008 performance cycle, in each case based on the economic profit as determined under the Long-Term Incentive Plan as of December 31, 2006. The actual amounts that will be receivable under the Long-Term Incentive Plan for the 2005-2007 performance cycle and for the for the 2006-2008 performance cycle will depend on actual economic profit for the remainder of those periods and could be greater than, the same as, or less than the amounts shown, based on future performance.

(12)	This amount represents the pro rata target benefit under the Long-Term Incentive Plan.

(13)	This amount represents the sum of (i) 90 days of base annual salary ($96,750), and (ii) the pro rata target benefit under the Long-Term Incentive Plan.

(14)	This amount represents the pro rata target benefit under the Long-Term Incentive Plan.

(15)	This amount represents the pro rata target benefit under the Long-Term Incentive Plan.

(16)	This amount represents the pro rata target benefit under the Long-Term Incentive Plan.

(17)	The amounts shown in this column represent the pro rata target benefit under the Long-Term Incentive Plan.

For purposes of the foregoing table, (i) the base annual salary used is the base annual salary in effect on December 31, 2006, and (ii) medical benefits are valued on the basis of the Company-paid portion of the premium payments at the rates in effect on December 31, 2006. The table above does not include payments and benefits which are provided to salaried employees generally upon a termination of employment, such as vested pension plan benefits (described in the “Retirement and Other Benefits” section above), vested 401(k) plan benefits, death benefits under nondiscriminatory life insurance programs, accrued but unpaid salary, earned but unused vacation, or disability benefits under the Company’s generally applicable short-term and long-term disability plans.

DIRECTOR COMPENSATION

Compensation for 2006

In 2006, the annual retainer for the non-management members of the Board of Directors was $35,000, plus $1,000 for each board meeting and committee meeting attended. Each non-management director was also awarded a grant of restricted Class A Common Stock equivalent in value to $10,000 on January 15, 2006 under the terms of the 2003 Directors’ Stock Award Plan (the “2003 Directors’ Plan”). Each director who is not an employee of the Company may elect to participate in the 1998 Directors’ Stock Compensation Plan (the “1998 Directors’ Plan”), whereby the participating director receives his annual retainer and committee fees in the form of restricted shares of the Company’s Class A Common Stock in lieu of cash.

Committee members received the following additional compensation in 2006 for their services on the committees of the Board: non-management members of the Executive Committee — $7,500; members of the Audit Committee — $5,000; Chairman of the Audit Committee — $7,500; members of the Compensation Committee — $2,500; members of the Nominating Committee — $2,500. The Company also reimburses its non-management directors for travel, lodging and related expenses they may incur in attending board and committee meetings.

The following table shows the compensation paid to the members of the Board of Directors in 2006:

	Fees Earned or Paid		Stock
Name(1)	in Cash ($)		Awards($)(2)	Total($)
(a)	(b)		(c)	(h)

Barr, Edward	$50,506	(3)	$10,000	$60,506
Binderman, Gail(4)	$0		—	0
LeFrak, Richard	$53,506	(5)	$10,000	$63,506
Sovern, Michael	$43,500		$10,000	$53,500
Sullivan, Fred	$54,020	(6)	$10,000	$64,020
Tsai, Gerald	$82,667		$10,000	$92,667
Weinberg, Robert	$57,534	(7)	$10,000	$67,534
Zax, Stanley(8)	0		—	0

(1)	Mr. Norman Alexander, Executive Chairman (deceased) and Dr. Martin Weinstein, Vice Chairman and Chief Executive Officer, are excluded from this table because their compensation is fully disclosed on the Summary Compensation Table which is presented on page 21 of this proxy statement. They receive no additional compensation for service as a director of the Company.

(2)	Amounts in this column reflect the award of 123 shares of Class A Common Stock, restricted for one year in accordance with the terms of the 2003 Directors’ Plan. The number of shares was determined by reference to the closing price of the Class A Common Stock on the New York Stock Exchange (“NYSE”) of $81.37 on January 13, 2006 in accordance with the terms of the 2003 Directors’ Plan.

(3)	In accordance with the 1998 Directors’ Plan, Mr. Barr elected to receive his 2006 annual board retainer and committee retainer fees in shares of Class A Common Stock which are restricted for an initial three year period. He received 543 shares of Class A Common Stock which was valued at $69.05 per share based on the closing price of the Class A Common Stock on the NYSE on December 30, 2005.

(4)	Ms. Binderman was elected a director of the Company on January 25, 2007, and therefore received no compensation for 2006.

(5)	In accordance with the 1998 Directors’ Plan, Mr. LeFrak elected to receive his 2006 annual board retainer and committee retainer fees in shares of Class A Common Stock which are restricted for an initial three year period. He received 543 shares of Class A Common Stock which was valued at $69.05 per share based on the closing price of the Class A Common Stock on the NYSE on December 30, 2005.

(6)	In accordance with the 1998 Directors’ Plan, Mr. Sullivan elected to receive his 2006 annual board retainer and committee retainer fees in shares of Class A Common Stock which are restricted for an initial three year period. He received 579 shares of Class A Common Stock which was valued at $69.05 per share based on the closing price of the Class A Common Stock on the NYSE on December 30, 2005.

(7)	In accordance with the 1998 Directors’ Plan, Mr. Weinberg elected to receive his 2006 annual board retainer and committee retainer fees in shares of Class A Common Stock which are restricted for an initial three year period. He received 615 shares of Class A Common Stock which was valued at $69.05 per share based on the closing price of the Class A Common Stock on the NYSE on December 30, 2005.

(8)	Mr. Zax was elected a director of the Company on March 8, 2007, and therefore received no compensation for 2006.

Compensation for 2007

On November 2, 2006, of the Board of Directors approved the recommendations of the Compensation Committee of the Board with respect to certain modifications to the compensation of the Board, effective as of January 1, 2007. Each non-management director will receive an annual retainer of $40,000 and $1,500 for each board meeting attended. Each non-management director will also receive the equivalent of $30,000 in Class A Common Stock of the Company, which will be restricted for one year in accordance with the terms of the 2003 Directors’ Plan. Each director who is not an employee of the Company may elect to participate in the 1998 Directors’ Plan, whereby the participating director receives his annual retainer and committee fees in the form of restricted shares of the Company’s Class A Common Stock in lieu of cash.

The Audit Committee, Compensation Committee and Corporate Governance Committee are each composed entirely of non-management directors. Members of committees who are also employees of the Company do not receive additional compensation for their service on the committees. Members of the Audit Committee will receive the following annual retainers in 2007: Chairman — $8,500, Members — $6,000; and a per meeting fee — $1,500. Members of the Compensation Committee will receive an annual retainer of $4,000 and a per meeting fee of $1,500. Members of the Nominating Committee will receive an annual retainer of $2,500 and a per meeting fee of $1,000. Members of the Corporate Governance Committee will receive an annual retainer of $2,500 and a per meeting fee of $1,000. The sole non-management member of the Executive Committee will receive an annual retainer of $7,500 and a per meeting fee of $1,500. The Company also reimburses its non-management directors for travel, lodging and related expenses they may incur in attending board and committee meetings.

Compensation Committee Interlocks, Insider Participation and Transaction with Related Persons

None of the members of the Compensation Committee is a current or former officer or employee of the Company or has any relationship requiring disclosure under Item 404 of Regulation S-K, Transactions with Related Persons. In addition, no executive officer or director of the Company serves on the board of directors or compensation committee of another company where an executive officer or director of the other company also serves on the Compensation Committee of the Company.

There have been no transactions, since the beginning of the Company’s last fiscal year, and there is no currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person, as defined under the Securities Act of 1933, as amended, had or will have a direct or indirect material interest, except for the agreement the Company entered into with Mr. Leitner in connection with his retirement in 2006 (described below). Such related persons include the Company’s directors and executive officers, nominees for director and their immediate family members.

The Company and Mr. Leitner entered into a separation agreement on January 20, 2006 (the “Agreement”) that, provided for, among other things, the provision of consulting services by Mr. Leitner to the Company for a period of thirteen (13) months after his retirement on January 25, 2006. Mr. Leitner is paid the amount of $13,019 per month and during 2006 was paid a total of $143,209 for these services. The Agreement provides that Mr. Leitner will be available on a reasonable basis, not to exceed forty (40) hours per month, to assist the Company with respect to any of the matters with respect to which he had responsibilities prior to his retirement. The Agreement also provides for the reimbursement of reasonable travel, lodging, telephone and similar expenses incurred in connection with such availability. The Agreement contains certain releases and similar provisions and is filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

The Company has not adopted a formal policy for reviewing and approving transactions involving the Company and related persons. However, the Board has adopted the Code of Conduct which sets forth various policies and procedures intended to promote the ethical behavior of all the Company’s employees, officers and directors. The Code of Conduct describes the Company’s policy on conflicts of interest. In addition, all the executive officers and directors are required to complete a questionnaire on an annual basis which requires them to disclose any related person transactions and potential conflicts of interests. The Legal Department reviews the responses to the questionnaires and if a transaction were reported by an independent director or executive officer, the questionnaire would be submitted to the Chairman of the Audit Committee for review. If necessary, the Audit Committee would determine whether the relationship is material and would have any effect on the director’s independence (in the case of a director). After making such a determination, the Audit Committee would then report their recommendation on whether the transaction should be approved or ratified by the entire Board of Directors. The Audit Committee reviews related person transactions on an as-needed basis.

The following Report of the Compensation Committee and Report of the Audit Committee do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates these Reports by reference therein.

Report of the Compensation Committee of the Board on Executive Compensation

The Compensation Committee establishes and oversees the design and functioning of Sequa’s executive compensation program. We have reviewed and discussed the foregoing Compensation Discussion & Analysis with the management of the Company. Based on this review and discussion, we recommended to the Board of Directors that the Compensation Discussion & Analysis be included in Sequa’s Proxy Statement for the 2007 Annual Meeting of Stockholders.

Compensation Committee

Robert F. Weinberg (Chairman)
Gerald Tsai, Jr.

Report of the Audit Committee

Management is responsible for the Company’s financial reporting process, including its system of internal control, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The Company’s independent auditors are responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct audit or accounting reviews or procedures. The members of the Audit Committee are not employees of the Company and may not be, and may not represent themselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on the Company’s financial statements. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles in the United States, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent accountants are in fact “independent.”

The Audit Committee of the Company’s Board of Directors is currently composed of three directors, none of whom are officers or employees of the Company. The Board of Directors has determined that all members of the Audit Committee are (1) financially literate and independent under the rules of the New York Stock Exchange, and (2) “audit committee financial experts,” as defined under the rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”). The Board of Directors adopted a written charter for the Audit Committee. The complete text of the charter, which reflects standards set forth in SEC regulations and New York Stock Exchange rules as well as the relevant provisions of the Sarbanes-Oxley Act of 2002, is included on the Company’s website at www.sequa.com.

In accordance with its written charter, the Audit Committee assists the Board in fulfilling its responsibility to monitor the integrity of the accounting, auditing and financial reporting practices of the Company. Typically, for each fiscal year, the Audit Committee selects independent public accountants to audit the financial statements of the Company and its subsidiaries, subject to the approval of the Board of Directors, and such selection is subsequently presented to the Company’s stockholders for ratification. For 2007 the Audit Committee has selected KPMG LLP (“KPMG”) as the independent auditors to audit the financial statements of the Company and its subsidiaries. The selection of KPMG was approved by the Board of Directors on March 8, 2007 and is being presented to the Company’s stockholders for ratification at the 2007 Annual Meeting.

Prior to the release of quarterly earnings announcements, the Audit Committee reviewed and discussed the interim financial information contained therein with KPMG and with the Company’s chief financial officer and its controller. In overseeing the preparation of the Company’s year-end audited financial statements, the Audit Committee met with both management and the Company’s independent auditors and reviewed and discussed the financial statements prior to their issuance. The Audit Committee also discussed significant accounting issues and the results of the audit with both management and the Company’s independent auditors. The Audit Committee’s review included discussion with the independent auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee received from KPMG written disclosures and the letter regarding its independence, as required by professional standards describing all relationships between the outside auditors and the Company that might bear on the auditors’ independence and discussed this information with KPMG. The Audit Committee also discussed with management, with the director of internal audit and with KPMG the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Audit Committee also reviewed with both KPMG and the director of internal audit their audit plans, audit scope and identification of audit risks. KPMG was provided with full access to the Audit Committee to meet privately and was encouraged to discuss any matter it desired with the Audit Committee or the full Board of Directors.

Under the supervision and with the participation of Sequa’s management, including the Chief Executive Officer and Chief Financial Officer, Sequa conducted an evaluation of the effectiveness of its internal control over financial reporting as of December 31, 2006 based on the framework in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on that evaluation, management concluded that Sequa’s internal control over financial reporting was effective as of December 31, 2006. Management’s assessment of the effectiveness of Sequa’s internal control over financial reporting as of December 31, 2006 has been audited by KPMG, and their opinion is included in the Company’s Annual Report on Form 10-K.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the SEC.

Members of the Audit Committee

Edward E. Barr, Chairman
Fred R. Sullivan
Robert F. Weinberg
Gerald Tsai, Jr.*

* Mr. Tsai was a member of the Audit Committee, and its Chairman, until January 25, 2007.

Item 2.

RELATIONSHIP WITH INDEPENDENT AUDITORS

The Audit Committee has appointed KPMG LLP (“KPMG”) as independent auditors for the 2007 fiscal year. KPMG will audit the Company’s consolidated financial statements for the 2007 fiscal year and perform other services. While stockholder ratification is not required by the Company’s by-laws or otherwise, the Board of Directors is submitting the selection of KPMG to the stockholders for ratification as a good corporate governance practice. If the stockholders fail to ratify the appointment of KPMG as our independent auditors the Audit Committee may, but is not required to, reconsider whether to retain KPMG, and may ultimately decide to retain them. Any decision to retain KPMG or another independent auditor will be made by the Audit Committee and will not be resubmitted to stockholders. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent public accountant or auditor at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

The following table represents fees for professional audit services rendered and fees billed for other services rendered by KPMG for the year ended December 31, 2006 and by Ernst & Young LLP (“E&Y”), the Company’s former independent auditors, for the year ended December 31, 2005.

	December 31,	December 31,
	2006	2005

Audit fees(1)	$4,205,000	$4,113,000
Audit-related fees(2)	305,000	157,000
Tax fees(3)	-0-	796,000
All other fees	-0-	-0-

Total	$4,510,000	$5,066,000

(1)	Audit fees consist primarily of the annual audit and quarterly reviews of the consolidated financial statements; attestation pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”); statutory audits of subsidiaries required by governmental or regulatory bodies; attestation services required by statute or regulation; comfort letters, consents, assistance with and review of documents filed with the SEC; work performed by tax professionals in connection with the audit and quarterly reviews; and accounting and financial reporting consultations and research work necessary to comply with generally accepted auditing standards.

(2)	Audit-related fees consist primarily of the audit of employee benefit plans and subsidiaries, and, with respect to 2005, consultations related to implementation of Section 404.

(3)	Tax fees include professional services provided for the preparation of federal and state tax returns; review of tax returns prepared by the Company; assistance in assembling data to respond to governmental reviews of past tax filings; and tax advice, exclusive of tax services rendered in connection with the audit.

Change of Independent Auditors

At a meeting held on May 11, 2006, the Audit Committee of the Board of Directors of the Company dismissed E&Y as the Company’s independent auditors and approved the engagement of KPMG as the Company’s independent auditors for the fiscal year ending December 31, 2006. E&Y’s reports on the Company’s financial statements for the fiscal years ended December 31, 2005 and 2004 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Company’s financial statements for each of the two fiscal years ended December 31, 2005 and 2004 and through May 16, 2006, there were no disagreements with E&Y on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the matter in connection with their report on the Company’s financial statements for such years, except that in 2004 E&Y disagreed with management’s proposal to account for certain long-term repair contracts under Statement of Position 81-1, Accounting for Performance of Construction-Type and Certain Production-Type Contracts. This matter was appropriately resolved when the Company modified its proposed accounting to expense certain costs associated with initial inventory turns and recognize revenue based on the relative fair value of the parts delivered to the customer, subject to amounts contractually recoverable, and the agreed upon accounting treatment was used for all reporting periods. During the years ended December 31, 2005 and 2004 and through May 16, 2006, there were no “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K, except for the existence of two material weaknesses in the Company’s internal control over financial reporting in 2004, for (1) deficiencies related to inadequate or ineffective policies and practices relating to revenue recognition on non-routine transactions, and (2) deficiencies related to the internal controls over financial reporting of an overhaul repair facility which accounted for approximately 2% of the Company’s consolidated assets and revenue as of and for the year ended December 31, 2004, both of which were previously reported and described in Item 9A in Part II of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004. E&Y and the Audit Committee of Sequa’s Board of Directors discussed the material weaknesses and the disagreement. The Company authorized E&Y to respond fully to the inquiries of KPMG concerning the subject matter of the material weaknesses and the disagreement. As of December 31, 2005, no material weaknesses were identified, as set forth in Item 9A of Part II of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

During the fiscal years ended December 31, 2005 and 2004 and through May 16, 2006, neither the Company nor anyone acting on its behalf consulted KPMG regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on

Company’s consolidated financial statements or (2) any matter that was (a) either the subject of a disagreement with E&Y on accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the matter in their report, or (b) a reportable event as defined in Item 304(a)(1)(v) of Regulation S-K. The Company provided E&Y with a copy of this Current Report on Form 8-K prior to filing it with the SEC.

The Company provided a copy of the foregoing statements to E&Y in connection with the Company’s filing of a Current Report on Form 8-K dated May 16, 2006 (as amended on June 1, 2006). A copy of E&Y’s letter (as required by Item 304(a)(3) of Regulation S-K) was filed as Exhibit 16 to that Current Report.

Policy on Pre-approval of Independent Auditor Services

The charter of the Audit Committee provides for the pre-approval of all auditing services and all permitted non-auditing services to be performed for the Company by the independent auditors, subject to the requirements of applicable law. In accordance with the law, the Audit Committee has delegated to its Chairman the authority to grant such pre-approvals, which are reviewed by the full Audit Committee at its next regular meeting. Typically, however, the Audit Committee reviews all matters to be approved. The procedures for pre-approving all audit and non-audit services provided by the independent auditors include the Audit Committee reviewing audit-related services, tax services, and other services. The Audit Committee periodically monitors the services rendered by and actual fees paid to the independent auditors to ensure that such services are within the parameters approved by the Committee. In 2006, all the services described in Audit-Related Fees, Tax Fees, and All Other Fees, above, were approved by the Audit Committee in accordance with its pre-approval policies and procedures.

The stockholders will be asked to ratify the appointment of KPMG as independent auditors of the Company for the 2007 fiscal year. KPMG was the Company’s independent auditors for the fiscal year ended December 31, 2006. Representatives of KPMG are expected to be present at the stockholders’ meeting. They will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Vote required

The ratification of the appointment of our independent auditors requires the affirmative vote of the holders of a majority of the combined voting power of the Class A Common Stock and the Class B Common Stock present in person or represented by proxy at the annual meeting and entitled to vote. Abstentions from voting on this matter will have the same effect as votes against ratification. Broker non-votes will be treated as shares not present and entitled to vote.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE “FOR”
ITEM 2 — RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS.

Item 3

ADOPTION OF THE 2007 LONG-TERM STOCK INCENTIVE PLAN

The 2007 Long-Term Stock Incentive Plan (the “2007 Plan”) is designed to enable qualified employees of the Company to acquire or increase their ownership of Class A Common Stock on reasonable terms. The purposes of the 2007 Plan are to advance the interests of Sequa Corporation and its stockholders by providing a means to attract, retain, and motivate employees of the Company, its subsidiaries and affiliates upon whose judgment, initiative and efforts the continued success, growth and development of the Company is dependent. As of March 1, 2007,

435,000 shares remained available for grant under the Amended and Restated 1998 Key Employees Stock Option Plan (the “Prior Plan”), and there were outstanding 106,035 stock options with an average exercise price of $42.40 and an average remaining term of 1.64 years.

The Board has reserved 735,000 shares of Class A Common Stock, which includes those shares available for grant under the Prior Plan on the effective date of the 2007 Plan, plus any shares as may be increased as described under “Adjustments” below, for grant pursuant to the 2007 Plan. The terms and conditions of any option or stock grant would be determined by the Compensation Committee of the Board of Directors. The Board and the Compensation Committee have granted an aggregate of 50,000 shares of restricted stock to one of our executive officers, subject to stockholder approval of the 2007 Plan.

A summary of the 2007 Plan is set forth below. This summary is qualified in its entirety by the full text of the 2007 Plan, which is attached to this proxy statement as Appendix B.

Summary of the 2007 Plan

Administration

The 2007 Plan will be administered by the Compensation Committee of the Board of Directors. All of the members of the Compensation Committee are (i) “Non-Employee Directors” as defined in Rule 16b-3 adopted pursuant to the Exchange Act, (ii) “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code and (iii) independent under the rules of the New York Stock Exchange (provided, however, that the mere fact that the Compensation Committee fails to meet one of these requirements will not invalidate an award otherwise made under the 2007 Plan).

The Compensation Committee will have the authority to designate participants, designate affiliates, determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2007 Plan; accelerate the exercisability or vesting of any award; extend the period during which an award is exercisable; and make all other decisions and determinations that may be required under the 2007 Plan.

Eligibility

The Compensation Committee may select as a participant in the 2007 Plan any employees including any director who is an employee of Sequa Corporation, any subsidiary or an affiliate. A Director who is not an employee is not eligible to receive awards under the 2007 Plan. Awards may be made to employees whether or not they have received prior awards under the 2007 Plan or under any other plan, and whether or not they are participants in our other benefit plans. An award may be granted to an employee in connection with his or her hiring or retention; provided that, the award may not become vested or exercisable prior to the date such person first provides services.

Permissible Awards

The 2007 Plan authorizes the granting of awards in any of the following forms:

Stock Options.  A stock option (“Option”) is the right to purchase, in the future, shares of Class A Common Stock at a set price. Under the 2007 Plan, an Option may be (i) an Incentive Stock Option (“ISO”), which is any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code; or (ii) a Non-Qualified Stock Option (“NQSO”), which is any Option that is not an ISO. The purchase price of shares subject to any Option must not be less than the fair market value of a share on the date of the grant of the Option. Fair market value is defined as the closing price of the Class A Common Stock on the date the grant is made.

The maximum term of any Option is ten years from the date the Option was granted except in the event of death or disability. The Compensation Committee can fix a shorter period, and can impose such other terms and conditions on the grant of Options as it chooses, consistent with applicable laws and regulations.

Except for certain antidilution adjustments, the 2007 Plan prohibits (1) amendments to lower the exercise price of outstanding Options and Share Appreciation Rights (“SARs”), (2) exchanges of Options or SARs for other Options or SARs with lower exercise prices, and (3) exchanges of Options or SARs with an exercise price in excess of then fair market value for cash or another award, in each case unless stockholder approval is obtained.

Share Appreciation Rights.  A SAR is the right to receive upon the exercise of each share the excess of (1) the closing price of one share of Class A Common Stock on the date of the exercise over (2) the exercise price per share of the SAR, as determined by the Compensation Committee as of the date of the grant of the SAR (which shall not be less than the fair market value of the share on the date of the grant of the SAR).

The maximum term of any SAR is ten years from the date the SAR was granted except in the event of death or disability. The Compensation Committee can fix a shorter period, and can impose such other terms and conditions on the grant of SARs as it chooses, consistent with applicable laws and regulations.

Performance Shares and Performance Units.  Performance Shares and Performance Units are the right to receive shares, cash or a combination of shares and cash upon the achievement of pre-established performance goals as specified by the Compensation Committee. The performance goal or goals that may be selected by the Compensation Committee are described below under the heading “Performance Awards.” Except as otherwise determined by the Compensation Committee, upon the termination of the participant’s employment with Sequa Corporation, its subsidiaries and its affiliates during the performance period, Performance Shares and Performance Units for which the performance period was prescribed will be forfeited.

Restricted Shares.  A Restricted Share is an award of a share of Class A Common Stock subject to certain restrictions and conditions imposed by the Compensation Committee, which may include the attainment of specified performance goals. Restricted Shares restrict transfer of the shares received and affect the timing of the realization of tax consequences on the transaction. Except as otherwise determined by the Compensation Committee, participants receiving Restricted Shares shall have all of the rights of a stockholder, including the right to vote Restricted Shares and receive dividends thereon. Except as otherwise determined by the Compensation Committee, upon the termination of the participant’s employment with Sequa Corporation, its subsidiaries and its affiliates during the applicable restriction period, Restricted Shares and any accrued but unpaid dividends (see below) will be forfeited.

Dividends paid on Restricted Shares shall be either paid at the dividend payment date, or deferred (with or without the crediting of interest or earnings equivalents thereon as determined by the Compensation Committee) for payment to such date as determined by the Compensation Committee, and may be subject to such forfeiture conditions as the Compensation Committee may prescribe.

Restricted Share Units.  A Restricted Share Unit is the right to receive shares or cash at the end of a specified deferral period. In addition, Restricted Share Units are subject to such restrictions as the Compensation Committee may impose, which may include the attainment of specified performance goals, which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, as the Compensation Committee may determine. Except as otherwise determined by the Compensation Committee, upon the termination of the participant’s employment Sequa Corporation, its subsidiaries and its affiliates during the applicable deferral period or upon failure to satisfy any other conditions precedent to the delivery of the shares, Restricted Share Units that are at that time subject to deferral or restriction will be forfeited.

Other Share-Based Awards.  The Committee is authorized, subject to limitations under applicable law, to grant such other share-based awards as deemed to be consistent with the purposes of the Plan.

Performance Awards

If the Compensation Committee determines that an award of Performance Shares, Performance Units, Restricted Shares, Restricted Share Units or other Share-Based Awards should qualify under the performance-based exception to the $1.0 million cap on deductibility under Section 162(m) of the Code, the grant, vesting, exercise and/or settlement shall be contingent upon the achievement of pre-established performance goals as specified by the Compensation Committee. These pre-established performance goals are based on one or more of the following business criteria for the Company and/or for specified subsidiaries or affiliates or other business units or lines of business of the Company: (1) total stockholder return, (2) earnings, (3) earnings per share, (4) sales growth, (5) earnings before interest, taxes and depreciation and amortization, (6) operating income, (7) net income, (8) pro forma net income, (9) return on stockholders’ equity, (10) return on designated assets, (11) net asset value, (12) economic value added, (13) revenues, (14) expenses, (15) operating profit margin, (16) operating cash flow, (17) cash flow per share, (18) productivity growth, (19) stock price performance, (20) return on investment, and (21) net profit margin. Achievement of performance goals in respect of such awards shall be measured over a performance period, as specified by the Compensation Committee, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

Shares Available for Awards

The maximum number of shares of Class A Common Stock which may be used in connection with awards under the 2007 Plan is 735,000, which includes shares available for grant under the Prior Plan on the effective date of the 2007 Plan. This number, as may be increased as described under “Adjustments” below; provided that any shares granted as Options or SARs shall be counted against the number of shares reserved and available as one (1) share for each one (1) share granted, regardless of the number of actual shares issued in settlement of SARs at the time of exercise.

Awards granted by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any subsidiary or with which the Company or any subsidiary combines shall not reduce the shares authorized for grant under the 2007 Plan or authorized for grant to a participant in any period. Subject to meeting certain conditions, in the event that a company acquired by the Company or any subsidiary or with which the Company or any subsidiary combines has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan may be used for awards under the 2007 Plan and shall not reduce the shares authorized for grant under the 2007 Plan.

The maximum number of shares with respect to which Options or SARs may be granted during any 36 month period to any participant under the 2007 Plan shall be 200,000 shares. The maximum number of shares reserved for issuance in connection with ISOs shall be limited to 500,000 shares. The maximum number of shares that may be granted during any 36 month period to any participant in connection with stock-based awards other than stock options and SARs intended to qualify as performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code shall be limited to 200,000 shares or the equivalent.

The maximum amount payable upon settlement of cash-based awards designed to qualify under the performance-based compensation exception under Section 162(m) of the Code granted under the 2007 Plan for any calendar year to any participant shall not exceed $1,000,000.

Adjustments

In the event of a stock split, stock dividend, reverse split, reorganization, merger, spin-off, repurchase, share exchange, extraordinary distribution, recapitalization, combination or consolidation or other similar corporate transaction affecting shares of the Company, the Compensation Committee may make such equitable adjustments as it deems appropriate in the share authorization limits and in outstanding awards.

If any awards under the 2007 Plan or the Prior Plan are forfeited, canceled, terminated, exchanged or surrendered, any shares counted against the number of shares reserved and available under the 2007 Plan with respect to such award shall, to the extent of any such forfeiture, settlement, termination, cancellation, exchange or surrender, again be available for awards under the 2007 Plan.

Change of Control

In the event of a Change of Control (as such term is defined in the 2007 Plan), all outstanding awards still subject to restrictions or limitations become fully exercisable at the time of the Change of Control, unless the participant waives or defers their right to the lapse of restrictions or limitations.

Termination, Suspension and Modification

The Board of Directors may, at any time, terminate, suspend, alter or amend the 2007 Plan. Any amendment or modification of the 2007 Plan for which stockholder approval is required by applicable rule or regulation of any governmental regulatory body, or under the rules of any stock exchange in which the shares are listed, shall be subject to the approval of our stockholders. No termination, suspension or modification of the 2007 Plan may adversely affect any award previously granted under the 2007 Plan without the written consent of the participant. No awards may be granted under the 2007 Plan after March 8, 2017.

Withholding Taxes

The Company may withhold, or require a participant to remit to the Company, an amount sufficient to satisfy any federal, state or local withholding tax requirements associated with awards under the 2007 Plan.

Foreign Employees

The Compensation Committee may grant awards to eligible persons who are foreign nationals, who are located outside the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the 2007 Plan as may, in the judgment of the Compensation Committee, be necessary or desirable to foster and promote achievement of the purposes of the 2007 Plan, and, in furtherance of such purposes, the Compensation Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

Federal Income Tax Consequences

The following discussion summarizes the material federal income tax consequences of participation in the 2007 Plan. This discussion is general in nature and does not address issues related to the tax circumstances of any particular employee or director. The discussion is based on federal income tax laws in effect on the date hereof and is, therefore, subject to possible future changes in law. This discussion does not address state, local and foreign tax consequences.

Stock Options

In general, the grant of an option will not be a taxable event to the recipient and it will not result in a deduction to the Company. The tax consequences associated with the exercise of an option and the subsequent disposition of shares of Class A Common Stock acquired on the exercise of such option depend on whether the option is an NQSO or an ISO.

Upon the exercise of an NQSO, the participant will recognize ordinary taxable income equal to the excess of the fair market value of the shares of Class A Common Stock received upon exercise over the exercise price. The Company will generally be able to claim a deduction in an equivalent amount. Any gain or loss upon a subsequent sale or exchange of the shares of Class A Common Stock will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of Class A Common Stock.

Generally, a participant will not recognize ordinary taxable income at the time of exercise of an ISO and no deduction will be available to the Company, provided the option is exercised while the participant is an employee or within three months following termination of employment (longer, in the case of disability or death). If an ISO granted under the Plan is exercised after these periods, the exercise will be treated for federal income tax purposes as the exercise of an NQSO. Also, an ISO granted under the Plan will be treated as an NQSO to the extent it (together with other ISOs granted to the participant by the Company) first becomes exercisable in any calendar year for shares of Class A Common Stock having a fair market value, determined as of the date of grant, in excess of $100,000.

If shares of Class A Common Stock acquired upon exercise of an ISO are sold or exchanged more than one year after the date of exercise and more than two years after the date of grant of the option, any gain or loss will be long-term capital gain or loss. If shares of Class A Common Stock acquired upon exercise of an ISO are disposed of prior to the expiration of these one-year or two-year holding periods (a “Disqualifying Disposition”), the participant will recognize ordinary income at the time of disposition, and the Company will generally be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares of Class A Common Stock at the date of exercise over the exercise price. Any additional gain will be treated as capital gain, long-term or short-term, depending on how long the shares of Class A Common Stock have been held. Where shares of Class A Common Stock are sold or exchanged in a Disqualifying Disposition (other than certain related party transactions) for an amount less than their fair market value at the date of exercise, any ordinary income recognized in connection with the Disqualifying Disposition will be limited to the amount of gain, if any, recognized in the sale or exchange, and any loss will be a long-term or short-term capital loss, depending on how long the shares of Class A Common Stock have been held.

If an option is exercised through the use of shares of Class A Common Stock previously owned by the participant, such exercise generally will not be considered a taxable disposition of the previously owned shares and, thus, no gain or loss will be recognized with respect to such previously owned shares upon such exercise. The amount of any built-in gain on the previously owned shares generally will not be recognized until the new shares acquired on the option exercise are disposed of in a sale or other taxable transaction.

Although the exercise of an ISO as described above would not produce ordinary taxable income to the participant, it would result in an increase in the participant’s alternative minimum taxable income and may result in an alternative minimum tax liability.

Restricted Shares

A participant who receives Restricted Shares will generally recognize ordinary income at the time that they “vest”, i.e., when they are not subject to a substantial risk of forfeiture. The amount of ordinary income so recognized will generally be the fair market value of the Class A Common Stock at the time the shares vest, less the amount, if any, paid for the shares. This amount is generally deductible for federal income tax purposes by the Company. Dividends paid with respect to Class A Common Stock that is nonvested will be ordinary compensation income to the participant (and generally deductible by the Company). Any gain or loss upon a subsequent sale or exchange of the shares of Class A Common Stock, measured by the difference between the sale price and the fair market value on the date the shares vest, will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of Class A Common Stock. The holding period for this purpose will begin on the date following the date the shares vest.

In lieu of the treatment described above, a participant may elect immediate recognition of income under Section 83(b) of the Code. In such event, the participant will recognize as income the fair market value of the Restricted Shares at the time of grant (determined without regard to any restrictions other than restrictions which by their terms will never lapse), and the Company will generally be entitled to a corresponding deduction. Dividends paid with respect to shares as to which a proper Section 83(b) election has been made will not be deductible to the Company. If a Section 83(b) election is made and the Restricted Shares are subsequently forfeited, the participant will not be entitled to any offsetting tax deduction.

Share Appreciation Rights and Other Awards

With respect to SARs, Restricted Share Units, Performance Shares, Performance Units, and other awards under the 2007 Plan not described above, generally, when a participant receives payment with respect to any such award granted to him or her under the 2007 Plan, the amount of cash and the fair market value of any other property received will be ordinary income to such participant and will be allowed as a deduction for federal income tax purposes to the Company.

New Plan Benefits

For services rendered during fiscal 2006 and for employment agreements entered into during 2006, our current executive officers as a group received no stock options or restricted shares. On January 25, 2007, the Company entered into an employment agreement with Dr. Weinstein whereby he was to be granted 50,000 shares of restricted Class A Common Stock, under the 2007 Plan once stockholder approval had been obtained. See “Employment Contracts, Termination of Employment and Change of Control Arrangements for the Company’s Named Executive Officers — Martin Weinstein — Restricted Stock” on page 17.

Vote required

Approval of the 2007 Long-Term Stock Incentive Plan requires the affirmative vote of the holders of a majority of the combined voting power of the Class A Common Stock and the Class B Common Stock present in person or represented by proxy at the annual meeting and entitled to vote. Abstentions from voting on this matter will have the same effect as votes against ratification. Broker non-votes will be treated as shares not present and entitled to vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE
ADOPTION OF THE 2007 LONG-TERM STOCK INCENTIVE PLAN.

Item 4

PROPOSED AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION
TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF CLASS B COMMON STOCK

The Company’s Restated Certificate of Incorporation, as amended on December 19, 1986 and further amended on June 9, 1999 (the “Certificate of Incorporation”) currently authorizes 61,825,000 shares of capital stock, of which 50,000,000 shares are Class A Common Stock, no par value, 10,000,000 shares are Class B Common Stock, no par value, and 1,825,000 shares are Preferred Stock, one dollar par value. Of the 50,000,000 shares of Class A Common Stock authorized, as of March 1, 2007, 8,101,848 shares were outstanding, 20,032 shares were held in the Company’s treasury, 532,578 shares were reserved for issuance under the Company’s benefit plans, and 3,281,840 shares were reserved for issuance upon the conversion of any shares of Class B Common Stock. Of the 10,000,000 shares of Class B Common Stock authorized, as of March 1, 2007 3,281,840 shares were outstanding and 397,283 shares were held in the Company’s treasury. Of the 1,825,000 shares of Preferred Stock authorized, as of March 1, 2007, no shares were outstanding and no shares were held in the Company’s treasury, as all shares of the Company’s $5.00 Cumulative Convertible Preferred Stock were redeemed on April 14, 2006.

Pursuant to provisions in the Company’s Certificate of Incorporation, shares of Class B Common Stock can be issued only if two conditions are satisfied: (1) the issuance were to be in the form of a distribution or distributions pursuant to a stock dividend on, or a split-up of, the shares of Class B Common Stock to the then holders of the outstanding shares of Class B Common Stock and (2) at the same time there was a distribution of shares of Class A Common Stock in the same ratio as such a stock dividend on, or split-up to the then holders of outstanding shares of Class A Common Stock. Thus, the relative equity and voting interests in the Company of the Class A and Class B common stockholders will remain the same after any such distributions. The Board of Directors, however, has no present plans, understandings or agreements to issue the additional shares to be authorized.

The Board of Directors has determined that it is in the best interests of the Company’s stockholders to increase the number of shares of Class B Common Stock which the Company is authorized to issue from 10,000,000 to 15,000,000 shares. No increase in the number of shares of authorized Class A Common Stock or Preferred Stock is being proposed at this time.

The Board of Directors believes that the proposed increase in the number of authorized shares of Class B Common Stock will benefit the Company by giving the Board the flexibility in responding to future business needs and opportunities and to declare significant stock dividends or stock splits on the Company’s common stock (both Class A and Class B). The current number of authorized shares of Class B Common Stock is only enough for one 3-for-1 stock dividend which the Board of Directors feels is not sufficiently flexible to respond to those situations in which it may wish to issue stock dividends or authorize stock splits if that would be in the best interest of the Company and its stockholders. Except for the increase of the number of authorized shares, the proposed amendment would not change any of the provisions of the Company’s Certificate of Incorporation.

If at some future date the Board of Directors made the determination to declare a stock dividend or stock split on the Class A Common Stock and the Class B Common Stock, then no further authorization from stockholders would be required, except to the extent that such further authorization is required by the rules of the New York Stock Exchange, the terms of the Company’s Certificate of Incorporation, the terms of any agreements or securities the Company may hereafter enter into or issue, or applicable law.

The additional shares of Class B Common Stock which would be authorized by the proposed amendment would have the same rights and privileges as and otherwise be identical to the shares of Class B Common Stock currently authorized and outstanding. The Certificate of Incorporation empowers the Board of Directors to determine the relative rights and limitations of series of Preferred Stock, including among other things, dividend rights, conversion prices, voting rights, redemption prices and the preferences, if any, of such series over shares of Class B Common Stock as to dividends or distributions of assets of the Company. It is possible that the future issuance of Preferred Stock having dividend and liquidation preferences could affect amounts that might otherwise be available to holders of Class B Common Stock as dividends or upon liquidation. Holders of the Company’s shares have no preemptive rights and, as a result, existing stockholders would not have any preferential right to purchase any of the additional shares of Class B Common Stock when issued.

If the requisite approval by the Company’s stockholders is obtained, the increase in the authorized shares of Class B Common Stock will become effective upon the filing with the Secretary of State of the State of Delaware of, and in accordance with, an amendment to the Certificate of Incorporation.

The Board of Directors recommends that the stockholders approve the amendment to the Company’s Certificate of Incorporation, and intends to introduce at the forthcoming Annual Meeting the following resolution:

“RESOLVED, that as proposed and declared advisable by the Board of Directors, Article FOURTH, Paragraph A of the Certificate of Incorporation of the Company be amended to read in its entirety as follows:

‘A. Classes and Number of Shares.  The total number of shares of all classes of stock which the Corporation shall have authority to issue is 66,825,000 shares. The classes and the aggregate number of shares of stock of each class which the Corporation shall have authority to issue are as follows:

50,000,000 shares of Class A Common Stock, no par value (the “Class A Common Stock”);

15,000,000 shares of Class B Common Stock, no par value (the “Class B Common Stock”); and

1,825,000 shares of Preferred Stock, one dollar ($1.00) par value (the “Preferred Stock”).’”

Vote required

The vote required to approve the proposal to amend the Certificate of Incorporation is the affirmative vote of holders of the Class A Common Stock and the Class B Common Stock, representing a majority of the combined voting power of all outstanding shares of the Class A Common Stock and the Class B Common Stock voting together and the affirmative vote of holders of a majority of the outstanding shares of Class B Common Stock voting separately as a class.

Broker non-votes and abstentions will have the same effect as votes against the proposal to amend the Certificate of Incorporation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE
PROPOSAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE
THE AUTHORIZED NUMBER OF SHARES OF CLASS B COMMON STOCK.

Item 5

APPROVAL OF THE MANAGEMENT INCENTIVE BONUS PROGRAM FOR CORPORATE
EXECUTIVE OFFICERS (as amended and restated)

The Board of Directors has accepted the recommendation of the Compensation Committee to present amendments to the Management Incentive Bonus Program for Corporate Executive Officers (the “MIBP for CEOs”) for approval by the stockholders of the Company as required by the terms of the plan and for approval in accordance with the regulations promulgated by the Internal Revenue Service under Section 162(m) of the Internal Revenue Code (the “Code”). Currently, the Vice Chairman and Chief Executive Officer is the only executive of the Company eligible to participate in MIBP for CEOs. The position of Executive Chairman, which is currently vacant, is specifically designated as a participant in the MIBP for CEOs. Pursuant to the MIBP for CEOs, the Board of Directors may designate from time to time other senior corporate officers of the Company as participants.

The MIBP for CEOs is being submitted to the stockholders for approval in accordance with the regulations promulgated by the Internal Revenue Service under Section 162(m) which require that stockholders re-approve certain compensation arrangements every five years and approve any material amendments to such arrangements in order for the Company to be able to deduct certain compensation paid to the named executive officers. The regulations impose conditions and limitations on the deductibility of compensation paid to certain executive officers of public companies. Compensation of an executive officer who is required to be listed in the Summary Compensation Table (a “named executive officer”) is not deductible by the Company for tax purposes to the extent that it exceeds $1.0 million, unless specific criteria have been met. To minimize the adverse consequences of the regulations, the Company presented the MIBP for CEOs to the stockholders at the Annual Meeting in 1994 and obtained the requisite stockholder approval. Thereafter, the Company presented certain amendments to the MIBP for CEOs to the stockholders at the Annual Meeting in 1995 (and obtained approval of the amendments). The MIBP for CEOs was presented for re-approval by the stockholders at the Annual Meeting in 2000 and in 2005 (with certain amendments), which was obtained each time.

The MIBP for CEOs provides for a bonus to be paid to certain corporate executive officers based solely on the Company’s achieving or surpassing certain targets related to budgeted basic earnings per share from continuing operations, before discontinued operations, extraordinary items, and the cumulative effect of a change in accounting principle (the “Budgeted EPS”). The actual EPS for the past year is calculated at the beginning of the next fiscal year in reliance upon the audited financial statements of the Company and is certified by the Audit Committee. Budgeted EPS is established at the beginning of each plan year and the participants in the MIBP for CEOs will be measured exclusively on achievement of that financial goal. The Compensation Committee of the Board of Directors (the “Compensation Committee”) must certify in writing prior to the payment of any award under the MIBP for CEOs for any plan year that the required goals have been met for that plan year. For purposes of calculating the bonus awards payable under this MIBP, the following adjustments are to be made to either actual EPS or Budgeted EPS: (a) the Minimum, Par and Outstanding Budgeted EPS targets shall be restated to exclude the impact of businesses sold during the year to be on a basis consistent with reporting actual EPS; (b) actual EPS shall be adjusted to remove the impact of businesses acquired during the year for post-acquisition periods to be on a basis consistent with the Budgeted EPS targets; and (c) the Compensation Committee may adjust or modify the Budgeted EPS targets under this MIBP for CEOs in recognition of unusual or nonrecurring events affecting the Company or any business unit or the financial statements or results thereof or in response to changes in applicable laws, regulations, accounting principles or other circumstances deemed relevant by the Compensation Committee; provided, however, that no adjustment or modification to any performance measures or goals shall be authorized or made with respect to any award for any person expected to be a “covered employee” within the meaning of Section 162(m) of the Code if such adjustment or modification might, in the judgment of the Compensation Committee, cause the award to lose its qualification as performance-based compensation for purposes of Section 162(m) of the Code. In the case of any person expected to be a “covered employee” within the meaning of Section 162(m) of the Code, the Committee shall have no discretion to increase the award that would otherwise be payable to such participant pursuant to the terms of the MIBP. The maximum amount of compensation that may be paid to any individual under the MIBP for CEOs in any calendar year may not exceed $2 million, and notwithstanding anything to the contrary contained in the MIBP for CEOs, the total bonuses paid under the aggregate of the MIBP for CEOs and the Management Incentive Bonus Program for Corporate Non-Executive Officers and Corporate Staff is limited to 10% of the consolidated pre-tax earnings of the Company from continuing operations before deduction for such bonuses.

The current amendments for which stockholder approval is being sought are (1) a change of the percentage of Budgeted EPS for the attainment of “Outstanding” under the MIBP for CEOs from 150% to 120%, (2) a change to the lower threshold of the percentage of Budgeted EPS required to be attained from 85% to 80%, (3) a change in the way that numbers are interpolated between categories from a straight-line basis to a curve with an increasing slope near the limit points of “Minimum” and “Outstanding” approved by the Compensation Committee, and (4) several other minor changes to the wording of several provisions of the plan. A full copy of the MIBP for CEOs, as amended and restated, is attached to this proxy statement as Appendix C, and the description of the MIBP for CEOs herein is qualified in its entirety by reference to such plan document.

The table set forth below states the maximum percentages of salary payable to each eligible corporate executive officer as a bonus under the MIBP for CEOs, as amended. Attainment of individual performance goals is not calculated into the bonus formula for the eligible corporate executive officers.

PLAN BENEFITS — the MIBP for CEOs

Potential Bonus
Payment as a % of
			Potential Bonus	Salary at
		Bonus Payment when	Payment as a % of	Outstanding
		Performance by	Salary at Par	Performance by the
		Company is Less	Performance by the	Company (120% or
		Than 80% of	Company (100%	More of Budgeted
Name of Individual	Position	Budgeted EPS	Budgeted EPS)	EPS)
[vacant]	Executive Chairman	0	65.0	97.5
Martin Weinstein	Vice Chairman and Chief Executive Officer	0	50.0	85.0

Note: The percentage of bonus payable increases as the EPS moves from 80% up to par performance, and likewise, between par and 120%. Numbers between the categories are established from a curve approved by the Compensation Committee. The curve has an increasing slope near the limit points of “Minimum” and “Outstanding”. The potential bonus payment shown at 120% of budgeted EPS is the maximum available regardless of how high the EPS actually goes.

Federal Income Tax Consequences

All awards paid under the MIBP for CEOs are taxable to the recipient when paid. The MIBP for CEOs is designed to comply with Code Section 162(m) so that the Company will be entitled to claim a federal income tax deduction for the full amount of any award paid under the MIBP for CEOs.

Vote required

Approval of the amended and Management Incentive Bonus Program for Corporate Executive Officers (as amended and restated) requires the affirmative vote of the holders of a majority of the combined voting power of the Class A Common Stock and the Class B Common Stock present in person or represented by proxy at the annual meeting and entitled to vote. Abstentions from voting on this matter will have the same effect as votes against ratification. Broker non-votes will be treated as shares not present and entitled to vote.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE “FOR”
ITEM 5 — APPROVAL OF THE MANAGEMENT INCENTIVE BONUS PROGRAM FOR
CORPORATE EXECUTIVE OFFICERS (as amended and restated)

Item 6

PROPOSED AMENDMENT TO AND APPROVAL OF THE 2003 DIRECTORS STOCK AWARD PLAN

General

The Board of Directors originally approved the 2003 Directors’ Stock Award Plan (the “2003 Directors Plan”) on December 11, 2003, subject to the approval of the Company’s stockholders at the 2004 Annual Meeting of Stockholders, in accordance with the requirements of the New York Stock Exchange. On March 8, 2007, the Board of Directors approved an amendment to the 2003 Directors Plan to make an additional 50,000 shares of Class A Common Stock available for issuance under the 2003 Directors Plan. In accordance with the requirements of the New York Stock Exchange, such amendment is being submitted to the stockholders at the 2007 Annual Meeting for their approval.

Purpose

The purpose of the 2003 Directors Plan is to encourage and enable members of the Board of Directors of the Company who are not employed by the Company, or any of its subsidiaries or affiliates, to acquire a proprietary interest, or increase an existing interest, in the Company through ownership of Company stock. This will provide the directors with a more direct stake in the future welfare of the Company and encourage them to remain with the Company.

Summary

The full text of the 2003 Directors Plan is attached to this proxy statement as Appendix D. The following general description of certain features of the 2003 Directors Plan is qualified in its entirety by reference to the 2003 Directors Plan.

Administration.  The 2003 Directors Plan is administered by the full Board of Directors of the Company. Subject to the terms of the 2003 Directors Plan, the Board has full and final authority to (i) determine the eligible directors to be granted options and/or restricted stock, (ii) determine when awards will be granted, (iii) determine the number of shares subject to each option and the number of share covered by each restricted stock award, (iv) determine the option price of the shares subject to each option, which shall not be less than the fair market value of the Class A Common Stock on the date the option is granted, (v) determine when each option will become exercisable and the duration of the exercise period, (vi) prescribe the terms and provisions of agreements evidencing options or restricted stock, (vii) adopt, amend, and rescind rules and regulations to administer the 2003 Directors Plan, (viii) construe and interpret the 2003 Directors Plan and any rules or regulations adopted by the Board, and (ix) make all other determinations for the administration of the 2003 Directors Plan.

Eligibility.  Awards under the 2003 Directors Plan may be granted only to those directors who are not employees of the Company or its subsidiaries or affiliates.

There are currently 8 non-employee directors of the Company who are eligible to receive grants under the 2003 Directors Plan.

Shares subject to the Plan.  If approved, the 2003 Directors Plan would authorize the Board to grant to the non-employee directors, through December 10, 2013, restricted stock, for up to 54,531 shares of Class A Common Stock, subject to adjustment for future stock splits, stock dividends and similar events. Any shares subject to an award which for any reason is forfeited or terminated may again be subject to an award under the 2003 Directors Plan.

Stock Options.  The 2003 Directors Plan permits the granting of stock options to those directors of the Company who qualify as “Eligible Directors” as defined therein (i.e.  non employees). The options exercise price for each share covered by an option shall be determined by the Board, but shall be at least 100% of the fair market value of a share of Class A Common Stock as of the date of the grant. The term of each option will be fixed by the Board, but may not exceed ten years from the date of the grant. The Board will determine at the time of the grant when each option may be exercised; however, no options may be exercised during the first twelve months of their respective terms other than in the event that the death of the grantee occurs prior to the expiration of the twelve-month period. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Board.

The exercise price of options granted under the 2003 Directors Plan must be paid in full by check or other instrument acceptable to the Board, or by delivery of Class A Common Stock or Class B Common Stock of the Company, or partly in cash or in stock; provided that, any shares tendered in payment for the purchase price of the option shares must have been owned beneficially by the optionee for at least one year.

In the event that an optionee’s status as a director terminates due to (i) disability, (ii) failure to be nominated for reelection, or (iii) failure to be elected by a plurality of the aggregate votes cast, then unexercised options (or portions thereof) shall expire on the date of such event, except for unexercised options that were exercisable on that date. Those options shall expire unless exercised within a one year period after the date of such event. In the event of the death of an optionee within one year of the events set forth above, unexercised options that were exercisable on the date of the event shall be exercisable by his or her personal representatives, heirs or legatees at any time prior to the expiration of one year from the date of death. In the event of the death of an optionee while a director of the Company, unexercised options (whether or not exercisable on the date of death) shall be exercisable by his or her personal representatives, heirs or legatees at any time prior to the expiration of one year from the date of death. If an Eligible Director’s status as a director of the Company terminates for any other reason, then any unexercised options shall expire on the date of termination of that director’s status as a director of the Company.

Restricted Stock.  The 2003 Directors Plan provides for the grant of the equivalent of $10,000 in Class A Common Stock of the Company to each non-employee director on January 15th of each year (or if that day is not a business day, on the next succeeding business day) the 2003 Directors Plan is in effect, unless the Board determines prior to the grant date that a greater or lesser number of shares of restricted stock, or no shares of restricted stock, will be granted on that date. All awards of restricted stock under the 2003 Directors Plan are restricted and may not be transferred, pledged, assigned, sold or otherwise encumbered or disposed of until the earlier of (a) the first anniversary of the date on which the stock is issued to the eligible director, or (b) the date the restriction period terminates due to certain events such as death, disability, failure to be nominated for reelection to the Board or failure to be reelected by a plurality of the aggregate votes cast in an election.

Amendment and Termination.  The Board of Directors may amend, modify or terminate the 2003 Directors Plan at any time, but no such action may affect the restrictions, terms and conditions applicable to Class A Common Stock or options previously issued under the 2003 Directors Plan without the consent of the applicable eligible director. In addition, the Board of Directors may not, without the prior approval of the stockholders, make any amendment which would increase the number of shares that may be issued or transferred under the 2003 Directors Plan (except as otherwise explicitly authorized in the 2003 Directors Plan) or make any other amendment or modification of the 2003 Directors Plan which requires stockholder approval under any applicable law or applicable rule or regulation of any governmental regulatory body, such as the SEC, or under the rules of any stock exchange on which the Company’s stock is listed.

Federal Income Tax Aspects

THE TAX CONSEQUENCES OF THE 2003 DIRECTORS PLAN UNDER CURRENT FEDERAL LAW ARE SUMMARIZED IN THE FOLLOWING DISCUSSION WHICH DEALS WITH THE GENERAL TAX PRINCIPLES APPLICABLE TO THE 2003 DIRECTORS PLAN, AND IS INTENDED FOR GENERAL INFORMATION ONLY. ALTERNATIVE MINIMUM TAX AND STATE, LOCAL AND FOREIGN INCOME TAXES ARE NOT DISCUSSED, ANY MAY VARY DEPENDING ON INDIVIDUAL CIRCUMSTANCES AND FROM LOCALITY TO LOCALITY.

Stock Options.  With respect to options issued under the 2003 Directors Plan, (a) no income is realized by the optionee at the time the options is granted, (b) generally, at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise, and the Company is entitled to a tax deduction in the same amount, and (c) at disposition, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Restricted Stock.  A recipient of shares of restricted Class A Common Stock of the Company will not realize any income when the rights to acquire the shares of restricted Class A Common Stock are granted to him or her or when the certificates for the stock themselves are registered in their name. The recipient will realize ordinary income as and when the shares are transferable or no longer subject to a substantial risk of forfeiture in an amount equal to the difference between the fair market value of the shares as of such date and the price, if any he or she paid for the shares. Alternatively, the recipient can file a written election with the Internal Revenue Service, pursuant to Section 83(b) of the Internal Revenue Code, no more than 30 days after the issuance of certificate(s) for the stock, to be taxed as of the date of issuance on the difference between the then fair market value of the shares of restricted Class A Common Stock and the price the recipient paid for the shares.

Once the recipient has realized ordinary income with respect to the shares, any subsequent increase in the value of the shares generally will be taxed, when the shares are sold, as long-term or short-term capital gain, depending on how long the shares are held. The recipient’s holding period with respect to the share of restricted Class A Common Stock will begin on the date he or she realizes ordinary income with respect to the shares, and the basis in the shares will be equal to their then fair market value. The Company, or the subsidiary employing the recipient, will be entitled to a tax deduction when, and to the extent, ordinary income is realized by the recipient with respect to the shares.

Vote required

Approval of the amendment to the 2003 Directors Plan requires the affirmative vote of the holders of a majority of the combined voting power of the Class A Common Stock and the Class B Common Stock present in person or represented by proxy at the annual meeting and entitled to vote. Abstentions from voting on this matter will have the same effect as votes against ratification. Broker non-votes will be treated as shares not present and entitled to vote. If such approval is not obtained, the 2003 Directors Plan shall continue as in effect prior to the adoption of the amendment described herein.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE
PROPOSAL TO AMEND AND APPROVE THE 2003 DIRECTORS STOCK AWARD PLAN AS
SET FORTH ABOVE.

OTHER MATTERS

The management of the Company knows of no business other than that referred to herein to be presented for action at the meeting. If, however, any other business requiring the vote of stockholders should properly come before the meeting or any adjournment thereof, it is intended that all proxies will be voted with respect to such business in accordance with the best judgment of the persons named in said proxies.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Proposals by stockholders intended to be presented for action, including proposed nominees for election to the Board of Directors, at the 2008 annual meeting of stockholders must be received by the Company at its principal executive offices, 200 Park Avenue, New York, New York 10166, not later than December 15, 2007. It is suggested that such proposals be submitted by Certified Mail-Return Receipt Requested. The SEC has amended Rule 14a-4(c) under the Exchange Act that governs the Company’s use of discretionary proxy voting authority with respect to stockholder proposals that are not included in the Company’s proxy solicitation materials pursuant to Rule 14a-8 of the Exchange Act. Therefore, in the event a stockholder does not notify the Company at least 45 days before the date the Company mails its proxy material for the prior year’s annual meeting of stockholders (which date would be February 28, 2008 for the Company’s 2008 Annual Meeting) of an intent to present such a proposal at the Company’s 2008 Annual Meeting, the Company’s management proxies will have the right to exercise their discretionary authority in connection with the matter submitted by the stockholder, without discussion of the matter in the proxy statement.

Stockholders who wish to submit a proposed nominee for election to the Board of Directors of the Company for consideration by the Nominating Committee should send written notice to the Nominating Committee Chairman, Sequa Corporation, 200 Park Avenue, New York, New York 10166, within the time periods set forth in the preceding paragraph titled “Stockholder Proposals and Nominations.” Such notification should set forth all information relating to the proposed nominee, as is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. This includes the proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; the name and address of such stockholder or beneficial owner on whose behalf the nomination is being made; and the class and number of shares of the Company owned beneficially and of record by such stockholder or beneficial owner. The Nominating Committee will consider stockholder nominees on the same terms as nominees selected by the Nominating Committee.

The Nominating Committee has not established specific minimum age, education, years of business experience or specific types of skills for potential candidates, but, in general, expects qualified candidates will have ample experience and a proven record of business success and leadership. In general, each director will have the highest personal and professional ethics, integrity and values and will consistently exercise sound and objective business judgment. It is expected that the Board as a whole will have individuals with significant appropriate senior management and leadership experience, a long-term and strategic perspective, the ability to advance constructive debate, and a global perspective. These qualifications and attributes are not the only factors the Nominating Committee will consider in evaluating a candidate for nomination to the Board of Directors, and the Nominating Committee may reevaluate these qualifications and attributes at any time.

Except as set forth above, the Nominating Committee does not currently have a formal policy regarding the handling or consideration of director candidate recommendations received from stockholders, nor does the Nominating Committee have a formal process for identifying and evaluating nominees for director (including nominees recommended by stockholders). The Nominating Committee does not currently engage any third party director search firms but may do so in the future if it deems appropriate and in the best interests of the Company. These issues will be considered by the Nominating Committee in due course, and, if appropriate, the Nominating Committee will make a recommendation to the Board addressing the nomination process.

ADDITIONAL INFORMATION

Annual Report

Sequa’s annual report on Form 10-K for the year ended December 31, 2006, excluding exhibits, is available on the Company’s website under “SEC Filings” at www.sequa.com. A complete copy of the Form 10-K, excluding exhibits, is included in the Annual Report to Stockholders, which was mailed together with this proxy statement and which is also available on the website under “Annual Reports” or “SEC Filings.” The Company will furnish any exhibit to the Form 10-K to interested stockholders, if requested in writing and accompanied by payment of reasonable fees relating to furnishing the exhibit. Requests for copies should be addressed to: Corporate Communications, Sequa Corporation, 200 Park Avenue, New York, New York 10166.

April 13, 2007

Appendix A

Audit Committee Charter
of Sequa Corporation

One committee of the Board of Directors of Sequa Corporation (the “Company”) will be known as the Audit Committee with not fewer than three members. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the committee shall have a working accounting or related financial management expertise. Only independent directors will serve on the Audit Committee.* No member of the Audit Committee shall be an active or retired employee of the Company. An independent director is free of any relationship that could influence his or her judgment as a committee member. An independent director may not be associated with a major vendor to, or customer of, the Company.

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by (i) reviewing the financial information that will be provided to the shareholders and others, (ii) the systems of internal controls management and the Board of Directors have established and (iii) all audit processes.

A.	General responsibilities

1.	The Audit Committee provides open avenues of communication among the independent accountants, internal auditors and the Board of Directors.

2.	The Audit Committee shall report its actions to the full Board of Directors and may make appropriate recommendations via the submission of minutes of all meetings of the Audit Committee to the Board of Directors for ratification or approval.

3.	The Audit Committee has the power to conduct or authorize investigations into matters within its scope of responsibilities. The Audit Committee is authorized to retain independent counsel, accountants or others it needs to assist in an investigation.

4.	The Audit Committee will meet at least twice each year, more frequently if circumstances make that advisable. The Chairman of the Audit Committee has the power to call an Audit Committee meeting whenever he or she determines that a meeting is necessary or advisable. An Audit Committee member shall not vote on any matter in which he or she is not independent. The Audit Committee may request members of management or others to attend the meeting and is authorized to receive all pertinent information from management.

5.	The Audit Committee will do whatever else the law, the Company’s charter or bylaws, or the Board of Directors require.

* As defined in the New York Stock Exchange Listing Standards.

B.	Responsibilities for engaging independent accountants

1.	The Audit Committee will select the independent accountants for Company audits. The Audit Committee’s selection is subject to approval by the full Board of Directors. The Audit Committee also will review and set any fees paid to the independent accountants and review and approve dismissal of the independent accountants.

2.	The Audit Committee will review and have veto power over the appointment, replacement, reassignment or dismissal of the Director of Internal Audit.

3.	The Audit Committee will confirm and assure the independence of the internal auditors and the independent accountants, including a review of management consulting services provided by the independent accountants and the fees paid for them.

4.	The Audit Committee will consider, in consultation with the independent accountants and the Director of Internal Audit, the audit scope and procedural plans made by the internal auditors and the independent accountants.

5.	The Audit Committee will consider any recommendation by either management or the primary independent accountants to engage additional auditors. The Audit Committee will decide whether to engage an additional firm and, if so, which one.

6.	The Audit Committee will ensure that the independent accountants and the Director of Internal Audit coordinate the external and internal audits. The purpose of coordinating these efforts is to assure completeness of coverage, reduce redundancy and use audit resources effectively.

C.	Responsibilities for reviewing the annual external audit and the review of quarterly and annual financial statements

1.	The Audit Committee will ascertain that the independent accountants view the Board of Directors as its client, that the independent accountants will be available to the full Board of Directors at least annually and that the independent accountants will provide the Audit Committee with a timely analysis of significant financial reporting issues.

2.	The Audit Committee will review with management, the Director of Internal Audit, and the independent accountants (a) significant risks and exposures, (b) claims, lawsuits and proceedings that are not routine and (c) significant contingencies (e.g. Federal income taxes, environmental issues and casualty programs, and the status of related reserves). The Audit Committee will assess management’s proposed actions to address these issues.

3.	The Audit Committee will review the following with the independent accountants and the Director of Internal Audit:

a.	The adequacy of the Company’s internal controls, including computerized information system controls and security.

b.	Any significant findings and recommendations made by the independent accountants or internal auditors, together with management’s responses to them.

4.	Shortly after the annual examination is completed, the Audit Committee will review the following with management and the independent accountants:

a.	The Company’s annual financial statements and related footnotes.

b.	The independent accountants’ audit of and report on the financial statements.

c.	The independent accountants’ qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosures.

d.	Any serious difficulties or disputes with management encountered during the course of the audit.

e.	Anything else about the audit procedures or findings that generally accepted auditing standards requires the independent accountants to discuss with the Audit Committee.

5.	The Audit Committee will consider and review with management and the Director of Internal Audit:

a.	Any significant findings during the year and management’s responses to them.

b.	Any difficulties the internal auditors encountered while conducting audits, including any restrictions on the scope of their work or access to required information.

c.	Any changes to the planned scope of management’s internal audit plan that the Audit Committee deems advisable.

d.	The internal audit department’s budget and staffing.

6.	The Audit Committee will review (i) the annual report on Form 10-K of the Company prior to the filing of the Form 10-K with the Securities and Exchange Commission (the “SEC”) and (ii) the annual report to stockholders prior to its publication and will consider whether the information in such filings or documents is consistent with the information in the financial statements contained therein. The Audit Committee, through its Chairman or other duly appointed designee, will review other documents containing the Company’s financial statements that are intended to be published or filed with the SEC prior to publication or filing and will consider whether the information in such filings or documents is consistent with the information in the financial statements contained therein.

7.	The Audit Committee will require that interim financial reports be reviewed by the independent accountants, in accordance with applicable SEC regulations.

8.	The Audit Committee will prepare a report for inclusion in the Company’s proxy statement in accordance with applicable SEC regulations.

D.  Periodic responsibilities of the Audit Committee

1.	Review and update the Audit Committee’s charter annually and submit any revisions to the Board of Directors for approval.

2.	Review policies and procedures covering officers’ expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of those areas by the independent accountants.

3.	Review, with the Director of Internal Audit and, when appropriate the independent accountants’, the results of their examination of compliance with Company policies, including when appropriate, the Company’s Code of Ethical Conduct.

4.	Review legal and regulatory matters that may have a material effect on the Company’s financial statements, compliance policies and programs and reports from regulators.

5.	Meet with the independent accountants, the Director of Internal Audit and management in separate executive sessions, as deemed necessary by the Audit Committee, to discuss any matters the Audit Committee or these groups believe should be discussed privately with the Audit Committee.

6.	Review a formal written statement submitted by the independent accountants to the Audit Committee on a periodic basis delineating all relationships between the independent accountants and the Company; engage in an active dialogue with the independent accountants regarding any such relationships or services that may have an effect on the objectivity and independence of the independent accountants; and recommend that the Board of Directors take appropriate action in response to the formal written statement to satisfy itself of the independent accountants’ independence.

Appendix B

2007 LONG-TERM STOCK INCENTIVE PLAN

Purposes.

The purposes of the 2007 Long-Term Stock Incentive Plan are to advance the interests of Sequa Corporation, a Delaware corporation (the “Company”) and its stockholders by providing a means to attract, retain, and motivate employees of the Company, its subsidiaries and affiliates upon whose judgment, initiative and efforts the continued success, growth and development of the Company is dependent.

Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Affiliate” means any entity other than the Company and its Subsidiaries that is designated by the Board or the Committee as a participating employer under the Plan; provided that, the Company directly or indirectly owns at least 51% of the combined voting power of all classes of stock of such entity or at least 51% of the ownership interests in such entity.

(b) “Award” means any Option, SAR, Performance Share, Performance Unit, Restricted Share, Restricted Share Unit, or Other Share-Based Award granted to an Eligible Person under the Plan.

(c) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(d) “Beneficiary” means the person, persons, trust or trusts which have been designated by the Eligible Person in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Eligible Person, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(e) “Board” means the Board of Directors of the Company.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

(g) “Committee” means the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist of two or more directors of the Company, each of whom is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, to the extent applicable, (ii) an “outside director” within the meaning of Section 162(m) of the Code, to the extent applicable and (iii) independent under the rules of the principal stock exchange on which the Shares are listed; provided, further, that the mere fact that the Committee shall fail to qualify under any of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan.

(h) “Company” means Sequa Corporation, a corporation organized under the laws of Delaware, or any successor corporation.

(i) [Intentionally omitted.]

(j) “Effective Date” means May 3, 2007, which is the date on which the Plan was approved by the Company’s stockholders.

(k) “Eligible Person” means an employee of the Company, a Subsidiary or an Affiliate, including any director who is an employee, to the Company, a Subsidiary or an Affiliate. Notwithstanding any provisions of this Plan to the contrary, an Award may be granted to an employee in connection with his or her hiring or retention prior to the date the employee first performs services for the Company, a Subsidiary or an Affiliate; provided, however, that any such Award shall not become vested or exercisable prior to the date the employee first performs such services.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

(m) “Fair Market Value” means, with respect to Shares or other property, the fair market value of such Shares or other property determined by such methods or procedures as shall be established from time to time by the Committee. If the Shares are listed on any established stock exchange or a national market system, unless otherwise determined by the Committee in good faith, the Fair Market Value of a Share shall mean the closing price of the Share on the date on which it is to be valued hereunder (or, if the Shares were not traded on that day, the next preceding day that the Shares were traded) on the principal exchange on which the Shares are traded, as such prices are officially quoted on such exchange.

(n) “ISO” means any option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(o) “NQSO” means any Option that is not an ISO (i.e., a non-qualified stock option).

(p) “Option” means a right, granted under Section 5(b), to purchase Shares.

(q) “Other Share-Based Award” means a right, granted under Section 5(h), that relates to or is valued by reference to Shares.

(r) “Participant” means an Eligible Person who has been granted an Award under the Plan.

(s) “Performance Share” means a performance share granted under Section 5(d).

(t) “Performance Unit” means a performance unit granted under Section 5(d).

(u) “Plan” means this 2007 Long-Term Stock Incentive Plan.

(v) “Prior Plan” means the Amended and Restated 1998 Key Employee Stock Option Plan.

(w) “Prior Plan Award” means an award under the Prior Plan which remains outstanding after the Effective Date.

(x) “Restricted Shares” means an Award of Shares under Section 5(e) that may be subject to certain restrictions and to a risk of forfeiture.

(y) “Restricted Share Unit” means a right, granted under Section 5(f), to receive Shares or cash at the end of a specified deferral period.

(z) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(aa) “SAR” or “Share Appreciation Right” means the right, granted under Section 5(c), to be paid an amount measured by the difference between the exercise price of the right and the Fair Market Value of Shares on the date of exercise of the right, with payment to be made in cash, Shares or property as specified in the Award or determined by the Committee.

(bb) “Shares” means the Class A common stock, no par value, of the Company, and such other securities as may be substituted for Shares pursuant to Section 4(c) hereof.

(cc) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns shares possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(dd) “Termination of Service” means the termination of the Participant’s employment or consulting services with the Company, its Subsidiaries and its Affiliates, as the case may be. A Participant employed by a Subsidiary of the Company or one of its Affiliates shall also be deemed to incur a Termination of Service if the Subsidiary of the Company or Affiliate ceases to be such a Subsidiary or an Affiliate, as the case may be, and the Participant does not immediately thereafter become an employee of the Company, another Subsidiary of the Company or an Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered a Termination of Service.

2.	Administration.

(a) Authority of the Committee.  The Plan shall be administered by the Committee, and the Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i) to select Eligible Persons to whom Awards may be granted;

(ii) to designate Affiliates;

(iii) to determine the type or types of Awards to be granted to each Eligible Person;

(iv) to determine the type and number of Awards to be granted, the number of Shares to which an Award may relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waiver or accelerations thereof, and waivers of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(v) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, exchanged, or surrendered;

(vi) to determine whether, to what extent, and under what circumstances cash, Shares, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or at the election of the Eligible Person;

(vii) to determine whether, to what extent, and under what circumstances any cash, Shares, other Awards, or other property payable on a deferred basis will be adjusted for interest or earnings equivalents and, if so, the basis for determining such equivalents;

(viii) to prescribe the form of each Award Agreement, which need not be identical for each Eligible Person;

(ix) to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(x) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder;

(xi) to accelerate the exercisability or vesting of all or any portion of any Award or to extend the period during which an Award is exercisable; and

(xii) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

(b) Manner of Exercise of Committee Authority.  The Committee shall have sole discretion in exercising its authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, Subsidiaries, Affiliates, Eligible Persons, any person claiming any rights under the Plan from or through any Eligible Person, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Subsidiary or Affiliate the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, with respect to Awards granted to persons not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3 (if applicable) and applicable law.

(c) Limitation of Liability.  Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary or Affiliate, the Company’s independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

(d) Limitation on Committee’s Discretion under Internal Revenue Code Section 162(m).  Anything in this Plan to the contrary notwithstanding, in the case of any Award which is intended to qualify as “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, unless the Award Agreement specifically provides otherwise, the Committee shall have no discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as such performance-based compensation.

(e) Limitation on Committee’s Authority under Internal Revnue Code Section 409A.  Anything in this Plan to the contrary notwithstanding, the Committee’s authority to modify outstanding Awards shall be limited to the extent necessary so that the existence of such authority does not (i) cause an Award that is not otherwise deferred compensation subject to Section 409A of the Code to become deferred compensation subject to Section 409A of the

Code or (ii) cause an Award that is otherwise deferred compensation subject to Section 409A of the Code to fail to meet the requirements prescribed by Section 409A of the Code.

(f) Quorum, Acts of Committee.  A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members, shall be acts of the Committee.

(g) No Option or SAR Repricing Without Shareholder Approval.  Except as provided in the first sentence of Section 4(e) hereof relating to certain antidilution adjustments, unless the approval of stockholders of the Company is obtained, (i) Options and SARs issued under the Plan shall not be amended to lower their exercise price, (ii) Options and SARs issued under the Plan will not be exchanged for other Options or SARs with lower exercise prices, and (iii) Options and SARs issued under the Plan with an exercise price per Share in excess of the then Fair Market Value of a Share shall not be exchanged for cash or another Award.

3.	Shares Subject to the Plan.

(a) Subject to adjustment as provided in Section 4(e) hereof, the total number of Shares reserved for grant in connection with Awards under the Plan shall be 735,000 which includes such number of Shares as may be available for grant under the Prior Plan on the Effective Date. No Award may be granted under the Plan if the number of Shares to which such Award relates, when added to the number of Shares previously granted under the Plan, exceeds the number of Shares reserved under the preceding sentence. If any Awards under the Plan or any Prior Plan Awards are forfeited, canceled, terminated, exchanged or surrendered or such Award under the Plan or Prior Plan Award is settled in cash or otherwise terminates without a distribution of Shares to the Participant, any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award under the Plan or Prior Plan Award shall, to the extent of any such forfeiture, settlement, termination, cancellation, exchange or surrender, again be available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be canceled to the extent of the number of Shares as to which the Award is exercised. No additional grants shall be made under the Prior Plan on or after the Effective Date.

A. Any shares granted as Awards shall be counted against the number of Shares reserved and available in Section 4(a) above as one (1) Share for each one (1) Share granted, regardless of the number of actual Shares issued in settlement of Award at the time of exercise.

B. Awards granted by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company prior to such acquisition or combination.

(b) Subject to adjustment as provided in Section 4(e) hereof, (i) the maximum number of Shares with respect to which Options or SARs may be granted during any 36 consecutive month period to any Eligible Person under this Plan shall be 200,000 Shares, (ii) the maximum number of Shares reserved for issuance in connection with ISOs shall be limited to 500,000 Shares, and (iii) with respect to Share-based Awards other than Stock Options and SARs intended to qualify as performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code, the maximum number of Shares that may be granted during any 36 consecutive month period to any Eligible Person under this Plan shall be 200,000 Shares or the equivalent thereof.

(c) In the event that the Committee shall determine that any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, extraordinary distribution or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Eligible Persons under the Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate and shall, in such manner as it may deem equitable, (i) adjust any or all of (x) the number and kind of shares which may thereafter be issued under the Plan, (y) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards, and (z) the exercise price, grant price or purchase price relating to any Award, or (ii) provide for a distribution of cash or property in respect of any Award; provided, however, in each case that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(a) of the Code, unless the Committee determines otherwise; and provided further, that no adjustment shall be made pursuant to this Section 4(e) that causes any Award that is not otherwise deferred compensation subject to Section 409A of the Code to become deferred compensation subject to Section 409A of the Code. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria and performance objectives included in, Awards in recognition of unusual or non-recurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles; provided, however, that, in the case of an Award which is intended to qualify as “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, such authority shall be subject to Section 3(d) hereof.

(d) Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or treasury Shares including Shares acquired by purchase in the open market or in private transactions.

4.	Specific Terms of Awards.

(a) General.  Awards may be granted on the terms and conditions set forth in this Section 5. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 9(d)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms regarding forfeiture of Awards or continued exercisability of Awards in the event of termination of employment by the Eligible Person.

(b) Options.  The Committee is authorized to grant Options, which may be NQSOs or ISOs, to Eligible Persons on the following terms and conditions:

(i) Exercise Price.  The exercise price per Share purchasable under an Option shall be determined by the Committee; provided, however, that the exercise price per share of an Option shall not be less than the Fair Market Value of a Share on the date of grant of the Option. The Committee may, without limitation, set an exercise price that is based upon achievement of performance criteria if deemed appropriate by the Committee.

(ii) Option Term.  The term of each Option shall be determined by the Committee; provided, however, that such term shall not be longer than ten years from the date of grant of the Option, except in the event of death or disability.

(iii) Time and Method of Exercise.  The Committee shall determine at the date of grant or thereafter the time or times at which an Option may be exercised in whole or in part (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment (including, without limitation, cash, Shares, notes or other property), and the methods by which Shares will be delivered or deemed to be delivered to Eligible Persons.

(iv) ISOs.  The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirement that the ISO shall be granted within ten years from the earlier of the date of adoption or shareholder approval of the Plan. ISOs may only be granted to employees of the Company or a Subsidiary.

(c) SARs.  The Committee is authorized to grant SARs (Share Appreciation Rights) to Eligible Persons on the following terms and conditions:

(i) Right to Payment.  A SAR shall confer on the Eligible Person to whom it is granted a right to receive with respect to each Share subject thereto, upon exercise thereof, the excess of (1) the Fair Market Value of one Share on the date of exercise over (2) the exercise price per Share of the SAR, as determined by the Committee as of the date of grant of the SAR (which shall not be less than the Fair Market Value per Share on the date of grant of the SAR and, in the case of a SAR granted in tandem with an Option, shall be equal to the exercise price of the underlying Option).

(ii) Other Terms.  The Committee shall determine, at the time of grant, the time or times at which a SAR may be exercised in whole or in part (which shall not be more than ten years after the date of grant of the SAR except in the event of death or disability), the method of exercise, method of settlement, form of consideration payable in settlement, method by which Shares will be delivered or deemed to be delivered to Eligible Persons, whether or not a SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Unless the Committee determines otherwise, a SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter (but a tandem SAR may be granted after the grant date of the related NQSO only if the grant of the tandem SAR would not cause the related option to constitute deferred compensation subject to Section 409A of the Code) and (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO.

(d) Performance Shares and Performance Units.  The Committee is authorized to grant Performance Shares and Performance Units to Eligible Persons on the following terms and conditions:

(i) Performance Period and Criteria.  The Committee shall determine a performance period (the “Performance Period”) of one or more years or other periods and shall determine the performance objectives for grants of Performance Shares and Performance Units. Performance objectives may vary from Eligible Person to Eligible Person and shall be based upon one or more of the performance criteria set forth in Section 7(a)(ii) hereof as the Committee may deem appropriate. The performance objectives may be determined by reference to the performance of the Company, or of a Subsidiary or Affiliate, or of a division or unit of any of the foregoing. Performance Periods may overlap and Eligible Persons may participate simultaneously with respect to Performance Shares and Performance Units for which different Performance Periods are prescribed.

(ii) Award Value.  At the beginning of a Performance Period, the Committee shall determine for each Eligible Person or group of Eligible Persons with respect to that Performance Period the range of number of Shares, if any, in the case of Performance Shares, and the range of dollar values, if any, in the case of Performance Units, which may be fixed or may vary in accordance with such performance or other criteria specified by the Committee, which shall be paid to an Eligible Person as an Award if the relevant measure of Company performance for the Performance Period is met.

(iii) Significant Events.  If during the course of a Performance Period there shall occur significant events as determined by the Committee which the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objective; provided, however, that, in the case of an Award which is intended to qualify as “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, such authority shall be subject to Section 3(d) hereof.

(iv) Forfeiture.  Except as otherwise determined by the Committee, at the date of grant or thereafter, upon Termination of Service during the applicable Performance Period, Performance Shares and Performance Units for which the Performance Period was prescribed shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in an individual case, that restrictions or forfeiture conditions relating to Performance Shares and Performance Units will be waived in whole or in part in the event of Termination of Service resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Performance Shares and Performance Units.

(v) Payment.  Each Performance Share or Performance Unit may be paid in whole Shares, or cash, or a combination of Shares and cash either as a lump sum payment or in installments, all as the Committee shall determine, at the time of grant of the Performance Share or Performance Unit or otherwise, commencing as soon as practicable after the end of the relevant Performance Period.

(e) Restricted Shares.  The Committee is authorized to grant Restricted Shares to Eligible Persons on the following terms and conditions:

(i) Issuance and Restrictions.  Restricted Shares shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the Award Agreement relating to the Restricted Shares, an Eligible Person granted Restricted Shares shall have all of the rights of a shareholder including, without limitation, the right to vote Restricted Shares and the right to receive dividends thereon.

(ii) Forfeiture.  Except as otherwise determined by the Committee, at the date of grant or thereafter, upon Termination of Service during the applicable restriction period, Restricted Shares and any accrued but unpaid dividends (and any accrued but unpaid interest or earnings equivalents thereon) that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Shares will be waived in whole or in part in the event of Termination of Service resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Shares.

(iii) Certificates for Shares.  Restricted Shares granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the Eligible Person, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and, unless otherwise determined by the Committee, the Company shall retain physical possession of the certificate and the Participant shall deliver a stock power to the Company, endorsed in blank, relating to the Restricted Shares.

(iv) Dividends.  Dividends paid on Restricted Shares shall be either paid at the dividend payment date, or deferred (with or without the crediting of interest or earnings equivalents thereon as determined by the Committee) for payment to such date as determined by the Committee, in cash or in restricted or unrestricted Shares having a Fair Market Value equal to the amount of such dividends; provided, however, that any such dividends (and any interest or earnings equivalents credited thereon) shall be subject to forfeiture upon such conditions, if any, as the Committee may specify. Unless otherwise determined by the Committee, Shares distributed in connection with a Share split or dividend in Shares, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Shares or other property has been distributed.

(f) Restricted Share Units.  The Committee is authorized to grant Restricted Share Units to Eligible Persons on the following terms and conditions:

(i) Award and Restrictions.  Delivery of Shares or cash, as the case may be, will occur upon expiration of the deferral period specified for Restricted Share Units by the Committee (or, if permitted by the Committee, as elected by the Eligible Person). In addition, Restricted Share Units shall be subject to such restrictions as the Committee may impose, if any (including, without limitation, the achievement of performance criteria if deemed appropriate by the Committee), at the date of grant or thereafter, which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Committee may determine.

(ii) Forfeiture.  Except as otherwise determined by the Committee at date of grant or thereafter, upon Termination of Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Share Units), or upon failure to satisfy any other conditions precedent to the delivery of Shares or cash to which such Restricted Share Units relate, all Restricted Share Units that are at that time subject to deferral or restriction shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Share Units will be waived in whole or in part in the event of Termination of Service resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Share Units.

(iii) dividend equivalents.  Unless otherwise determined by the Committee at date of grant, Dividend Equivalents on the specified number of Shares covered by a Restricted Share Unit shall be either (A) paid with respect to such Restricted Share Unit at the dividend payment date in cash or in restricted or unrestricted Shares having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Restricted Share Unit and the amount or value thereof automatically deemed reinvested in additional Restricted Share Units or other Awards, as the Committee shall determine or permit the Participant to elect.

(g) Other Share-Based Awards.  The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, unrestricted shares awarded purely as a “bonus” and not subject to any restrictions or conditions, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the performance of specified Subsidiaries or Affiliates. The Committee shall determine the terms and conditions of such Awards at date of grant or thereafter. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 5(g) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, notes or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, shall also be authorized pursuant to this Section 5(g).

5.	Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem and Substitute Awards.  Awards granted under the Plan may, in the discretion of the Committee, be granted to Eligible Persons either alone or in addition to, in tandem with, or in exchange or substitution for, any other Award granted under the Plan or any award granted under any other plan or agreement of the Company, any Subsidiary or Affiliate, or any business entity to be acquired by the Company or a Subsidiary or Affiliate, or any other right of an Eligible Person to receive payment from the Company or any Subsidiary or Affiliate. Awards may be granted in addition to or in tandem with such other Awards or awards, and may be granted either as of the same time as or as of a different time from the grant of such other Awards or awards. The per Share exercise price of any Option, or grant price of any SAR, which is granted in connection with the substitution of awards granted under any other plan or agreement of the Company or any Subsidiary or Affiliate or any business entity to be acquired by the Company or any Subsidiary or Affiliate, shall be determined by the Committee, in its discretion.

(b) Terms of Awards.  The term of each Award granted to an Eligible Person shall be for such period as may be determined by the Committee (subject to the term restrictions for Options and SARs set forth in Sections 5(b) and 5(c), respectively).

(c) Form of Payment Under Awards.  Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Shares, notes, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest or earnings equivalents to be credited with respect to such payments, and the Committee may require deferral of payment under an Award if, in the sole judgment of the Committee, it may be necessary in order to avoid nondeductibility of the payment under Section 162(m) of the Code.

(d) Nontransferability.  Unless otherwise set forth by the Committee in an Award Agreement, Awards shall not be transferable by an Eligible Person except by will or the laws of descent and distribution (except pursuant to a Beneficiary designation) and shall be exercisable during the lifetime of an Eligible Person only by such Eligible Person or his or her guardian or legal representative. In no event, however, may any transfer of an Award be made for consideration. An Eligible Person’s rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to claims of the Eligible Person’s creditors.

6.  Performance Awards.

(a) Performance Awards Granted to Covered Employees.  If the Committee determines that an Award (other than an Option or SAR) to be granted to an Eligible Person should qualify as “performance-based compensation”

for purposes of Section 162(m) of the Code, the grant, vesting, exercise and/or settlement of such Award (each, a “Performance Award”) shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 7(a).

(i) Performance Goals Generally.  The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(a). The performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder (including Treasury Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, vested, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, vesting, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii) Business Criteria.  One or more of the following business criteria for the Company and/or for specified Subsidiaries or Affiliates or divisions or other business units or lines of business of the Company shall be used by the Committee in establishing performance goals for such Performance Awards: (1) total stockholder return, (2) earnings, (3) earnings per share, (4) sales growth, (5) earnings before interest, taxes and depreciation and amortization, (6) operating income, (7) net income, (8) pro forma net income, (9) return on stockholders’ equity, (10) return on designated assets, (11) net asset value, (12) economic value added, (13) revenues, (14) expenses, (15) operating profit margin, (16) operating cash flow, (17) cash flow per share, (18) productivity growth, (19) stock price performance, (20) return on investment, and (21) net profit margin. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

(iii) Performance Period; Timing for Establishing Performance Goals; Per-Person Limit.  Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period, as specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the date on which 25% of such performance period has elapsed. In all cases, the maximum Performance Award of any Participant shall be subject to the limitation set forth in Section 4(b) or 7(a)(v), as applicable.

(iv) Settlement of Performance Awards; Other Terms.  Settlement of such Performance Awards shall be in cash, Shares, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to the Participant in respect of a Performance Award subject to this Section 7(a). Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of Termination of Service of the Participant or other event (including a Change of Control) prior to the end of a performance period or settlement of such Performance Awards.

(v) Maximum Annual Cash Award.  The maximum amount payable upon settlement of a cash-based Performance Award granted under this Plan for any calendar year to any Eligible Person shall not exceed $1,000,000.

(b) Written Determinations.  Determinations by the Committee as to the establishment of performance goals for Performance Awards, the amount potentially payable in respect of Performance Awards, the level of actual achievement of the specified performance goals relating to Performance Awards and the amount of any final Performance Award shall be recorded in writing. Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m) of the Code, prior to settlement of each such Award, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

Change of Control Provisions.

(c) Acceleration of Exercisability and Lapse of Restrictions.  In the event of a Change of Control, the following acceleration provisions shall apply unless otherwise provided by the Committee at the time of the Award grant:

All outstanding Awards pursuant to which the Participant may have rights the exercise of which is restricted or limited, shall become fully exercisable at the time of the Change of Control. Unless the right to lapse of restrictions or limitations is waived or deferred by a Participant prior to such lapse, all restrictions or limitations (including risks of forfeiture and deferrals) on outstanding Awards subject to restrictions or limitations under the Plan shall lapse, and all performance criteria and other conditions to payment of Awards under which payments of cash, Shares or other property are subject to conditions shall be deemed to be achieved or fulfilled and shall be waived by the Company at the time of the Change of Control.

(d) Definitions of Certain Terms.  For purposes of this Section 8, the following definitions, in addition to those set forth in Section 2, shall apply:

(i) “Change of Control” means and shall be deemed to have occurred if:

(a) any person (within the meaning of the Exchange Act), other than the Company or a Related Party, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Voting Securities representing 33 1/3 percent or more of the total voting power of all the then-outstanding Voting Securities; or

(b) the individuals who, as of the effective date of the Plan, constitute the Board, together with those who first become directors subsequent to such date and whose recommendation, election or nomination for election to the Board was approved by a vote of at least a majority of the directors then still in office who either were directors as of the effective date of the Plan or whose recommendation, election or nomination for election was previously so approved (the “Continuing Directors”), cease for any reason to constitute a majority of the members of the Board; or

(c) a merger, consolidation, recapitalization or reorganization of the Company or a Subsidiary, reverse split of any class of Voting Securities, or an acquisition of securities or assets by the Company or a Subsidiary is consummated, other than (I) any such transaction in which the holders of outstanding Voting Securities immediately prior to the transaction receive or retain, with respect to such Voting Securities, voting securities of the surviving or transferee entity representing more than 50 percent of the total voting power outstanding immediately after such transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction, or (II) any such transaction which would result in a Related Party beneficially owning more than 50 percent of the voting securities of the surviving entity outstanding immediately after such transaction; or

(d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets other than any such transaction which would result in a Related Party owning or acquiring more than 50 percent of the assets owned by the Company immediately prior to the transaction.

Notwithstanding the foregoing, in the case of an Award that constitutes deferred compensation subject to Section 409A of the Code, the definition of “Change of Control” set forth above shall not apply, and the term “Change of Control” shall instead mean a “change in the ownership or effective control” of the Company or “in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A(a)(2)(A)(v) of the Code and the regulations and guidance issued thereunder, but only to the extent this substitute definition is necessary in order for the Award to comply with the requirements prescribed by Section 409A of the Code.

(ii) “Related Party” means (a) a majority-owned subsidiary of the Company; (b) an employee or group of employees of the Company or any majority-owned subsidiary of the Company; (c) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any majority-owned subsidiary of the Company; (d) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of Voting Securities, or (e) the “Alexander Stockholders”, collectively defined as the spouse of Norman E. Alexander (“Alexander”), any descendant of Alexander or the spouse of any descendant, the estate of Alexander, or any trust or other similar arrangement for the benefit of Alexander or his spouse, any descendent of Alexander or the spouse of any such descendant or the estate of Alexander or any corporation or other person controlled solely by one or more of his spouse, any descendant of Alexander or the spouse of any such descendant or the estate of Alexander through the ownership of a majority of the outstanding voting capital stock of such corporation or other person.

(iii) “Voting Securities” means any securities of the Company which carry the right to vote generally in the election of directors.

7.	General Provisions.

(a) Compliance with Legal and Trading Requirements.  The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any stock exchange and any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Shares under any Award until completion of such stock exchange or market system listing or registration or qualification of such Shares or any required action under any state, federal or foreign law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under federal, state or foreign law. The Shares issued under the Plan may be subject to such other restrictions on transfer as determined by the Committee.

(b) No Right to Continued Employment or Service.  Neither the Plan nor any action taken thereunder shall be construed as giving any employee or director the right to be retained in the employ or service of the Company or any of its Subsidiaries or Affiliates, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates to terminate any employee’s or director’s employment or service at any time.

(c) Taxes.  The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to an Eligible Person, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Eligible Persons to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of an Eligible Person’s tax obligations; provided, however, that the amount of tax withholding to be satisfied by withholding Shares shall be limited to the minimum amount of taxes, including employment taxes, required to be withheld under applicable federal, state and local law.

(d) Changes to the Plan and Awards.  The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders of the Company or Participants, except that any such amendment or alteration shall be subject to the approval of the Company’s stockholders (i) to the extent such stockholder approval is required under the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted, (ii) to the extent stockholder approval is required by Section 3(g), (iii) as it applies to ISOs, to the extent such stockholder approval is required under Section 422 of the Code or (iv) as it applies to Awards intended to qualify as performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code, to the extent such stockholder approval is required to preserve the qualification of the Award as performance-based compensation; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retrospectively; provided, however, that, without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any Award may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her.

(e) No Rights to Awards; No Shareholder Rights.  No Eligible Person or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons and employees. No Award shall confer on any Eligible Person any of the rights of a shareholder of the Company unless and until Shares are duly issued or transferred to the Eligible Person in accordance with the terms of the Award.

(f) Unfunded Status of Awards.  The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(g) Nonexclusivity of the Plan.  Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(h) Not Compensation for Benefit Plans.  No Award payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company for the benefit of its employees or directors unless the applicable plan or the Company specifically provides otherwise.

(i) No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Governing Law.  The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of Delaware without giving effect to principles of conflict of laws.

(k) Effective Date; Plan Termination.  The Plan shall become effective as of the Effective Date. The Plan shall terminate as to future awards on the date which is ten (10) years after the Effective Date.

(l) Internal Revenue Code Section 409A.  It is intended that the Plan and Awards issued thereunder will comply with Section 409A of the Code (and any regulations and guidelines issued thereunder) to the extent the Awards are subject thereto, and the Plan and such Awards shall be interpreted on a basis consistent with such intent. The Plan and any Award Agreements issued thereunder may be amended in any respect deemed by the Board or the Committee to be necessary in order to preserve compliance with Section 409A of the Code.

(m) Foreign Employees.  The Committee may grant Awards to Eligible Persons who are foreign nationals, who are located outside the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

(n) Titles and Headings.  The titles and headings of the sections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

Appendix C

SEQUA CORPORATION
MANAGEMENT INCENTIVE BONUS PROGRAM
FOR CORPORATE EXECUTIVE OFFICERS

GENERAL OVERVIEW

The purpose of implementing Sequa Corporation’s Management Incentive Bonus Program for Corporate Executive Officers (hereinafter, “MIBP”) is to improve the Company’s performance through the efforts of its Corporate Executive Officers responsible for the direction of its operating results.

A specific financial goal, the attainment of budgeted basic earnings per share from continuing operations, before discontinued operations, extraordinary items, and the cumulative effect of a change in accounting principle, will be established at the beginning of each plan year and the Corporate Executive Officers will be measured exclusively on achievement of that financial goal. The Compensation Committee of the Board of Directors (the “Compensation Committee”) must certify in writing prior to the payment of any Corporate Executive Officers’ bonuses for a plan year that the required goals have been met for that plan year.

PARTICIPANTS IN THE MIBP

The participants in this MIBP shall be the Executive Chairman, the Vice Chairman and Chief Executive Officer, and such other senior corporate officers of the Company as the Board of Directors shall designate from time to time.

TIME OF PARTICIPATION; FORFEITURE OF BONUS AWARD

A. In order to participate in the MIBP for a given year, a participant must be in an eligible position at the end of that plan year.

B. Any employee promoted or hired to a position included in the MIBP during a plan year will be eligible to participate in the MIBP on a pro-rated basis for that plan year.

C. The plan year is the calendar year.

D. Death, Disability, Retirement, voluntary resignation or termination of employment by the Company for any reason, subsequent to the end of a plan year (but prior to payout of bonus awards), shall not affect the eligibility of a participant (or his estate) for a bonus award under this MIBP if all other conditions have been met.

E. Death, Disability, Retirement or termination of employment by the Company other than for Cause, prior to the end of a plan year, shall require review of the specific case by the Compensation Committee to determine whether a bonus award is appropriate for a participant under this MIBP for such year.

F. Notwithstanding anything to the contrary set forth in this MIBP, a participant shall not be eligible to receive any bonus award (or portion thereof) if, prior to the end of a plan year: (a) he voluntarily resigns from the Company, or (b) his employment is terminated for Cause by the Company.

G. Any exception to the policies set forth in this Section III must be approved by the Compensation Committee.

DETERMINATION OF FINANCIAL GOALS FOR COMPANY AND OPERATIONS

A. Company Financial Goal

1. The Company financial goal for this MIBP shall be attainment of budgeted basic earnings per share from continuing operations, before discontinued operations, extraordinary items, and the cumulative effect of a change in accounting principle (the “Budgeted EPS”).

2. The amount of the Budgeted EPS shall be set during the first quarter of each year by the Executive Management Committee of the Company and shall be approved by the Compensation Committee.

3. The actual earnings per share (“actual EPS”) attained shall be determined based upon the audited financial statements of the Company.

4. The determination of “Minimum”, “Par” and “Outstanding” results for purposes of the Company’s financial performance respecting bonus awards payable under this MIBP shall be based upon attainment of Budgeted EPS as approved by the Compensation Committee subject to the certification of the Audit Committee of the Board of Directors of the Company (the “Audit Committee”) of the actual EPS attained by the Company for each plan year. “Minimum” shall mean attainment of 80% of Budgeted EPS; “Par” shall mean attainment of 100% of Budgeted EPS; and “Outstanding” shall mean attainment of 120% of Budgeted EPS. Numbers between the categories are established from a curve approved by the Compensation Committee. The curve has an increasing slope near the limit points of “Minimum” and “Outstanding”.

5. The foregoing percentage levels may be made more restrictive in any year by the Compensation Committee, but may not be made less restrictive without shareholder approval thereof. The percentages and the curve applicable to any plan year shall be set forth on a separate document which shall be approved by the Compensation Committee.

6. For purposes of calculating the bonus awards payable under this MIBP, the following adjustments are to be made to either actual EPS or Budgeted EPS:

(a) The Minimum, Par and Outstanding Budgeted EPS targets shall be restated to exclude the impact of businesses sold during the year to be on a basis consistent with reporting actual EPS.

(b) Actual EPS shall be adjusted to remove the impact of businesses acquired during the year for post-acquisition periods to be on a basis consistent with the Budgeted EPS targets.

(c) The Compensation Committee may adjust or modify the actual EPS or the Budgeted EPS targets under this MIBP in recognition of unusual or nonrecurring events affecting the Company or any business unit or the financial statements or results thereof or in response to changes in applicable laws, regulations, accounting principles or other circumstances deemed relevant by the Compensation Committee; provided, however, that no adjustment or modification to any performance measures or goals shall be authorized or made with respect to any award for any person expected to be a “covered employee” within the meaning of Section 162(m) of the Code if such adjustment or modification might, in the judgment of the Compensation Committee, cause the award to lose its qualification as performance-based compensation for purposes of Section 162(m) of the Code and the regulations thereunder. In the case of any person expected to be a “covered employee” within the meaning of Section 162(m) of the Code, the Committee shall have no discretion to increase the award that would otherwise be payable to such participant pursuant to the terms of the MIBP.

V.	CALCULATION OF BONUS AWARDS

A. Following the close of the plan year, the Executive Vice President and Chief Financial Officer shall report to the Executive Management Committee of the Company the determination by the Audit Committee of the actual EPS attained for that plan year. He shall also report on the bonus awards for each participant under this MIBP, calculated in accordance with this MIBP.

B. Eligible participants in this MIBP shall be subject to having satisfied the criteria of Section III hereof.

C. The calculation of the Company financial performance rating shall be applied to bonus awards payable to eligible participants in this MIBP according to the formula set forth in Section VI hereof.

D. The Company’s Budgeted EPS performance shall comprise 100% of the bonus awards for which the Executive Chairman and the Vice Chairman and Chief Executive Officer shall be eligible under this MIBP.

E. Notwithstanding anything to the contrary contained in this MIBP, the total bonus awards paid under the aggregate of this MIBP and the Management Incentive Bonus Program for Corporate Non-Executive Officers and Corporate Staff shall be limited to 10% of the consolidated pre-tax earnings from continuing operations before deduction for such bonuses.

F. In those instances when the percentage cap impacts the total bonuses to be paid under the aggregate of this MIBP and the Management Incentive Bonus Program for Corporate Non-Executive Officers and Corporate Staff, the bonus recommendations will be calculated without regard to the cap and then be reduced by a uniform percentage factor in order to comply with the cap set forth in 5 above. For example, if the total bonuses without the cap would be $800,000 and with the cap it is $600,000, the uniform factor is 75%.

VI.	LEVELS OF BONUS AWARDS

There are three bonus levels available under this MIBP to Corporate Executive Officers: the “Minimum” bonus level (attainment of 80% of Budgeted EPS), “Par” bonus level (attainment of 100% of Budgeted EPS) and “Outstanding” bonus level (attainment of 120% of Budgeted EPS). The percentages of base salary payable as bonuses, subject to the overall limitation set forth in Section V. E above, to Corporate Executive Officers under this MIBP are determined by the level of Budgeted EPS attained by the Company (as set forth in the following chart):

Corporate Executive Officers Chart Potential Payout Levels
(Subject to the Note Immediately Below this Chart)

Outstanding
		Par Company	Company
		Financial	Financial
		Performance	Performance
	Below 80% of	(100% of	(120% of
Participants	Budgeted EPS	Budgeted EPS)	Budgeted EPS)

Executive Chairman	0	65.0%	97.5%
Vice Chairman and Chief Executive Officer	0	50.0%	85.0%

Note:  As stated in Section V. E. above, the total bonuses paid under the aggregate of this MIBP and the Management Incentive Bonus Program for Corporate Non-Executive Officers and Corporate Staff shall be limited to 10% of the consolidated pre-tax earnings from continuing operations of the Company before deduction for such bonuses.

Further Note:  Numbers between the categories are established from a curve approved by the Compensation Committee. The curve has an increasing slope near the limit points of “Minimum” and “Outstanding”.

VII.	APPROVAL OF BONUS AWARDS

The Compensation Committee shall review and certify to the Board of Directors, for its approval, proposed bonus awards for all Corporate Executive Officers.

VIII.	PAYOUT OF BONUS AWARDS

Bonus awards for performance in the previous plan year shall be paid after the Company’s financial statements have been finalized and the Audit Committee has concluded its determinations on the subject.

IX.	MAXIMUM BONUS AWARD

Anything in this MIBP to the contrary notwithstanding, the maximum bonus award that may be paid to any participant for any calendar year shall be $2 million.

X.	DEFINITIONS

For purposes of this MIBP, the following definitions shall apply:

A. A participant shall be deemed to have a “Disability” if the participant has applied for and is receiving benefits under the federal Social Security Act or under a Company-sponsored long-term disability plan.

B. “Retirement” means the termination of the participant’s employment either (i) on or after attainment of age 55 and completion of 5 full years of service with the Company and its subsidiaries or (ii) on or after attainment of age 65.

C. “Cause” means (i) action by the participant involving fraud, theft, embezzlement or similar dishonest conduct towards the Company, (ii) conviction of a felony (including, without limitation, any violation of the Foreign Corrupt Practices Act), whether or not job-related, (iii) conduct in the performance of the participant’s employment which the participant knows or should (either as a result of a prior written warning by the Company or the flagrant nature of the conduct) know violates applicable law or causes the Company to violate applicable law in a material way, including without limitation state, federal or other public procurement regulations, (iv) any personal misconduct by the participant which causes the Company to violate any state or federal law relating to the workplace environment (including, without limitation, laws relating to sexual harassment or age, sex or other prohibited discrimination) or any material violation by the participant of any written policy of the Company or any successor entity adopted in respect of any of the foregoing, (v) the participant’s habitual drunkenness or any substance abuse which affects the performance of the participant’s job responsibilities (vi) the participant’s conviction for illegal use of drugs, (vii) refusal by the participant to follow any lawful written directive of the Board of Directors, provided compliance with such instructions was within the scope of the participant’s duties, or the participant otherwise refuses to perform his duties (viii) gross negligence in the performance of participant’s job responsibilities, (ix) violation by the participant of the confidentiality or non-competition provisions of the Company, or (x) any other material violation by the participant of his Employment Agreement, if any.

XI.	AMENDMENTS

This MIBP may not be substantively amended except with the approval of a majority of the shareholders of the Company. Notwithstanding the foregoing, this MIBP may be amended so as to be more restrictive (but not less restrictive), or simply as to form, by the Board of Directors of the Company.

XII.	NO CREATION OF RIGHTS

This MIBP shall neither create any right to a bonus payment or future participation therein for any employee, nor limit the right of the Company to modify, amend or rescind this MIBP (subject to Section XI above) for any subsequent plan year. Nor shall this MIBP be construed as creating any right to employment or continued employment on the part of any person.

XIII.	ADMINISTRATION

The MIBP shall be administered by the Compensation Committee, which shall consist of two or more members of the Board of Directors of the Company, all of whom shall be “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. Subject to the provisions of the MIBP, the Compensation Committee shall have full and final authority in its discretion (i) to determine the senior corporate officers (other than those specifically identified in Section II) who are eligible to participate in the MIBP, (ii) to determine whether the performance goals were met with respect to the bonus for a calendar year, (iii) to adopt, amend and rescind such rules and regulations as the Compensation Committee deems advisable in the administration of the MIBP, (iv) to construe and interpret the MIBP and the rules and regulations adopted thereunder, and (v) to make all other determinations deemed necessary or desirable for the administration of the MIBP. The Compensation Committee shall have no discretion under the MIBP to increase the amount of the bonus award that would otherwise be due upon attainment of the applicable performance goal.

XIV.  TAXES

The Company is authorized to withhold amounts of withholding and other taxes due in connection with the payment of any bonus under the MIBP.

XV.  GOVERNING LAW

The validity, construction and effect of the MIBP and any rules and regulations relating to the MIBP shall be construed and enforced in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

Appendix D

SEQUA CORPORATION
2003 DIRECTORS’ STOCK AWARD PLAN
(As Amended January 25, 2007)

I.	PURPOSE

The purpose of the 2003 Directors’ Stock Award Plan (the “Plan”) is to encourage and enable members of the Board of Directors of Sequa Corporation (the “Company”) who are not employed by the Company or any of its subsidiaries or affiliates (“Eligible Directors”) to acquire a proprietary interest, or increase an existing interest, in the Company through ownership of common stock of the Company. Such ownership will provide such Eligible Directors with a more direct stake in the future welfare of the Company and encourage them to remain with the Company.

II.	ADMINISTRATION OF THE PLAN

(a) The Plan shall be administered by the Board of Directors of the Company (the “Board”).

(b) Subject to the provisions of the Plan, the Board shall have full and final authority in its discretion (i) to determine the Eligible Directors to be granted options and/or restricted stock, (ii) to determine the time or times when each option and each restricted stock award will be granted, (iii) to determine the number of shares subject to each option and the number of shares covered by each restricted stock award, (iv) to determine the option price of the shares subject to each option, which shall not be less than the minimum specified in subparagraph 5(a) hereof, (v) to determine the time or times when each option will become exercisable and the duration of the exercise period, (vi) to prescribe the terms and provisions of agreements, which need not be identical, evidencing options (“Stock Option Agreements”) and restricted stock (“Restricted Stock Agreements”) granted hereunder, (vii) to adopt, amend and rescind such rules and regulations as the Board deems advisable in the administration of the Plan, (viii) to construe and interpret the Plan, the rules and regulations adopted hereunder and the Stock Option Agreements and Restricted Stock Agreements, and (ix) to make all other determinations deemed necessary or advisable for the administration of the Plan.

III.	SHARES OF STOCK SUBJECT TO THE PLAN

(a) Except as provided in subparagraph 3(b) hereof, the number of shares that may be issued or transferred pursuant to the exercise of options or pursuant to the grant of restricted stock awards under this Plan shall not exceed 59,531 shares of the Company’s Class A Common Stock (“Class A Common Stock”). Such shares may be authorized and unissued shares or previously issued shares acquired or to be acquired by the Company and held in treasury. Any share subject to an option which for any reason expires or is terminated unexercised as to such share shall again be available for award under this Plan. Any share subject to a restricted stock award which for any reason is forfeited or terminated shall again be available for award under this Plan.

(b) In the event that the Board shall determine that any dividends in shares of Class A Common Stock, split of Class A Common Stock, reverse split, recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event, affects shares of Class A Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Eligible Directors under the Plan, then the Board shall make such equitable changes and adjustments as it deems appropriate in (i) the number and kind of shares which may thereafter be issued under the Plan, (ii) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding options and restricted stock awards under the Plan, and (iii) the option price of shares covered by options. Any new or additional shares of Class A Common Stock or other securities received by virtue of such adjustment to a restricted stock award shall be subject to the same terms, conditions and restrictions as the shares of restricted stock giving rise to such adjustment.

IV.	DURATION OF THE PLAN

Subject to the provisions of paragraph 8 hereof, the Plan shall remain in effect until all shares subject or which may become subject to the Plan shall have been purchased pursuant to the exercise of options or issued pursuant to restricted stock awards granted under the Plan, provided that no options or restricted stock awards may be granted after December 10, 2013.

V.	OPTIONS

Options shall be evidenced by Stock Option Agreements in such form, not inconsistent with the Plan, as the Board shall approve from time to time, which agreements shall be consistent with the following terms and conditions.

(a) Option Price.  The purchase price under each option shall be not less than 100% of the fair market value of the Class A Common Stock on the date the option is granted.

(b) Medium and Time of Payment.  Stock purchased pursuant to a Stock Option Agreement shall be paid for (1) entirely in cash at the time of purchase, (2) entirely in shares by tendering and delivering to the Company shares of the Class A Common Stock or Class B Common Stock of the Company (“Class B Common Stock”) owned beneficially by the optionee and having an aggregate market value equal to the aggregate cash exercise price applicable to the optionee’s option, (3) partly in cash and partly in shares of Class A Common Stock or Class B Common Stock, or (4) by means of deferred payment from the proceeds of sales through a broker on the exercise date of some or all of the shares to which such exercise relates. The market value per share of such stock shall be the last sales price of the Class A Common Stock or Class B Common Stock, as the case may be, on the New York Stock Exchange on the day preceding the day on which the option is exercised (or if such stock was not traded on that date, then on the next preceding date on which such stock was traded). Upon receipt of payment, the Company shall, without stock transfer tax to the optionee or other person entitled to exercise the option, deliver to the person exercising the option a certificate or certificates for such shares. No shares of Class A Common Stock or Class B Common Stock shall be accepted as full or partial payment for the exercise of an option hereunder unless such securities have been beneficially owned for a period of not less than one year by the person tendering them for payment.

(c) Waiting Period and Term.  No options may be exercised during the first twelve months of their respective terms other than in the event that death of the grantee occurs prior to the expiration of the twelve-month period. No option may be exercised after the expiration of ten (10) years from the date of grant of such option.

(d) Partial Exercise.  Partial exercise will be permitted from time to time, provided that no partial exercise may result in the issuance or transfer of less than one hundred (100) shares of Class A Common Stock.

(e) Rights as a Stockholder.  A recipient of options shall have no rights as a stockholder with respect to any shares issuable or transferable upon exercise thereof until the date a stock certificate is issued to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

(f) Non-Assignability of Options.  No option shall be assignable or transferable by the recipient except by will or by the laws of descent and distribution. During the life of the recipient, options shall be exercisable only by him or her.

(g) Effect of Termination of Status as a Director.  An Eligible Director shall be deemed to have terminated his or her status as a director of the Company in a “Qualifying Termination” if the Eligible Director:

(i) Dies while in office,

(ii) Becomes mentally or physically disabled while in office and is unable as a result thereof to continue as a director of the Company,

(iii) Is not requested and/or nominated to run for reelection to the Board by a majority of the other directors, or

(iv) Runs for reelection to the Board but fails to be reelected by a plurality of the aggregate votes cast, in accordance with Article II, Section 3, of the Company’s Bylaws.

In the event that an Eligible Director’s status as a director of the Company terminates in a Qualifying Termination other than by reason of death, the Eligible Director’s unexercised options (or portions thereof) shall expire on the date of Qualifying Termination, except for unexercised options (or portions thereof) that were exercisable on the date of Qualifying Termination, which shall expire unless exercised within a period of one year after the date of Qualifying Termination. In the event of the death of an optionee within the one-year period following Qualifying Termination, unexercised options (or portions thereof) that were exercisable on the date of Qualifying Termination shall be exercisable by his or her personal representatives, heirs or legatees at any time prior to the expiration of one (1) year from the date of his or her death. In the event of the death of an optionee while a director of the Company, unexercised options ( or portions thereof), whether or not they were exercisable on the date of death, shall be exercisable by his or her personal representatives, heirs or legatees at any time prior to the expiration of one (1) year from the date of his or her death. In no event, however, shall an option be exercisable after the expiration of ten (10) years from the date the option was granted. In the event that an Eligible Director’s status as a director of the Company terminates for any reason other than a “Qualifying Termination,” the Eligible Director’s unexercised options (or portions thereof) shall expire on the date of termination of the Eligible Director’s status as a director of the Company.

VI.	RESTRICTED STOCK

(a) Grants of Restricted Stock.  There shall be granted on January 15 of each calendar year beginning with 2004 (or if that day is not a business day, on the next succeeding business day) to each person who is an Eligible Director on the date of grant a number of shares of restricted stock having a market value equal to $10,000 (rounded to the nearest whole number of shares), unless the Board determines in its discretion prior to the grant date that a greater or lesser number of shares of restricted stock, or no shares of restricted stock, will be granted on that date. For this purpose, the market value of a share of restricted stock shall be the last sales price of the Class A Common Stock on the New York Stock Exchange on the day preceding the date of grant (or, if such stock was not traded on that date, then on the next preceding date on which the stock was traded). The Board shall have the full and final authority to grant shares of restricted stock to Eligible Directors at other times and in other amounts.

(b) Restrictions on Restricted Stock.  All shares of restricted stock granted to an Eligible Director under this Plan shall be restricted as follows and may not be transferred, pledged, assigned, sold or otherwise disposed of while any of such restrictions remain in force. Unless otherwise provided in the applicable Restricted Stock Agreement or the resolutions of the Board granting the award of restricted stock, such restrictions shall remain in force until the first anniversary of the date of grant of the restricted stock award.

(c) Termination of Restrictions on Stock.  Notwithstanding the provisions of subparagraph 6(b) hereof, the applicable restrictions as set forth in subparagraph 6(b) hereof shall immediately terminate, and the previously restricted Class A Common Stock may thereupon be transferred, pledged, assigned, sold or otherwise disposed of, with respect to an Eligible Director whose status as a director of the Company terminates in a Qualifying Termination (as defined in subparagraph 5(g) hereof).

(d) Forfeiture of Stock.  An Eligible Director will forfeit all Class A Common Stock that has been issued to him or her under the Plan and that remains restricted in the event that his or her status as a director of the Company terminates for any reason other than a Qualifying Termination (as defined in subparagraph 5(g) hereof).

(e) Legending of Stock Certificates.  All certificates representing restricted stock issued pursuant to the Plan shall contain the following legend:

The transferability of this certificate and the shares of stock represented hereby are restricted by and subject to the terms and conditions (including forfeiture) of Sequa Corporation’s 2003 Directors’ Stock Award Plan. Copies of such Plan are on file in the offices of Sequa Corporation, 200 Park Avenue, New York, New York.

(f) Delivery and Return of Stock Certificates.  Certificates for Class A Common Stock issued pursuant to the Plan shall be issued in the name of the applicable Eligible Director on such date or dates during the first year of the restriction period as shall be determined by an appropriate officer of the Company and shall be held by the Company until the restriction period has expired pursuant to subparagraphs 6(b) and 6(c) hereof. Thereafter, a certificate shall be delivered, without stock transfer tax, to the applicable Eligible Director. Initially, such certificates shall be legended when issued in accordance with subparagraph 6(e) hereof. At the time a certificate is delivered to an Eligible Director, it shall be unlegended.

(g) Rights as a Stockholder.  Subject to the restrictions hereunder, an Eligible Director shall, during the period in which any Class A Common Stock issued under the Plan is restricted, have all of the rights of a stockholder with respect to such stock, including, without limitation, the right to vote the shares in any matter with respect to which the stock is permitted to be voted and to collect all dividends that may be paid thereon.

VII.	LEGAL RESTRICTIONS

All Class A Common Stock issued under the Plan shall be subject to the requirement that, if at any time the Board shall determine, in its discretion, that the listing, registration, or qualification of the shares issuable hereunder upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issue or transfer of shares hereunder, such shares may not be issued or transferred unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

VIII.	AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN

(a) Subject to subparagraph 8(b) hereof, the Board may at any time amend, modify or terminate the Plan in any respect; provided, however, that no such action may affect the restrictions, terms and conditions applicable to Class A Common Stock or options previously issued under the Plan without the consent of the applicable Eligible Director.

(b) Any increase in the number of shares of Class A Common Stock that may be issued or transferred under the Plan (except as contemplated by subparagraph 3(b) hereof) and any other amendment or modification of the Plan for which stockholder approval is required under any applicable law or applicable rule or regulation of any governmental regulatory body or under the rules of any stock exchange on which the Class A Common Stock is listed shall be subject to the approval of the Company’s stockholders.

IX.	EFFECTIVE DATE OF PLAN

The effective date of the Plan shall be December 11, 2003, subject, however, to the approval of the Plan by a majority of votes cast at the annual meeting of the stockholders of the Company held in 2004, provided that the total vote cast represents over fifty percent (50%) in interest of all stock of the Company entitled to vote. Options and restricted stock may be granted pursuant to the Plan prior to such approval by stockholders, provided, however, that if the Plan is not approved by stockholders as aforesaid, all such grants shall become null and void.

X.	GOVERNING LAW

The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be construed and enforced in accordance with the laws of the State of New York, without regard to principles of conflict of laws.

ADMISSION TICKET

SEQUA CORPORATION

ANNUAL MEETING OF STOCKHOLDERS
May 3, 2007 9:30 a.m.
383 Madison Avenue
New York, New York

If you plan to attend the Annual Meeting, please sign and return the self-addressed, postage paid portion of this card.

You will need to present this portion of the card in order to be admitted to the Sequa Annual Meeting on May 3, 2007.

I plan to attend the Annual Meeting of Stockholders of Sequa Corporation on May 3, 2007.
Signature
Please print/type full name as it appears on proxy card

Address:

Stock Ownership: Class A	Class B
Please check all that apply

NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES

BUSINESSREPLYMAIL FIRST CLASS PERMIT NO. 2596NEW YORK, N.Y. POSTAGE WILL BE PAID BY ADDRESSEE SEQUA CORPORATION ATTN: CORPORATE SECRETARY 200 PARK AVENUE NEW YORK, NY 10166-1882

ADMISSION TICKET
SEQUA CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
May 3, 2007 9:30 a.m.
383 Madison Avenue
New York, New York

If you plan to attend the Annual Meeting, please mark
the notification box on the bottom portion of this card.

You must present this portion of the card in order to be admitted to the Sequa Corporation Annual Meeting on May 3, 2007.

Please note: The number(s) specified above refer(s) to the number of shares. Class A Common Stock is entitled to one vote per share. Class B Common Stock is entitled to ten votes per share.

- PLEASE DETACH HERE-

Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope	☐ Votes must be indicated (x) in Black or Blue ink.

The Board of Directors recommends a vote FOR all nominees listed in Item 1 below and FOR Items 2, 3, 4, 5 and 6.

1.  Election of Directors:

☐ FOR ALL	☐ WITHHOLD FOR ALL	☐ EXCEPTIONS

Nominees: (01) E. E. Barr, (02) G. Binderman, (03) R. S. LeFrak, (04) M. I. Sovern, (05) F. R. Sullivan, (06) G. Tsai, (07) R. F. Weinberg, (08) M. Weinstein, (09) S. R. Zax.

Instructions: To withhold authority to vote for any individual nominee, mark the “Exceptions*” box and write that nominee’s number in the space provided below.)

Exceptions*

	FOR	AGAINST	ABSTAIN
2. Ratify appointment of KPMG LLP as independent auditors for 2007	☐	☐	☐
	FOR	AGAINST	ABSTAIN
3. Adopt the Sequa Corporation 2007 Long-Term Stock Incentive Plan	☐	☐	☐
	FOR	AGAINST	ABSTAIN
4. Approve an increase in the authorized number of shares of Class B Common Stock	☐	☐	☐
	FOR	AGAINST	ABSTAIN
5. Approve the Management Incentive Bonus Program for Corporate Executive Officers	☐	☐	☐
	FOR	AGAINST	ABSTAIN
6. Approve the amendment to the 2003 Directors Stock Award Plan	☐	☐	☐

I plan to attend the meeting	☐
Please note change of address	☐

S C A N L I N E

NOTE: Please sign as name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, please give full title as such. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each stockholder named should sign.

Date Share Owner sign here	Co-Owner sign here

SEQUA CORPORATION

Solicited by the Board of Directors for use at the Annual Meeting of Stockholders of
Sequa Corporation — May 3, 2007

The undersigned hereby appoints MARTIN WEINSTEIN, KENNETH J. BINDER AND JOHN J. DOWLING III, or each of them, attorneys and proxies, with full power of substitution and revocation in each, for and on behalf of the undersigned, and with all the powers the undersigned would possess if personally present, to vote at the above Annual Meeting to be held at 383 Madison Avenue, New York, New York 10179 at 9:30 a.m. and any adjournment or postponement thereof all shares of Class A and Class B Common Stock of Sequa Corporation that the undersigned would be entitled to vote at such meeting.

This proxy, when properly executed, will be voted as directed by the stockholder. If no direction is given, when the duly executed proxy is returned the shares represented by this proxy will be voted FOR all nominees in Item 1 and FOR Items 2, 3, 4, 5 and 6. In their discretion, the appointed proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

(Continued, and to be signed and dated, on the reverse side.)

I plan to attend the meeting.	☐
Please note change of address.	☐

SEQUA CORPORATION
P.O. BOX 11180
NEW YORK, N.Y. 10203-018